Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

CSLM III Holdings, LTD

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD,

FIRST DIGITAL GROUP LTD.

and

SUCH OTHER PARTIES THAT MAY BECOME PARTIES HERETO

dated October 6, 2026

Exhibits

Exhibit A Form of PubCo Charter

Exhibit B Company Shareholders Support Agreement

Exhibit C Sponsor Support Agreement

Exhibit D Registration Rights Agreement

Exhibit E Form of Lock-up Agreement

Exhibit F Form of Sponsor Warrant

Exhibit G Form of Joinder Agreement

Exhibit H Form of Binance PubCo Warrant

Exhibit I Form of Noble Elite PubCo Warrant

Schedules

Schedule 1 Earn-Out Summary

i

INDEX OF DEFINED TERMS

$	Section 1.1
Acquiror	Preamble
Acquiror Acquisition Proposal	Section 1.1
Acquiror Board	Section 1.1
Acquiror Board Recommendation	Section 9.2(b)(iii)
Acquiror Charter	Section 1.1
Acquiror Class A Ordinary Shares	Section 1.1
Acquiror Class B Ordinary Shares	Section 1.1
Acquiror Cure Period	Section 11.1(g)
Acquiror Disclosure Letter	Article V
Acquiror Financial Statements	Section 5.6(c)
Acquiror Fundamental Representations	Section 1.1
Acquiror Group	Section 12.20(a)
Acquiror Indemnified Parties	Section 9.6(a)
Acquiror Material Adverse Effect	Section 1.1
Acquiror Ordinary Shares	Section 1.1
A Acquiror Public Shares	Section 1.1
Acquiror Redemption Price	Section 1.1
Acquiror SEC Filings	Section 5.5(a)
Acquiror Share Redemption	Section 1.1
Acquiror Shareholders’ Approval	Section 1.1
Acquiror Shareholder Redemption Right	Section 1.1
Acquiror Shareholders	Section 1.1
Acquiror Shareholders’ Meeting	Section 9.2(b)(i)
Acquiror Transaction Expenses	Section 1.1
Acquiror Transaction Expense Cap	Section 1.1
Acquiror Unit	Section 1.1
Acquiror Warrant Agreement	Section 1.1
Acquiror Warrants	Section 1.1
Acquisition Entities	Section 1.1
Acquisition Entity Fundamental Representations	Section 1.1
Acquisition Entity Fundamental Representations	Section 1.1
Acquisition Intended Tax Treatment	Recitals
Action	Section 1.1
Adjusted Price	Section 8.11
Adjustment Period	Section 8.11
Affiliate	Section 1.1
Agreement	Preamble
Agreement End Date	Section 11.1(e)
AI	Section 1.1
AI Inputs	Section 1.1
AI Laws	Section 4.20(f)
AI Technology	Section 1.1
Alternative Proposal	Section 1.1
Anti-Bribery Laws	Section 1.1
Anti-Money Laundering Laws	Section 1.1
Applicable Price	Section 8.11
Articles of the Surviving Company	Section 2.3(d)

Binance Warrantholder	Section 1.1
Binance Company Warran	Section 1.1
Business Combination	Section 1.1
Business Day	Section 1.1
Cayman Companies Act	Recitals
Cayman Registrar	Section 1.1
CCM	Section 1.1
Closing Filing	Section 9.7(b)
Closing Press Release	Section 9.7(b)
Code	Recitals
Company	Preamble
Company AI	Section 1.1
Code	Section 1.1
Collateral Securitie	Recitals
Company Benefit Plan	Section 1.1
Company Board	Section 1.1
Company Board Recommendation	Section 9.2(c)(ii)
Company Charter	Section 1.1
Company Cure Period	Section 11.1(d)
Company Data	Section 1.1
Company Disclosure Letter	Article IV
Company Exchanging Share	Section 1.1
Company Founder	Section 1.1
Company Fundamental Representations	Section 1.1
Company Group	Section 12.20(b)
Company Indemnified Parties	Section 9.6(a)
Company Intellectual Property	Section 1.1
Company Licensed IP	Section 1.1
Company Material Adverse Effect	Section 1.1
Company Ordinary Shares	Section 1.1
Company Owned IP	Section 1.1
Company Preference Shares	Section 1.1
Company Products	Section 1.1
Company Related Party	Section 1.1
Company Shareholder	Section 1.1
Company Shareholder Approval	Section 4.3(b)
Company Shareholders’ Meeting	Section 9.2(c)(i)
Company Shareholder Spreadsheet	Section 3.2(b)
Company Shareholders Support Agreement	Recitals
Company Shares	Section 1.1
Company Transaction Expenses	Section 1.1
Company Valuation	Section 1.1
Company Website	Section 1.1
Company Written Objection	Section 2.3(b)
Confidentiality Agreement	Section 4.29
Contracts	Section 1.1
COTS Technology	Section 1.1
Copyrightable Works	Section 4.19(a)
D&O Indemnified Parties	Section 9.6(a)
Disclosure Letter	Section 1.1
Dissenting Company Shareholders	Section 3.4(a)
Dissenting Company Shares	Section 3.4(a)
DLA	Section 12.20(b)
DTC	Section 1.1

Environmental Laws	Section 1.1
Equity Securities	Section 1.1
ERISA	Section 1.1
Events	Section 1.1
Exchange Act	Section 1.1
Exchange Ratio	Section 1.1
FDG Token	Section 1.1
Founder Shares	Section 1.1
Financial Statements	Section 4.8(a)
Acquisition Merger Closing	Section 2.3(a)
Acquisition Merger Closing Date	Section 2.3(a)
Acquisition Merger	Recitals
Acquisition Merger Consideration	Section 1.1
Acquisition Merger Effective Time	Section 2.3(a)
GAAP	Section 1.1
Generative AI Tools	Section 1.1
Gibraltar Companies Act	Recitals
Governing Documents	Section 1.1
Government Official	Section 1.1
Governmental Authority	Section 1.1
Governmental Authorization	Section 4.5
Governmental Order	Section 1.1
Hazardous Material	Section 1.1
IFRS	Section 1.1
Inbound IP Agreements	Section 1.1
Indebtedness	Section 1.1
Intellectual Property	Section 1.1
Intellectual Property Agreements	Section 1.1
Intellectual Property Registrations	Section 1.1
Inbound IP Agreements	Section 1.1
Intended Tax Treatment	Recitals
Interim Period	Section 7.1
International Trade Laws	Section 1.1
Investment Company Act	Section 1.1
IPO	Section 5.8
IRS	Section 1.1
JOBS Act	Section 1.1
Law	Section 1.1
Leased Real Property	Section 1.1
Legal Proceedings	Section 4.10
Licenses	Section 1.1
Lien	Section 1.1
Lock-up Agreement	Recitals
Merger Sub	Preamble
Nasdaq	Section 5.17
Nemi	Section 1.1
Non-Recourse Parties	Section 12.18(b)
Ordinary Share Equivalents	Section 8.11
Outbound IP Agreements	Section 1.1

PCAOB	Section 1.1
Permitted Liens	Section 1.1
Person	Section 1.1
Personal Information	Section 1.1
Personnel IP Contracts	Section 4.19(c)
Plan of Acquisition Merger	Section 1.1
Plan of Reincorporation Merger	Section 1.1
Privacy Laws	Section 1.1
Proxy/Registration Statement	Section 9.2(a)(i)
PubCo Charter	Section 2.1
PubCo Class A Ordinary Shares	Section 1.1
PubCo Class B Ordinary Shares	Section 1.1
PubCo Ordinary Shares	Section 1.1
PubCo Warrants	Section 1.1
Real Property Leases	Section 4.18(a)(ii)
Redeeming Acquiror Shares	Section 1.1
Registration Rights Agreement	Recitals
Regulatory Approvals	Section 9.1(a)
Related Party Agreements	Section 4.12(a)(vi)
Remaining Trust Fund Proceeds	Section 8.1
Remaining Working Capital Amount	Section 1.1
Remaining Working Capital Warrant Coverage	Section 1.1
Representatives	Section 1.1
Requisite Company Shareholders	Section 1.1
restraint	Section 10.1(g)
Restricted Person	Section 1.1
Sanctioned Jurisdiction	Section 1.1
Sanctioned Person	Section 1.1
Sanctions	Section 1.1
Sarbanes-Oxley Act	Section 1.1
Stablecoin Issuance	Recitals
SEC	Section 1.1
Reincorporation Intended Tax Treatment	Recitals
Reincorporation Merger Closing	Section 2.2(a)
Reincorporation Merger Closing Date	Section 2.2(a)
Reincorporation Merger	Recitals
Reincorporation Merger Consideration	Section 1.1
Reincorporation Merger Effective Time	Section 2.2(a)
Re-domiciliation and Continuation Intended Tax Treatment	Recitals
Securities Act	Section 1.1
Security Incident	Section 4.20(c)
Signing Filing	Section 9.7(b)
Signing Press Release	Section 9.7(b)
Software	Section 1.1
Sponsor	Section 1.1
Sponsor PubCo Shares	Section 1.1
Sponsor Support Agreement	Recitals
Subsidiary	Section 1.1
Surviving Company	Recitals
Surviving Company Share	Section 1.1
Surviving Acquiror	Recitals

v

Tax	Section 1.1
Tax Return	Section 1.1
Taxes	Section 1.1
Technical Documentation	Section 1.1
Terminating Acquiror Breach	Section 11.1(g)
Third Party Data	Section 1.1
Transaction Document	Section 1.1
Transaction Financing	Section 9.8
Transaction Financing Agreements	Section 9.8
Transaction Proposals	Section 9.2(a)(i)
Transactions	Section 1.1
Treasury Regulations	Section 1.1
Trust Account	Section 5.8
Trust Agreement	Section 5.8
Trustee	Section 5.8
Unit Separation	Section 3.1(a)(i)
Unregistered Marks	Section 4.19(a)
Working Capital Amount	Section 8.11
wholly-owned Subsidiary	Section 1.1

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated October 6, 2026 (this “Agreement”), is made and entered into by and among CSLM III Holdings Ltd, a Cayman Islands exempted company limited by shares with registration number 435166 (“PubCo”), CSLM Digital Asset Acquisition Corp III, Ltd, a Cayman Islands exempted company limited by shares with registration number 412434 (“Acquiror”), First Digital Group Ltd., a Gibraltar private company limited by shares with registration number 121963 (the “Company”), and such other parties that join this Agreement by signing the Joinder Agreement (as defined below) (collectively, the “Parties” or “parties”).

RECITALS

WHEREAS, Acquiror is a blank check company incorporated as a Cayman Islands exempted company limited by shares and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses;

WHEREAS, Acquiror has established PubCo in the Cayman Islands, as a direct wholly owned subsidiary of Acquiror, for the purpose of effectuating the transactions contemplated by this Agreement (inclusive of the Reincorporation Merger), with the objective of acting as the publicly traded holding company for its Subsidiaries;

WHEREAS, Acquiror will establish a Cayman Islands exempted company limited by shares (“Merger Sub”), as a direct wholly-owned subsidiary of Acquiror, for the purpose of effectuating the transactions contemplated by this Agreement (inclusive of the Acquisition Merger);

WHEREAS, the Parties hereto desire and intend to effect a business combination transaction whereby (a) at least one (1) Business Day prior to the Reincorporation Merger Closing Date (as defined below), the Company will (i) re-domicile from Gibraltar to the Cayman Islands, and (ii) transfer by way of continuation as an exempted company limited by shares in the Cayman Islands in accordance with the Companies Act 2014 of Gibraltar and Companies (Re-Domiciliation) Regulations 1996 of Gibraltar (the “Gibraltar Companies Act”) and the Companies Act (2026 Revision) of the Cayman Islands (the “Cayman Companies Act”) (as applicable) (the “Re-domiciliation and Continuation”), (b) at least one (1) Business Day after the consummation of the Re-domiciliation and Continuation, Acquiror will merge with and into PubCo (the “Reincorporation Merger”), with PubCo being the surviving entity (for the periods from and after the Reincorporation Merger Effective Time (as defined below), PubCo may also be referred to as the “Surviving Acquiror”), and Merger Sub becoming a wholly-owned subsidiary of PubCo, and (c) at least one (1) Business Day after the completion of both the Re-domiciliation and Continuation and the Reincorporation Merger and within three (3) Business Days after the completion of the Reincorporation Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the Reincorporation Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo (for the periods from and after the Acquisition Merger Effective Time (as defined below), the Company may also be referred to as the “Surviving Company”), with each of the Mergers to occur upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Companies Act;

WHEREAS, upon the Reincorporation Merger Effective Time, (i) all of the issued and outstanding securities of Acquiror immediately prior to the Reincorporation Merger Effective Time shall no longer be issued and outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive certain securities of PubCo as determined in accordance with this Agreement, and (ii) each share of PubCo issued and outstanding as of immediately prior to the Reincorporation Merger Effective Time shall no longer be issued and outstanding and shall automatically be cancelled, in each case, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws;

WHEREAS, upon the Acquisition Merger Effective Time, (i) each Company Exchanging Share shall automatically be cancelled and converted into, and shall thereafter represent the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Ordinary Shares as determined in accordance with this Agreement, and (ii) each share of Merger Sub issued and outstanding as of immediately prior to the Acquisition Merger Effective Time shall automatically be converted into one (1) Surviving Company Share and accordingly, the Surviving Company shall become a wholly-owned subsidiary of PubCo;

WHEREAS, the Parties intend for the Reincorporation Merger to qualify as a reorganization described in Section 368(a)(1)(F) of the Code (the “Reincorporation Intended Tax Treatment”);

WHEREAS, the parties intend for the Re-domiciliation and Continuation to qualify as a reorganization described in Section 368(a)(1)(F) of the Code (the “Re-domiciliation and Continuation Intended Tax Treatment”);

WHEREAS, the parties intend for the Acquisition Merger to qualify as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (“Acquisition Intended Tax Treatment” and, together with the Reincorporation Intended Tax Treatment and the Re-domiciliation and Continuation Intended Tax Treatment, the “Intended Tax Treatment”);

WHEREAS, the board of directors of PubCo has (i) determined that it is advisable for PubCo to enter into this Agreement and the other Transaction Documents to which PubCo is a party, and (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which PubCo is a party and the transactions contemplated hereby and thereby (including the Mergers);

WHEREAS, the Company Board (as defined below) has (i) determined that it is advisable for the Company to enter into this Agreement and the other Transaction Documents to which the Company is a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Re-domiciliation and Continuation and the Acquisition Merger), and (iii) recommended the adoption and approval of this Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby (including the Acquisition Merger) by the Company Shareholders;

WHEREAS, the Acquiror Board (as defined below) has (i) determined that it is advisable for Acquiror to enter into this Agreement and the other Transaction Documents to which Acquiror is a party, (ii) approved the execution and delivery of this Agreement and the other Transaction Documents to which Acquiror is a party and the transactions contemplated hereby and thereby (including the Mergers), and (iii) recommended the adoption and approval of this Agreement and the other Transaction Documents to which Acquiror is a party and the transactions contemplated hereby and thereby (including the Mergers) by the Acquiror Shareholders;

WHEREAS, in furtherance of the Mergers and in accordance with the terms hereof, Acquiror shall provide an opportunity to its shareholders to have their issued and outstanding Acquiror Public Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Acquiror’s Governing Documents (as defined below) in connection with obtaining the Acquiror Shareholders’ Approval (as defined below);

WHEREAS, the Parties are currently contemplating a FDUSD stablecoin issuance on terms and conditions as may be agreed by the Company and Acquiror which may be collateralized by convertible notes or other securities of the Company or one of its Subsidiaries (such securities, “Collateral Securities”) (such issuance of stablecoin, “Stablecoin Issuance”);

WHEREAS, as a condition and inducement to Acquiror’s and PubCo’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Requisite Company Shareholders (as defined below) have each executed and delivered to Acquiror and PubCo the Company Shareholders Support Agreement substantially in the form attached hereto as Exhibit B (the “Company Shareholders Support Agreement”);

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Sponsor has executed and delivered to the Company the Sponsor Support Agreement in the form attached hereto as Exhibit C (the “Sponsor Support Agreement”);

WHEREAS, prior to the Reincorporation Merger Effective Time, Acquiror, Sponsor, PubCo and certain other parties thereto shall have entered into a registration rights agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”); and

WHEREAS, prior to the Acquisition Merger Effective Time, Sponsor, Company Founder and certain other parties thereto shall have entered into a lock-up agreement substantially in the form attached hereto as Exhibit E (the “Lock-up Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, Acquiror and the Company, and upon their execution and delivery of the Joinder Agreement, the other Parties, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“$” means lawful money of the United States.

“Acquiror Acquisition Proposal” means (i) any Business Combination, in one transaction or a series of transactions, involving Acquiror or any of its current or future controlled Affiliates or involving all or a material portion of the assets, equity securities or businesses of Acquiror or its current or future controlled Affiliates (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (ii) any equity or similar investment in or by Acquiror and/or any of its controlled Affiliates, in each case, other than the Transactions.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Charter” means the second amended and restated memorandum and articles of association of Acquiror as may be amended from time to time.

“Acquiror Class A Ordinary Shares” means Class A ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Ordinary Shares” means Class B ordinary shares, par value $0.0001 per share, of Acquiror.

“Acquiror Fundamental Representations” means the representations and warranties made pursuant to Section 5.1 (Acquiror Organization), Section 5.2 (Due Authorization), Section 5.3 (No Conflict), the final sentence of Section 5.11 (Undisclosed Liabilities), Section 5.12 (Capitalization of Acquiror) and Section 5.13 (Brokers’ Fees).

“Acquiror Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations, prospects or financial condition of Acquiror, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of Acquiror to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of an “Acquiror Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic, acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any action taken by, or at the request of, the Company; (g) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on Acquiror’s relationships, contractual or otherwise, with third parties or (h) any change in the trading price or volume of the Acquiror Units, Acquiror Ordinary Shares, or Acquiror Warrants (provided that the underlying causes of such changes referred to in this clause (h) may be considered in determining whether there is an Acquiror Material Adverse Effect except to the extent such cause is otherwise excluded under any of clauses (a) through (g) of this definition); provided, further, that in the case of each of clauses (a), (b), (d) and (e), any such Event to the extent such Event disproportionately and adversely affects Acquiror relative to other similarly situated special purpose acquisition companies shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, an Acquiror Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Acquiror relative to such similarly situated special purpose acquisition companies. Notwithstanding the foregoing, with respect to Acquiror, the number of Acquiror Shareholders who exercise their Acquiror Shareholder Redemption Right or the failure to obtain Acquiror Shareholders’ Approval shall be deemed not to be an Acquiror Material Adverse Effect.

“Acquiror Ordinary Shares” means Acquiror Class A Ordinary Shares and Acquiror Class B Ordinary Shares, as applicable.

“Acquiror Public Shares” means the Acquiror Class A Ordinary Shares issued and outstanding that were initially sold in the initial public offering of Acquiror (including the offering in connection with the exercise of the over-allotment option).

“Acquiror Redemption Price” means a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Acquiror to pay its taxes, divided by the number of then issued Acquiror Public Shares, in connection with obtaining Acquiror Shareholders’ Approval.

“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Public Shares to redeem all or a portion of the Acquiror Public Shares held by such holder at the Acquiror Redemption Price in connection with the transactions contemplated by this Agreement.

“Acquiror Shareholder Redemption Right” means the right of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Public Shares to redeem all or a portion of the Acquiror Public Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Transaction Proposals.

“Acquiror Shareholders” means the holders of Acquiror Ordinary Shares as of the record date for the purpose of Acquiror Shareholders’ Approval.

“Acquiror Transaction Expenses” means any and all documented out-of-pocket fees and expenses paid or payable by Acquiror, Sponsor or its Affiliates (whether or not billed or accrued for) as a result of or in connection with Acquiror’s negotiation, documentation and consummation of the Transactions, including (a) all fees (excluding (i) fees of the underwriters of the IPO with respect to deferred underwriting commissions, and (ii) fees deposited into the Trust Account to extend the period of time Acquiror has to consummate its initial business combination in accordance with Acquiror’s Governing Documents), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms and (b) any and all filing fees paid or payable by Acquiror, Sponsor or its Affiliates to Governmental Authorities in connection with the Transactions.

“Acquiror Transaction Expense Cap” means $4,500,000, but excluding any Acquiror Transaction Expenses paid or payable out of the Working Capital Amount.

“Acquiror Unit” means collectively (i) the public units issued by Acquiror in the IPO (including pursuant to the exercise of the underwriters’ overallotment option), and (ii) the private units issued by Acquiror to the Sponsor and CCM in a private placement in conjunction with its IPO, in each case of a public unit or a private unit, consisting of one Acquiror Class A Ordinary Share and one-half of an Acquiror Warrant.

“Acquiror Warrant Agreement” means the Warrant Agreement, dated August 26, 2025, between Acquiror and Continental Stock Transfer & Trust Company.

“Acquiror Warrants” means the warrants to purchase one (1) Acquiror Class A Ordinary Share at an exercise price of $11.50 (subject to adjustment as set forth therein) issued prior to the date of this Agreement, with the terms as set forth therein and in the Acquiror Warrant Agreement.

“Acquisition Entities” means PubCo and Merger Sub and “Acquisition Entity” means either of them.

“Acquisition Entity Fundamental Representations” means the representations and warranties made pursuant to Section 6.1 (Acquisition Entity Organization), Section 6.2 (Due Authorization), Section 6.3 (No Conflict) and Section 6.7 (Brokers’ Fees).

“Acquisition Merger Consideration” means the PubCo Ordinary Shares receivable by Company Shareholders pursuant to Section 3.1(b)(i).

“Action” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or formal inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise, provided, however, that for purposes of this Agreement, (i) Sponsor and Acquiror shall be deemed not to be Affiliates of the Company; and (ii) Affiliates of Acquiror and Affiliates of Sponsor shall be deemed to only refer to Sponsor, Acquiror and, if applicable, their respective directors and officers. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“AI Inputs” means any and all data, content or materials of any nature (including text, numbers, images, photos, graphics, video, audio or computer code) used to train, validate, test, improve or deploy any AI Technology.

“AI Technology” means any and all machine learning, deep learning, and other artificial intelligence (“AI”) technologies, including statistical learning algorithms, models (including large language models), neural networks and other AI tools or methodologies, all software implementations of any of the foregoing, and related hardware or equipment.

“Alternative Proposal” means, with respect to the Company and its Subsidiaries, other than the transactions contemplated hereby, (i) any acquisition or purchase by any third party, directly or indirectly, of 20% or more of any shares of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any third-party beneficially owning any shares of 20% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, acquisition, amalgamation, consolidation, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries, (iii) retaining advisors, selecting underwriters, or otherwise commencing any work in relation to an initial public offering, or resolving to make, or making, any filing or submission for an initial public offering with any stock exchange or regulator or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 20% or more of the net revenues, net income or assets of the Company or any of its Subsidiaries.

“Anti-Bribery Laws” means the anti-bribery and accounting provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws.

“Anti-Money Laundering Laws” means, the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or any of its Subsidiaries operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant Governmental Authority.

“Binance Warrantholder” means Alphanest Holdings Ltd, a company organized and existing under the laws of the United Arab Emirates, its successors or permitted assigns.

“Binance Company Warrant” means the warrant issued on or around the date hereof by the Company to Binance Warrantholder (as may be amended, restated, supplemented and modified from time to time).

“Business Combination” has the meaning set forth in Article 2.1 of the Acquiror Charter as in effect on the date hereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York and Hong Kong or Governmental Authorities in the Cayman Islands and Gibraltar are authorized or required by Law to close.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“CCM” means Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC.

“CCM Agreement” means the letter agreement, dated November 21, 2025, by and between the Company and CCM.

“Company AI” means all AI Technology currently or previously used by the Company, including all such AI Technology incorporated or employed in or used in the development of the Company Products, including any usage of Generative AI Tools to assist in the development of source code for Software within the Company Products, the development or use of proprietary AI Technology, and the development or use of AI Inputs to train, validate, test, improve or deploy any third party AI.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States (whether or not subject to ERISA), or any other plan, policy, program, practice, or agreement (including any employment, bonus, incentive or deferred compensation, or employee loan, note or pledge agreement, and any equity or equity-based compensation, profit-sharing, severance, retention, retirement, supplemental retirement, pension scheme, disability, death benefit, fringe benefit, insurance, change in control or similar plan, policy, program, practice or agreement) providing compensation or other benefits to any current or former (solely to the extent of any ongoing liability) director, officer, individual consultant, worker or employee, or other individual service provider, which are maintained, sponsored or contributed to by the Company, or to which the Company or any of the Company’s Subsidiaries is a party or has or would reasonably be expected to have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program, practice or arrangement that is required under applicable law and maintained by any Governmental Authority.

“Company Board” means the board of directors of the Company.

“Company Charter” means, the amended and reinstated memorandum and articles of association of the Company as may be amended from time to time.

“Company Data” means all data contained in the Systems or any databases of the Company or any of its Subsidiaries (including any and all Trade Secrets) and all other information and compilations used by or held for use by the Company.

“Company Exchanging Share” means each Company Share issued and outstanding immediately prior to the Acquisition Merger Effective Time, but excluding any Company Shares referred to in Section 3.1(b)(v) and any Dissenting Company Shares (if any).

“Company Founder” means Mr. Vincent Chok.

“Company Fundamental Representations” means the representations and warranties made pursuant to Section 4.1 (Company Organization), Section 4.2 (Subsidiaries), Section 4.3 (Due Authorization), Section 4.4(a) (No Conflict), Section 4.6 (Capitalization of the Company), the final sentence of Section 4.9 (Undisclosed Liabilities), and Section 4.28 (Brokers’ Fees).

“Company Intellectual Property” means the Company Owned IP and the Company Licensed IP.

“Company Licensed IP” means Intellectual Property owned by Persons other than (i) the Company or (ii) one of its Subsidiaries and which is licensed (or purported to be licensed) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, state of facts, development, circumstance, occurrence or effect (collectively, “Events”) that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets and liabilities, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of the Company to consummate the Transactions; provided that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an Event under clause (i) of the definition of a “Company Material Adverse Effect”: (a) any change in applicable Laws or the accounting principles applicable to the Company, or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), cyberattacks, epidemic or pandemic, acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (f) shall not prevent or otherwise affect a determination that any Event underlying such failure has resulted in or contributed to a Company Material Adverse Effect except where such Event is otherwise excluded under any of clauses (a) through (e) or clauses (g) through (h) of this definition), (g) any Events generally applicable to the industries or markets in which the Company and its Subsidiaries operate, (h) any action taken by, or at the request of, Acquiror; (i) the announcement of this Agreement and consummation of the Transactions, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on the Company’s and its Subsidiaries’ relationships, contractual or otherwise, with third parties (other than such impact on licenses with Governmental Authorities, which impact shall not be excluded) or (j) any matter set forth on the Company Disclosure Letter which is stated therein as constituting a Company Material Adverse Effect (disregarding this clause (j)); provided, further, that in the case of each of clauses (a), (b), (d), (e) and (g), any such Event to the extent such Event disproportionately and adversely affects the business, assets, liabilities, results of operations or condition of the Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industries in which such Persons operate shall not be excluded from and shall be taken into account in the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect, but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to such similarly situated participants.

“Company Ordinary Shares” means the ordinary shares, par value $0.01, of the Company.

“Company Owned IP” means all Intellectual Property in which the Company or one of its Subsidiaries has (or purports to have) an ownership interest.

“Company Preference Shares” means the preference shares, par value $0.001, of the Company.

“Company Products” means each of the products, services, and Software that have been or are currently being developed, marketed, distributed, licensed, sold, offered, or provided by or on behalf of the Company or any of its Subsidiaries, including any products and services (i) made available through or part of a Company Website or (ii) derived from or incorporating any Company Data.

“Company Related Party” means any (a) member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds, or holds to right to acquire no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, or (b) any director or officer of the Company or any of its Subsidiaries or any immediate family member of the foregoing Persons, in the case of clauses (a) and (b), excluding the Company and any of its Subsidiaries.

“Company Shares” means the Company Ordinary Shares and the Company Preference Shares.

“Company Shareholder” means any holder of any Company Shares

“Company Transaction Expenses” means any and all documented out-of-pocket fees and expenses paid or payable by the Company or any of its Subsidiaries or Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, and (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to Governmental Authorities in connection with the Transactions, but in each case excluding any fees or expenses payable in the form of Equity Securities of the Company, PubCo or other Persons.

“Company Valuation” means $250 million, subject to adjustment as contemplated by Section 8.1.

“Company Website” means any public or private website or application owned, controlled, maintained or operated at any time by or on behalf of the Company or one of its Subsidiaries.

“Confidentiality Agreement” means Non-Disclosure and Confidentiality Agreement, dated December 9, 2025, by and between the Acquiror and the Company.

“Contracts” means any legally binding (whether written or verbal) contracts, deeds, agreements, subcontracts, leases, licenses, sublicenses, insurance policies, purchase orders or undertakings of any nature that have any outstanding rights or obligations.

“COTS Technology” means any non-customized Intellectual Property, Software, or other technology (including Software provided as a software-as-a-service offering) that is available to any purchaser or licensee upon acceptance of a publisher’s, manufacturer’s, distributor’s, service provider’s, distributor’s or reseller’s standard contract, license, terms of use, terms of service, or similar contractual provisions for the applicable Intellectual Property, Software, or other technology on a non-exclusive basis for a cost of less than $25,000 in the aggregate or less than $25,000 per year for the applicable items of Intellectual Property, Software, or other technology.

“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.

“DTC” means Depository Trust Company.

“Environmental Laws” means any and all applicable Laws relating to Hazardous Materials, pollution, or the protection or management of the environment or natural resources, or protection of human health (with respect to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person, any capital stock, share, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such Person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, share, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means a ratio equal to the quotient of (i) Company Valuation divided by the Acquiror Redemption Price, divided by (ii) (A) the total number of Company Shares issued and outstanding immediately prior to the Acquisition Merger Effective Time plus (B) without duplication of clause (A), the aggregate number of shares of Company Shares that will be issued upon full exercise of the Binance Company Warrant and the Noble Elite Company Warrant, which is 12,821,050 Company Preference Shares for this prong (B) as of the date hereof (in each case of (A) and (B), other than any securities of the Company issued or issuable pursuant to any Transaction Financing, if any).

“FDG Token” means a token that confers the holder thereof an option exercisable into Company Preference Share, to be transferred by Nemi to such holder, at an exercise ratio of 1:1 (one token to one Company Preference Share), in accordance with the Terms & Conditions of FDG Tokens.

“Forfeited Sponsor PubCo Shares” means (i) the 3,783,334 Sponsor PubCo Shares forfeited or held in escrow pursuant to Section 8.11 and (ii) the 250,000 Sponsor PubCo Shares surrendered pursuant to Section 9.13(a).

“Founder Earn-Out Shares” means all of the PubCo Class B Ordinary Shares issuable to the Company Founder as contemplated by Schedule 1 (Earn-out Summary) and the Founder Earn-Out Agreement assuming the achievement of all milestones set forth in Schedule 1 (Earn-out Summary), i.e. 20% of the Post-Closing Share Count.

“Founder Shares” means 7,666,667 Class B ordinary shares of Acquiror initially purchased by the Sponsor in connection with the IPO, of which as of the date hereof 7,566,667 Class B ordinary shares are held by the Sponsor.

“Founder Transaction Bonus Shares” means 5,000,000 PubCo Class B Ordinary Shares to be issued to the Company Founder at the Acquisition Merger Effective Time pursuant to Section 3.1(b)(vii).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Generative AI Tools” means AI Technology capable of generating various types of content (including text, images, video, audio, or computer code) based on user-supplied prompts.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which govern(s) its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a Cayman Islands exempted company limited by shares are its memorandum of association and articles of association, and the “Governing Documents” of a Gibraltar private company limited by shares are its memorandum of association and articles of association.

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), any candidate for political office, or any employee of a government owned or controlled entity.

“Governmental Authority” means any federal, national, state, provincial, municipal, local or foreign government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any (i) pollutant, contaminant, chemical, (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste, (iii) petroleum or any fraction or product thereof, (iv) asbestos or asbestos-containing material, (v) polychlorinated biphenyl, (vi) chlorofluorocarbons, or (vii) other substance, material or waste, in each case, which are regulated under any Environmental Law or as to which liability may be imposed pursuant to Environmental Law.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Inbound IP Agreements” means assignments, licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue or assert, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration) to which the Company or one of its Subsidiaries is a party, beneficiary or otherwise bound, in each case concerning any Intellectual Property owned by a third Person, and including any such Contracts pursuant to which the Company or one of its Subsidiaries is granted rights (including rights of refusal and option rights) in Intellectual Property owned by a third Person; provided that this definition excludes all Contracts that pertain to Open Source Software or COTS Technology.

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capitalized lease obligations under IFRS, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes,” (g) any unfunded or underfunded liabilities pursuant to any pension, retirement, or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Acquisition Merger Closing Date), and (h) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (g), and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed or for which the Company or any of its Subsidiaries has given assurance, comfort, keep-well or any similar undertaking, directly or indirectly, jointly or severally.

“Intellectual Property Agreements” means all Inbound IP Agreements and Outbound IP Agreements.

“Intellectual Property Registrations” means all Company Owned IP that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Intellectual Property” means all rights, title, and interest in and to any of the following throughout the world to the extent recognized by applicable Law: (a) issued patents and patent applications (including divisionals, continuations, continuations-in-part, extensions, reexaminations, reissues, revisions, designations, validations, extensions and counterparts thereof), patent disclosures, inventions and invention disclosures (whether or not patentable or reduced to practice); (b) trademarks, service marks, trade dress, trade and business names, corporate names, logos, slogans and other source identifiers (and all derivatives, translations, transliterations, and combinations of the foregoing) and Internet domain names and social media handles, together with all goodwill associated with each of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all designations, validations, extensions, and counterparts thereof; (c) copyrights and copyrightable works, including all works of authorship, and all derivatives, translations, adaptations, and combinations of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all designations, validations, extensions, and counterparts therefore, and all related moral and economic rights; (d) Trade Secrets; (e) Software; (f) all rights of privacy and rights of publicity, including the right to use the name, voice, likeness, signature and biographies of real persons, together with all goodwill related thereto; (g) all other intellectual, proprietary or industrial rights; and (h) all registrations and applications for any of the foregoing.

“International Trade Laws” means all export, import, customs, anti-boycott, and other trade Laws or programs administered, enacted or enforced by any relevant Governmental Authority, including but not limited to: (a) the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and the import Laws and regulations administered by U.S. Customs and Border Protection; (b) the anti-boycott Laws administered by the U.S. Departments of Commerce and Treasury; and (c) any other similar export, import, customs, anti-boycott, or other trade Laws or programs in any relevant jurisdiction to the extent they are applicable to the Company or any of its Subsidiaries.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing by the competent Governmental Authorities, including general principles of common and civil law and equity.

“Leased Real Property” means all real property leased, licensed, subleased or otherwise used or occupied by the Company or any of its Subsidiaries.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claim, options, rights of preemption, leases, subleases, licenses, restrictions, claims or other liens of any kind whether consensual, statutory or otherwise, and whether filed, recorded or perfected under applicable Law (including any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but in any event excluding transfer restrictions under applicable securities Laws).

“Nemi” means Nemi Limited, a company incorporated under the Laws of Marshall Islands.

“Noble Elite Company Warrant” means the warrant issued on or around the date hereof by the Company to Noble Elite (as may be amended, restated, supplemented and modified from time to time).

“Noble Elite” means Noble Elite Ltd., an exempted company organized and existing under the laws of the Cayman Islands, its successors or permitted assigns.

“Open Source Software” means any (a) Software licensed or distributed as free Software, open source Software (e.g., Linux) or under similar licensing or distribution models, (b) Software that may require as a condition of use, modification or distribution that such Software or other Software incorporated into, derived from or distributed with such Software: (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge, and/or (c) Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), Common Public License, the Artistic License (e.g., PERL), BSD, MIT, the Mozilla Public License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Source License (SISL) and the Apache Software License, or any license approved by or designated as open source by the Open-Source Initiative or that meets the Free Software definition as promulgated by the Free Software Foundation.

“Outbound IP Agreements” means assignments, licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue or assert, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration) to which the Company or any of its Subsidiaries is a party, beneficiary or otherwise bound, in each case concerning (i) any Company Owned IP or (ii) any Company Licensed IP that is exclusively licensed to the Company or one of its Subsidiaries, and including any such Contracts pursuant to which any third party is granted rights (including rights of refusal and option rights) in any Company Owned IP or any Company Licensed IP that is exclusively licensed to the Company or one of its Subsidiaries.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or which are being contested in good faith through appropriate proceedings and (B) for which adequate accruals or reserves have been established in accordance with IFRS, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with IFRS (with respect to the Company or any of its Subsidiaries) or GAAP (with respect to Acquiror), (iii) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the use of the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Real Property Lease, and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Leased Real Property, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business consistent with past practice, (vii) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (viii) other Liens arising in the ordinary course of business consistent with past practice with respect to the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (ix) reversionary rights in favor of landlords under any Leased Real Property with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, and (x) other Liens incurred in the ordinary course of business consistent with past practice that do not, individually or in the aggregate, materially and adversely affect the use of the property affected by such Lien, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole, or the Acquiror (as applicable).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.

“Personal Information” means all information (a) that relates to, describes, is capable of being associated with, or could reasonably be linked to, directly or indirectly, an identified or identifiable individual or (b) for which the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure, transfer, destruction or disposal is governed by applicable Privacy Laws relating to information about an identified or identifiable person and governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure, transfer (including cross-border transfer), destruction or disposal of such information, in each case, to the extent such information is regulated as “personal data,” “personal information,” or an equivalent term under applicable Privacy Laws.

“Plan of Acquisition Merger” means the plan of merger for the Acquisition Merger in the form and substance reasonably satisfactory to the Company and Acquiror and any amendment or variations thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“Plan of Reincorporation Merger” means the plan of merger for the Reincorporation Merger in the form and substance reasonably satisfactory to the Company and Acquiror and any amendment or variation thereto made in accordance with the provisions of the Cayman Companies Act and the terms thereof.

“Post-Closing Fully Diluted Share Count” means the Post-Closing Share Count, plus (i) 1,891,667 PubCo Class A Ordinary Shares issuable under the Sponsor Warrant (i.e. the 1,891,667 PubCo Class A Ordinary Shares referenced in Section 8.11(a)(i)) and (ii) the total number of PubCo Ordinary Shares reserved for issuance under the PubCo Equity Incentive Plan pursuant to Section 9.10(a).

“Post-Closing Share Count” means the sum of, without duplication, the following PubCo Ordinary Shares as of immediately after the Acquisition Merger Effective Time: (i) the total number of PubCo Ordinary Shares issued or exchanged for in connection with the Reincorporation Merger and the Acquisition Merger pursuant to Section 3.1(a)(ii) (excluding the Forfeited Sponsor PubCo Shares), Section 3.1(a)(iii), Section 3.1(b)(i) and Section 3.1(b)(vii), (ii) the total number of PubCo Ordinary Shares issued to Black Spade and CCM as of immediately after the Acquisition Merger Effective Time pursuant to Section 9.13 and Section 9.14, and (iii) the total number of PubCo Ordinary Shares issuable under the Binance PubCo Warrant and the Noble Elite PubCo Warrant assuming full exercise thereof. For the avoidance of doubt, the Post-Closing Share Count does not include any Sponsor Escrow Shares or Founder Escrow Shares.

“Privacy Laws” means all Laws that govern: (a) the privacy, security, confidentiality or Processing of Personal Information, including such information insofar as it applies to employees or contractors, (b) the use or disclosure of Personal Information in connection with online marketing or advertising, or (c) the scope of purposes for which Personal Information may be Processed, in each case, to the extent applicable to the Company’s and its Subsidiaries’ Processing activities in the jurisdictions in which they operate or target individuals.

“Process” or “Processing” means any operation or set of operations which is performed on Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation, alteration, moderation, retrieval, consultation, use, disclosure by transmission, transfer, dissemination, safeguarding, control or otherwise making available, alignment or combination, restriction, erasure or destruction.

“PubCo Class A Ordinary Shares” means the Class A ordinary shares of PubCo, having the rights and subject to the restrictions set out in the PubCo Charter, each of which shall be entitled to one (1) vote at any shareholders’ meeting or written consent of shareholders of PubCo.

“PubCo Class B Ordinary Shares” means the Class B ordinary shares of PubCo, having the rights and subject to the restrictions set out in the PubCo Charter, each of which shall be entitled to ten (10) votes at any shareholders’ meeting or written consent of shareholders of PubCo.

“PubCo Ordinary Shares” means, the PubCo Class A Ordinary Shares and the PubCo Class B Ordinary Shares, as applicable.

“PubCo Warrants” means the warrants issuable by PubCo in exchange of Acquiror Warrants at the Reincorporation Merger Effective Time.

“Redeeming Acquiror Shares” means Acquiror Public Shares in respect of which the eligible (as determined in accordance with the Acquiror Charter) holder thereof has validly exercised (and not validly revoked, withdrawn or lost) his, her or its Acquiror Shareholder Redemption Right.

“Remaining Working Capital Amount” means the positive balance, if any, of the Working Capital Amount remaining and held as unrestricted cash by Acquiror outside the Trust Account as of immediately prior to the Acquisition Merger Effective Time, minus the sum of (i) any debt for borrowed money of Acquiror as of immediately prior to the Acquisition Merger Effective Time and (ii) all unpaid Acquiror Transaction Expenses as of immediately prior to the Acquisition Merger Effective Time.

“Remaining Working Capital Warrant Coverage” means the number of PubCo Class A Ordinary Shares equal to (x) the Remaining Working Capital Amount divided by (y) $0.50.

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives of such Person or its Affiliates.

“Requisite Company Shareholders” means Company Shareholders holding the requisite number of Company Shares sufficient to enable the Company Shareholder Approval to be obtained without the affirmative vote of any other Company Shareholder.

“Restricted Person” means any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List or Entity List or the U.S. Department of State’s Debarred List.

“Sanctioned Jurisdiction” means any country or territory subject to comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Russia, Syria, Venezuela, and the Crimea region of Ukraine and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is (a) organized under the Laws of, or resident or located in, any Sanctioned Jurisdiction, (b) included on any list of Persons subject to Sanctions (including, but not limited to, the U.S. Department of the Treasury’s Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List; or any similar list maintained or administered by the United Nations Security Council, HM Treasury of the United Kingdom, the European Union, any European Union member states, or any other Governmental Authority where the Company or any of its Subsidiaries operates), or (c) owned fifty percent (50%) or more, directly or indirectly, controlled by, or acting on behalf or at the direction of any Person or Persons described in clauses (a) or (b).

“Sanctions” means those trade, economic and financial sanctions Laws, embargoes, and restrictive measures administered, enacted or enforced from time to time by (a) the United States (including through the U.S. Department of the Treasury’s Office of Foreign Assets Control or the Department of State), (b) the European Union or any European Union member states, (c) the United Nations Security Council, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority where the Company or any of its Subsidiaries operates.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Reincorporation Merger Consideration” means all of PubCo Ordinary Shares and PubCo Warrants receivable by the shareholders of Acquiror pursuant to Section 3.1(a).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Software” means any and all (a) computer programs and applications, architectures, libraries, firmware and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (d) programmer and user documentation, including user manuals and training materials, relating to any of the foregoing.

“Sponsor” means CSLM Acquisition Sponsor II, Ltd, a Cayman Islands exempted limited liability company.

“Sponsor PubCo Shares” means the PubCo Class A Ordinary Shares issued to the Sponsor in exchange for the Founder Shares held by the Sponsor pursuant to Section 3.1(a)(ii).

“Subsidiary” means, with respect to a Person, a corporation or other entity of which more than fifty percent (50%) of the voting power of the Equity Securities or equity interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member or has the power to direct the policies, management and affairs of such entity, and a Subsidiary is a “wholly-owned Subsidiary” of such Person when substantially all of the voting power of its Equity Securities or equity interests is owned or controlled by such Person.

“Surviving Company Share” means an ordinary share of the Surviving Company.

“Systems” means, collectively, the Software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related equipment and items of automated, computerized or software systems and any other networks or systems and related services that are used by or relied on by the Company or any of its Subsidiaries.

“Tax” or “Taxes” means (a) any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, Equity Securities, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto, (b) any liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law, and (c) any liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with, or any other express or implied agreement to indemnify, any other person.

“Tax Return” means any return, declaration, report, form, statement, information statement or other document filed or required to be filed with any Governmental Authority with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.

“Technical Documentation” means all technical and descriptive materials (including all copies in whatever form, including digital or electronic copies) relating to the acquisition, design, development, use, maintenance, support and ongoing development of Software and products, including source code, annotations, know-how, system documentation, statements of principles of operation, schematics, programs, compilers, “workbenches,” tools and higher level (or “proprietary”) languages used for the development, maintenance and implementation of such Software and products, and all pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer.

“Third Party Data” means all data of any kind or character contained in the Company’s and any of its Subsidiaries’ computer, telecommunications and information technology systems, assets and equipment, in each case whether owned and operated by the Company or one of its Subsidiaries or any other Person for the Company’s benefit and which are used in or necessary to the operation of the Company, as well as any databases owned or controlled by the Company, and all other information and data compilations used by, or necessary to the Company’s business, that was licensed, received, or collected from any other Person.

“Trade Secrets” means trade secrets, confidential information, customer data and customer records, reports, Software and Software development methodologies, technical information, proprietary information, technology, plans, drawings, blueprints, and know-how.

“Transaction Documents” means, collectively, this Agreement, the Plan of Acquisition Merger, the Plan of Reincorporation Merger, the Company Shareholders Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-up Agreement, the PubCo Equity Incentive Plan, the Founder Earn-Out Agreement, the PubCo Charter, the Sponsor Share Restructuring Agreement, the Sponsor Warrant, the Binance Company Warrant, the Binance PubCo Warrant, the Noble Elite PubCo Warrant, the Escrow Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them.

“Transactions” means, collectively, the Re-domiciliation and Continuation, the Mergers, and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Working Capital Amount” means the proceeds held by Acquiror outside of the Trust Account for working capital and other general corporate purposes, which, as set forth in Acquiror’s Registration Statement on Form S-1 (File No. 333-288156) filed with the SEC in connection with the IPO, was approximately $2,973,324 at time of the IPO. For the avoidance of doubt, Working Capital Amount shall not include any working capital loans or other loans owed to Sponsor or any other Person by Acquiror.

Section 1.2. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under IFRS.

Section 1.3. Knowledge. As used herein, (a) the phrase “to the knowledge” of the Company shall mean the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter, and (b) the phrase “to the knowledge” of Acquiror or an Acquisition Entity shall mean the actual knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired in the exercise of reasonable inquiries of direct reports.

ARTICLE II

THE MERGERS; MERGER CLOSING

Section 2.1. Pre-Closing Actions.

(a) At least one (1) Business Day prior to the Reincorporation Merger Closing Date, the Company shall complete the Re-domiciliation and Continuation by (i) redomiciling from Gibraltar to Cayman Islands and (ii) transferring by way of continuation as an exempted company limited by shares in the Cayman Islands in accordance with the Gibraltar Companies Act and the Cayman Companies Act (as applicable). For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, the Parties acknowledge and agree that the timing and completion of the Re-domiciliation and Continuation depend on actions of Governmental Authorities in Gibraltar and Cayman Islands and other third parties, each outside of the Company’s control, and the Company shall not be liable to any Party for any failure or delay to complete the Re-domiciliation and Continuation to the extent arising from matters outside its reasonable control.

Section 2.2. The Reincorporation Merger.

(a) Reincorporation Merger. On the date which is no later than five (5) Business Days after the first date on which all conditions set forth in Section 10.1, Section 10.2 and Section 10.3 shall have been satisfied or validly waived (other than those conditions that by their terms are to be satisfied at the Acquisition Merger Closing, but subject to the satisfaction or waiver thereof) and at least one (1) Business Day after the Re-domiciliation and Continuation, or at such other time or in such other manner as shall be agreed upon by Acquiror and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Reincorporation Merger (the “Reincorporation Merger Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the Reincorporation Merger Closing, Acquiror shall merge with and into PubCo, with PubCo being the surviving company in the Reincorporation Merger (the day on which the Reincorporation Merger Closing occurs, the “Reincorporation Merger Closing Date”) and Merger Sub becoming a wholly-owned Subsidiary of PubCo. On the Reincorporation Merger Closing Date, Acquiror and PubCo shall execute and cause to be filed with the Cayman Registrar, the Plan of Reincorporation Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the Reincorporation Merger effective. The Reincorporation Merger shall become effective at the time when the Plan of Reincorporation Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by PubCo and Acquiror in writing and specified in the Plan of Reincorporation Merger, provided that such later time shall not be a date later than the second (2nd) Business Day after the date when the Plan of Reincorporation Merger is filed and registered with the Cayman Registrar (the “Reincorporation Merger Effective Time”).

(b) Effects of the Reincorporation Merger. At and after the Reincorporation Merger Effective Time, the Reincorporation Merger shall have the effects set forth in this Agreement, the Plan of Reincorporation Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Acquiror and PubCo shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of PubCo as the Surviving Acquiror (including all rights and obligations with respect to the Trust Account), which shall include the assumption by PubCo of any and all agreements, covenants, duties and obligations of Acquiror and PubCo set forth in this Agreement and the other Transaction Documents to which Acquiror or PubCo is a party, and Merger Sub shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Acquiror shall cease to exist.

(c) Organizational Documents of the Surviving Acquiror. At the Reincorporation Merger Effective Time, the memorandum and articles of association of PubCo, as in effect immediately prior to the Reincorporation Merger Effective Time, shall be amended and restated and replaced in its entirety with the form of amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit A (the “PubCo Charter”), until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(d) Directors and Officers of PubCo. At the Reincorporation Merger Effective Time, the board of directors of PubCo shall consist of such members as provided in Section 9.9(a), and the officers of PubCo shall be those persons as provided in Section 9.9(b). Each director and officer of PubCo shall hold office in accordance with the Governing Documents of PubCo until they are removed or resign in accordance with the Governing Documents of PubCo or until their respective successors are duly elected or appointed and qualified.

(e) Tax Treatment of the Reincorporation Merger. For federal income tax purposes, the Reincorporation Merger is intended to qualify for the Reincorporation Intended Tax Treatment. The Acquiror hereby (i) adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, (ii) agree to file and retain such information with respect to the Reincorporation Merger as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns with respect to the Reincorporation Merger on a basis consistent with such characterization, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or foreign Law). Each of the Parties acknowledge and agree that each such party (a) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Reincorporation Merger is determined not to qualify for the Reincorporation Merger Intended Tax Treatment.

Section 2.3. The Acquisition Merger.

(a) Acquisition Merger. At least one (1) Business Day after the Reincorporation Merger and the Re-domiciliation and Continuation (subject to the completion of the Reincorporation Merger and the Re-domiciliation and Continuation having occurred) but in any event within three (3) Business Days after the Reincorporation Merger Effective Time, or at such other time or in such other manner as shall be agreed upon by Acquiror and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Merger Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 12.9. At the Acquisition Merger Closing, Merger Sub shall merge with and into the Company, with the Company being the surviving company of the Acquisition Merger (the day on which the Acquisition Merger Closing occurs, the “Acquisition Merger Closing Date”). On the Acquisition Merger Closing Date, upon the Acquisition Merger Closing, PubCo, the Company and Merger Sub shall execute and cause to be filed with the Cayman Registrar the Plan of Acquisition Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other applicable Law to make the Acquisition Merger effective. The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger is registered by the Cayman Registrar or at such later time permitted by the Cayman Companies Act as may be agreed by PubCo and the Company in writing and specified in the Plan of Acquisition Merger, provided that such later time shall not be a date later than the second (2nd) Business Day after the date when the Plan of Acquisition Merger is filed and registered with the Cayman Registrar (the “Acquisition Merger Effective Time”).

(b) Notice to Company Shareholders Delivering Written Objection. If any Company Shareholder gives to the Company, before the Company Shareholder Approval is obtained at the Company Shareholders’ Meeting, written objection to the Acquisition Merger (each, a “Company Written Objection”) in accordance with Section 238(2) of the Cayman Companies Act, the Company shall, in accordance with Section 238(4) of the Cayman Companies Act, within twenty (20) days immediately following the date on which the Company Shareholder Approval is obtained, promptly give written notice of the authorization of the Acquisition Merger to each such Company Shareholder who has made a Company Written Objection.

(c) Effect of the Acquisition Merger. At and after the Acquisition Merger Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company and Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of the Company as the Surviving Company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and Merger Sub set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub is a party, and the Company shall thereafter exist as a wholly-owned subsidiary of PubCo and the separate corporate existence of Merger Sub shall cease to exist.

(d) Organizational Documents of the Surviving Company. At the Acquisition Merger Effective Time, the Company Charter, as in effect immediately prior to the Acquisition Merger Effective Time, shall be amended and restated and replaced in its entirety in the form and substance reasonably satisfactory to the Company and Acquiror (the “Articles of the Surviving Company”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Company, until thereafter amended in accordance with the terms thereof and the Cayman Companies Act.

(e) Directors and Officers of the Surviving Company. At the Acquisition Merger Effective Time, the sole director of Merger Sub shall cease to hold office, and the board of directors and officers of the Surviving Company shall consist of the board of the directors and officers of the Company immediately prior to the Acquisition Merger Effective Time. Each director and officer of the Surviving Company shall hold office in accordance with the Governing Documents of the Surviving Company until they are removed or resign in accordance with the Governing Documents of the Surviving Company or until their respective successors are duly elected or appointed and qualified.

(f) Tax Treatment of the Acquisition Merger. For federal income tax purposes, the Acquisition Merger is intended to qualify for the Acquisition Merger Intended Tax Treatment. The Parties hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, (ii) agree to file and retain such information with respect to the Acquisition Merger as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns with respect to the Acquisition Merger on a basis consistent with such characterization, unless required to do otherwise pursuant to a final determination as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or foreign Law). Each of the Parties acknowledge and agree that each such party (a) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (b) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Acquisition Merger is determined not to qualify for the Acquisition Merger.

ARTICLE III

EFFECTS OF THE MERGERS ON COMPANY AND ACQUIROR EQUITY SECURITIES

Section 3.1. Conversion of Acquiror and Company Securities.

(a) At the Reincorporation Merger Effective Time, by virtue of and as part of the agreed consideration for the Reincorporation Merger and without any action on the part of any holder of securities of Acquiror or holder of securities of PubCo:

(i) Acquiror Units. Each Acquiror Unit issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one Acquiror Class A Ordinary Share and one-half of an Acquiror Warrant in accordance with the terms of the applicable Acquiror Unit (the “Unit Separation”); provided that no fractional Acquiror Warrants will be issued in connection with the Unit Separation such that if a holder of Acquiror Units would be entitled to receive a fractional Acquiror Warrant upon the Unit Separation, the number of Acquiror Warrants to be issued to such holder upon the Unit Separation shall be rounded down to the nearest whole number of Acquiror Warrants. The underlying Acquiror Class A Ordinary Shares and the Acquiror Warrants held or deemed to be held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 3.1(a).

(ii) Acquiror Class B Ordinary Shares. Subject to Section 8.11, each Acquiror Class B Ordinary Share (i.e. each Founder Share) issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall automatically be cancelled and cease to exist in exchange for one newly issued PubCo Class A Ordinary Share. As of the Reincorporation Merger Effective Time, each holder of Acquiror Class B Ordinary Shares shall cease to have any other rights in and to such Acquiror Class B Ordinary Shares, except as expressly provided herein.

(iii) Acquiror Class A Ordinary Shares. Immediately following the Unit Separation in accordance with Section 3.1(a)(i), each Acquiror Class A Ordinary Share (which, for the avoidance of doubt, includes the Acquiror Class A Ordinary Shares held as a result of the Unit Separation) issued and outstanding immediately prior to the Reincorporation Merger Effective Time (other than (1) any Acquiror Ordinary Shares referred to in Section 3.1(a)(v) and (2) Redeeming Acquiror Shares) shall automatically be cancelled and cease to exist in exchange for one newly issued PubCo Class A Ordinary Share. As of the Reincorporation Merger Effective Time, each Acquiror Shareholder shall cease to have any other rights in and to such Acquiror Class A Ordinary Shares, except as expressly provided herein.

(iv) Exchange of Acquiror Warrants. Each Acquiror Warrant (which, for the avoidance of doubt, includes the Acquiror Warrants held as a result of the Unit Separation) outstanding immediately prior to the Reincorporation Merger Effective Time shall cease to be a warrant with respect to Acquiror Class A Ordinary Shares and be automatically converted into a warrant to purchase one PubCo Class A Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to the same terms and conditions as were applicable to such Acquiror Warrant immediately prior to the Reincorporation Merger Effective Time (including any repurchase rights and cashless exercise provisions).

(v) Acquiror Treasury Shares. Notwithstanding Section 3.1(a)(ii) above or any other provision of this Agreement to the contrary, if there are any Acquiror Ordinary Shares that are held by Acquiror as treasury shares or any Acquiror Ordinary Shares held by any direct or indirect Subsidiary of Acquiror immediately prior to the Reincorporation Merger Effective Time, such Acquiror Ordinary Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(vi) Redeeming Acquiror Shares. Each Redeeming Acquiror Share issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall automatically be cancelled and cease to exist and shall thereafter represent only the right to be paid Acquiror Redemption Price per share in accordance with the Acquiror Charter.

(vii) Shares of PubCo. The share(s) of PubCo issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(b) At the Acquisition Merger Effective Time, by virtue of and as the agreed consideration for the Acquisition Merger and without any action on the part of any holder of Company Shares or securities of the Company or Merger Sub:

(i) Company Exchanging Shares. (x) Each Company Exchanging Share that is held by the Company Founder shall automatically be cancelled and cease to exist in exchange for such number or fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 3.1(c); and (y) each Company Exchanging Share (other than the Dissenting Company Shares) that is held by any Person (other than the Company Founder) shall automatically be cancelled and cease to exist in exchange for such number or fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 3.1(c). As of the Acquisition Merger Effective Time, each holder of a Company Exchanging Share shall cease to have any other rights in and to the securities of Company or the Surviving Company, except as expressly provided herein.

(ii) FDG Tokens. Each FDG Token that is outstanding and vested and not converted into Company Preference Shares prior to the Acquisition Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive from Nemi the fraction or number of PubCo Class A Ordinary Share(s) that one Company Preference Share was exchanged for at the Acquisition Merger Effective Time, to be transferred by Nemi to the holder of such FDG Token (subject to any transfer restrictions applicable to Nemi under applicable Laws), subject to the relevant terms and conditions applicable to such exercise. Each FDG Token that is not vested prior to the Acquisition Merger Effective Time shall automatically be cancelled and cease to exist without any conversion thereof or payment or other consideration therefor, provided that the board of directors of the PubCo, in its sole discretion, may decide to re-grant options or other equity awards under the PubCo Equity Incentive Plan to the holders of such unvested FDG Tokens after the Acquisition Merger Effective Time. For the avoidance of doubt, any Company Preference Shares corresponding to any unexercised FDG Token are held by Nemi and will be exchanged for PubCo Class A Ordinary Share(s) at the Acquisition Merger Effective Time pursuant to Section 3.1(b)(i) and continue to be held by Nemi in trust for the original holders of the unexercised FDG Tokens after the Acquisition Merger Effective Time until Nemi transfers such PubCo Class A Ordinary Share(s) to the original holders of the unexercised FDG Tokens in accordance with the Terms & Conditions of FDG Tokens or as otherwise determined by the board of directors of the PubCo (subject to any transfer restrictions applicable to Nemi under applicable Laws).

(iii) Exchange of the Binance Company Warrant. The Binance Company Warrant shall automatically be terminated and expire in exchange for a warrant issued by PubCo, and PubCo shall issue such warrant, to the Binance Warrantholder in the form attached hereto as Exhibit H (the “Binance PubCo Warrant”) that entitles the Binance Warrantholder to subscribe for a number of PubCo Class A Ordinary Shares equal to the number of the unsubscribed FDG Warrant Shares (as defined in the Binance PubCo Warrant) multiplied by the Exchange Ratio, during the exercise period at the exercise price and subject to the exercise conditions as set out in the Binance PubCo Warrant, and on the terms set out in the Binance PubCo Warrant.

(iv) Exchange of the Noble Elite Company Warrant. The Noble Elite Company Warrant shall automatically be terminated and expire in exchange for a warrant issued by PubCo, and PubCo shall issue such warrant, to Noble Elite in the form attached hereto as Exhibit I (the “Noble Elite PubCo Warrant”) that entitles Noble Elite to subscribe for a number of PubCo Class A Ordinary Shares equal to the number of the unsubscribed FDG Warrant Shares (as defined in the Noble Elite PubCo Warrant) multiplied by the Exchange Ratio, during the exercise period at the exercise price and subject to the exercise conditions as set out in the Noble Elite PubCo Warrant, and on the terms set out in the Noble Elite PubCo Warrant.

(v) Treasury Shares. Notwithstanding Section 3.1(b)(i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are held by the Company as treasury shares or any Company Shares held by any direct or indirect Subsidiary of the Company immediately prior to the Acquisition Merger Effective Time, such Company Shares shall automatically be cancelled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(vi) Dissenting Company Shares. Each Dissenting Company Share issued and outstanding immediately prior to the Acquisition Merger Effective Time held by a Dissenting Company Shareholder shall automatically be cancelled and cease to exist in accordance with Section 3.4 and shall thereafter represent only the right to be paid the fair value of such Dissenting Company Shares determined in accordance with Section 238 of the Cayman Companies Act and such other rights as are granted by the Cayman Companies Act.

(vii) Founder Transaction Bonus Shares. At the Acquisition Merger Effective Time, PubCo shall issue the Founder Transaction Bonus Shares to the Company Founder. The Founder Transaction Bonus Shares shall be fully paid and non-assessable when issued.

(viii) Merger Sub Shares. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Acquisition Merger Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable ordinary share of the Surviving Company, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Company.

(ix) Sponsor PubCo Shares. The Sponsor PubCo Shares shall be restructured in accordance with Section 8.11.

(c) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole PubCo Ordinary Share.

Section 3.2. Payment of Acquisition Merger Consideration.

(a) At least three (3) Business Days prior to the Acquisition Merger Closing, Acquiror shall deliver to the Company, the calculation of the Acquiror Redemption Price, prepared by the Trustee in good faith in accordance with the Trust Agreement and the Acquiror Charter. The calculation of the Acquiror Redemption Price delivered by Acquiror hereunder shall be subject to reasonable review of, and be agreed by, the Company, and shall comport with the provisions of this Agreement and the terms of the Acquiror Charter, and the Acquiror shall take into account the reasonable comments raised by the Company.

(b) At least three (3) Business Days prior to the Acquisition Merger Closing, the Company shall deliver to PubCo a spreadsheet (as finalized pursuant to this Section 3.2, the “Company Shareholder Spreadsheet”), prepared by the Company in good faith in accordance with this Agreement and setting forth the following, in each case, as of immediately prior to the Acquisition Merger Effective Time, based, when relevant, on assumptions reasonably acceptable to Acquiror which are described in detail in the Company Shareholder Spreadsheet (i) the name and address of record of each holder of and the number of Company Shares held by each including the Company Dissenting Shares and (ii) the allocation of Acquisition Merger Consideration payable to each Company Shareholder. The contents of the Company Shareholder Spreadsheet delivered by the Company hereunder shall be subject to reasonable review and comment by Acquiror, and shall comport with the provisions of this Agreement, but the Company shall, in all events, remain solely responsible for the contents of the Company Shareholder Spreadsheet. The Parties agree that PubCo shall be entitled to rely on the Company Shareholder Spreadsheet when issuing the Acquisition Merger Consideration.

(c) For the purpose of clarification, nothing contained in this Section 3.2 or in the Company Shareholder Spreadsheet shall be construed or deemed to: (i) modify the Company’s obligations pursuant to Section 7.1(e) to obtain Acquiror’s prior consent to the issuance of any securities; or (ii) alter or amend the definition of the Acquisition Merger Consideration.

Section 3.3. Withholding. Notwithstanding any other provision of this Agreement, each of Acquiror, PubCo and the Company, as applicable, shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such Taxes as may be required to be deducted and withheld from such amounts under the Code, Treasury Regulations, or any other applicable Tax Law (as reasonably determined by Acquiror, PubCo, or the Company, respectively). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be (a) timely remitted to the appropriate Governmental Authority and (b) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The applicable payor intending to so deduct and withhold an amount pursuant to this Section 3.3 shall (1) notify the Person in respect of which such deduction and withholding is intended to be made that the applicable payor intends to deduct and withhold and provide such Person a description of the applicable provisions of Law pursuant to which such deduction and withholding is required, and (2) provide reasonable opportunity for such Person to provide any applicable forms or other documentary evidence that would have the effect of reducing or eliminating such withholding or deduction.

Section 3.4. Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, Company Shares that are issued and outstanding immediately prior to the Acquisition Merger Effective Time and that are held by Company Shareholders who shall have validly exercised their dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares,” and the holders of such Dissenting Company Shares being the “Dissenting Company Shareholders”) shall not be converted into, and such Dissenting Company Shareholders shall have no right to receive, the applicable Acquisition Merger Consideration unless and until such Dissenting Company Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Companies Act shall cease to be Dissenting Company Shares and shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Merger Effective Time, the applicable Acquisition Merger Consideration, without any interest thereon in accordance with Section 3.1(b)(i).

(b) Prior to the Acquisition Merger Closing, the Company shall give Acquiror prompt written notice of any demands for dissenters’ rights made in accordance with the Cayman Companies Act and received by the Company from Company Shareholders, and any withdrawals of such demands and the Company shall have complete control over its negotiations and proceedings with respect to such dissenters’ rights of its shareholders, except that the Company shall not make or commit or agree to make any payment with respect to any exercise by its shareholders of its rights to dissent from the Acquisition Merger or commit or agree to settle or compromise any demands for appraisal, without the prior written consent of the Acquiror (which consent shall not to be unreasonably withheld or delayed).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered to Acquiror by the Company on the date of this Agreement (the “Company Disclosure Letter”) which may be supplemented from time to time by the Company prior to the Acquisition Merger Closing (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article IV), and (b) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, the Company represents and warrants to Acquiror as of the date hereof, as of the Reincorporation Merger and as of the Acquisition Merger Closing as follows:

Section 4.1. Company Organization. The Company has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 4.2. Subsidiaries. A complete list, as of the date of this Agreement, of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, outstanding Equity Securities, and holders of Equity Securities (including respective numbers and percentages), as applicable, is set forth on Section 4.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a Company Material Adverse Effect.

Section 4.3. Due Authorization.

(a) Other than the Company Shareholder Approval and the shareholder special resolutions to be passed by the Company under the laws of Gibraltar prior to, and in connection with the approval of, the Re-domiciliation and Continuation (the “Re-domiciliation and Continuation Shareholder Approval”), the Company has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board, and other than the Company Shareholder Approval and the Re-domiciliation and Continuation Shareholder Approval, no other company or corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other documents to which the Company is a party contemplated hereby. This Agreement has been, and on or prior to the Acquisition Merger Closing, the other documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and this Agreement constitutes, and on or prior to the Acquisition Merger Closing, the other documents to which the Company is a party contemplated hereby will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to the Company Charter) is present, the approval and authorization of the Acquisition Merger and the Plan of Acquisition Merger shall require approval by a special resolution of the holders of at least two-thirds (2/3) of the Company Shares entitled to vote, who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with the Company’s Governing Documents) at a shareholders’ meeting duly called by the Company Board and held for such purpose (the “Company Shareholder Approval”). The Company Shareholder Approval and the Re-domiciliation and Continuation Shareholder Approval are the only votes of any of the Company Shares necessary in connection with entry into this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Merger Closing.

(c) On or prior to the date of this Agreement, the Company Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Company and its shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Company or any of its shareholders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Transactions other than the Company Shareholder Approval.

Section 4.4. No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.3 and Section 4.5 and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the other Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of the Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any Law or Governmental Order applicable to the Company or any of the Company’s Subsidiaries, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 4.12 to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract, or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform their respective obligations under this Agreement, or (ii) have or reasonably be expected to have a Company Material Adverse Effect.

Section 4.5. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) or other Person is required on the part of the Company or its Subsidiaries with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except (a) as otherwise listed in Section 4.5 of the Company Disclosure Letter, (b) for the Company Shareholder Approval and the Re-domiciliation and Continuation Shareholder Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the filings and consents required from public authorities relating to the Re-domiciliation and Continuation in both Gibraltar and Cayman Islands, the registration of the Plan of Acquisition Merger and filing of the related documentation with the Cayman Registrar, the filing of the Articles of the Surviving Company and the PubCo Charter with the Cayman Registrar and publication of notification of the Acquisition Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.6. Capitalization of the Company.

(a) As of the date of this Agreement, the authorized share capital of the Company consists of USD 103,000 divided into 300,000 ordinary shares of USD 0.01 each and 100,000,000 preference shares of USD 0.001 each, of which the following are issued and allotted: 1,300 ordinary shares of USD 0.01 each and 36,154,071 preference shares of USD 0.001 each. Set forth in Section 4.6(a) of the Company Disclosure Letter is a true, correct and complete list of each record holder of Company Shares and the number of Company Shares held by each such holder as of the date of this Agreement, which in aggregate constitute the entire issued, allotted and paid-up share capital of the Company as of the date of this Agreement. All of the issued and allotted Company Shares (i) have been duly authorized and validly issued and allotted and are fully paid; (ii) have been offered and issued by the Company in compliance in all material respects with applicable Law, including the Gibraltar Companies Act, and federal and state securities Laws, and all requirements set forth in (1) the Governing Documents of the Company and (2) any other applicable Contracts governing the issuance or allotment of such securities to which the Company is a party or otherwise bound; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) were issued free and clear of any Liens (other than the Company’s own Lien as provided for in the Company Charter). All filings and returns required by applicable Law to be delivered or made by the Company to Governmental Authorities in Gibraltar and any other jurisdiction in respect of all issuances and transfers of Company Shares have been duly and correctly delivered or made on a timely basis.

(b) Except as otherwise set forth in Section 4.6(b) of the Company Disclosure Letter and the Collateral Securities (if any), the Company has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, restricted stock, restricted stock units, share appreciation rights, warrants, rights or other securities (including debt securities) convertible, into or exchangeable or exercisable for Company Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to shares or other equity interests of the Company, and there are no voting trusts, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any Company Shares. All FDG Tokens issued and outstanding are set forth in Section 4.6(a) of the Company Disclosure Letter, and all Company Preference Shares issuable upon exercise of all issued and outstanding FDG Tokens are issued and outstanding as of the date hereof and are held by Nemi. As of the date hereof, neither the Company nor any of its Subsidiaries has issued any Collateral Securities.

Section 4.7. Capitalization of Subsidiaries.

(a) The outstanding share capital or other Equity Securities of each of the Company’s Subsidiaries (for the purpose of this Section 4.7(a) only, excluding the Acquisition Entities) (i) have been duly authorized and validly issued and allotted, are, to the extent applicable, fully paid and non-assessable; (ii) have been offered and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of each such Subsidiary, and (B) any other applicable Contracts governing the issuance or allotment of such securities by such Subsidiary; (iii) other than the Collateral Securities (if any), are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which any such Subsidiary is a party or otherwise bound; and (iv) were issued free and clear of any Liens.

(b) The Company owns legally and beneficially all the issued and outstanding Equity Securities of such Subsidiaries free and clear of any Liens other than Permitted Liens.

(c) Except as set forth on Section 4.7(c) of the Company Disclosure Letter and the Collateral Securities (if any), there are no outstanding subscriptions, options, restricted stock, restricted stock units, stock appreciation rights, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any Equity Securities of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other Equity Securities of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries, and there are no voting trusts, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its Equity Securities.

Section 4.8. Financial Statements; Internal Controls.

(a) The Company has previously provided to Acquiror true and complete copies of the unaudited consolidated statement of financial position and consolidated statements of comprehensive income, changes in equity and cash flows of the Company and its Subsidiaries as of and for the years ended 30 June, 2024 and 30 June, 2025, which comply in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant (the “Financial Statements”).

(b) Except as set forth on Section 4.8(b) of the Company Disclosure Letter, the Financial Statements (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in equity and their consolidated cash flows for the respective periods then ended (except as may be indicated in the notes thereto and subject to normal year-end adjustment and the absence of footnotes if applicable), (ii) were prepared in conformity with IFRS applied on a consistent basis during the periods involved (subject to normal year-end adjustment and the absence of footnotes if applicable), (iii) were prepared from, and are in accordance in all material respects with, the books and records of the Company and its consolidated Subsidiaries, and (iv) were prepared in compliance in all material respects with the applicable accounting requirements (including the standards of the PCAOB) and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) Neither the Company nor any director or officer of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any independent auditor of the Company or its Subsidiaries, has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or any of its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(d) The Company maintains a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and accounting requirements.

(e) Except as set forth on Section 4.8(e) of the Company Disclosure Letter, there are no outstanding loans or other extensions of credit made by the Company or its Subsidiaries to any of their respective executive officers (as defined in Rule 3b-7 under the Exchange Act) or any director of the Company or its Subsidiaries.

Section 4.9. Undisclosed Liabilities. Except for any Company Transaction Expenses, there is no other liability, Indebtedness or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent statement of financial position included in the Financial Statements in the ordinary course of business, consistent with past practice, of the Company and its Subsidiaries, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, (d) arising under this Agreement or any other Transaction Document, (e) that will be discharged or paid off prior to or at the Acquisition Merger Closing or (f) which are not and would not reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole). As of the date hereof, as of the Acquisition Merger Closing and as of the Reincorporation Merger Closing, the Company is and will be solvent.

Section 4.10. Litigation and Proceedings. Except as set forth on Section 4.10 of the Company Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, claims, proceedings or any other Actions (including any investigations or formal inquiries pending or, to the knowledge of the Company, threatened at law or in equity by or before any Governmental Authority (collectively, “Legal Proceedings”)), against the Company or any of the Company’s Subsidiaries or their respective properties or assets involving an amount that exceeds $1,000,000; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon the Company or any of the Company’s Subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole).

Section 4.11. Legal Compliance.

(a) Except as disclosed on Section 4.11(a) of the Company Disclosure Letter or as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), each of the Company and its Subsidiaries is in compliance with all applicable Laws in all material respects.

(b) Except as disclosed on Section 4.11(b) of the Company Disclosure Letter, in the past three (3) years, none of the Company or any of its Subsidiaries has received any written notice of, or been charged with, the violation of any Laws, by any Governmental Authority, except where such violation has not been and would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

(c) The Company and its Subsidiaries maintain a program of policies, procedures and internal controls reasonably designed and implemented to provide reasonable assurance that violation of applicable Law by any of the Company’s or its Subsidiaries’ directors, officers, or employees, acting on behalf of the Company or any of the Company’s Subsidiaries, will be prevented, detected and deterred.

Section 4.12. Contracts; No Defaults.

(a) Section 4.12(a) of the Company Disclosure Letter contains a listing of all Contracts described in clauses (i) through (xiv) below to which, as of the date of this Agreement, the Company or any of the Company’s Subsidiaries is a party or by which they are bound, other than a Company Benefit Plan, and true, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its Representatives, together with all amendments thereto.

(i) Each Contract involving obligations (contingent or otherwise), payments or revenues in excess of $750,000 in the twelve months ended December 31, 2024 or expected obligations (contingent or otherwise), payments or revenues in excess of $750,000 in the next twelve months after the date of this Agreement;

(ii) Each outstanding note, debenture, other evidence of Indebtedness, guarantee, loan, credit or financing agreement or instrument or other Contract for money borrowed by, or other Indebtedness of, the Company or any of the Company’s Subsidiaries, including any other agreement or commitment for future loans, credit or financing, in each case, in excess of $100,000 since December 31, 2024;

(iii) Each Contract for the acquisition of any Person or any business unit thereof or the disposition of any material assets of the Company or any of its Subsidiaries in the last three (3) years, in each case, involving payments in excess of $250,000 other than Contracts (A) in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing, or (B) solely between the Company and its wholly-owned Subsidiaries;

(iv) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract that provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or tangible personal property that involves aggregate payments in excess of $100,000 in any calendar year since the incorporation;

(v) Each Contract involving the formation, establishment, contribution to, or operation of a (A) partnership, (B) corporation, limited liability company or other entity, or (C) joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person involving payments of an amount higher than $100,000 (excluding, in the case of clauses (A) and (B), any wholly-owned Subsidiary of the Company);

(vi) Contracts between the Company and its Subsidiaries, on the one hand, and any Company Related Party, on the other hand, which are currently in force or under which any party thereto has outstanding obligations (collectively, “Related Party Agreements”), other than (1) Company Benefit Plans, (2) expense reimbursement arrangements entered into in the ordinary course of business consistent with past practice and (3) Contracts contemplated by this Agreement or other Transaction Documents;

(vii) Contracts that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the transactions contemplated hereby, other than any Contracts involving payments of an amount not exceeding $250,000 annually or in the aggregate;

(viii) Contracts containing covenants of the Company or any of the Company’s Subsidiaries (A) prohibiting or limiting the right of the Company or any of the Company’s Subsidiaries to engage in or compete with any Person in any line of business in any material respect or (B) prohibiting or restricting the Company’s and the Company’s Subsidiaries’ ability to conduct their business with any Person in any geographic area in any material respect;

(ix) Any collective bargaining agreement or similar labor-related Contract between the Company or any of the Company’s Subsidiaries, on one hand, and any labor union or other similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, on the other hand;

(x) Each Contract (including license agreements, coexistence agreements and agreements with covenants not to sue, but not including assignment or transfer agreements, non-disclosure agreements or incidental trademark or other licenses incident to marketing, printing or advertising or services or other agreements entered into in the ordinary course of business) pursuant to which the Company or any of the Company’s Subsidiaries (A) grants to a third Person the right to use Intellectual Property of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), or (B) is granted by a third Person the right to use Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole (other than Contracts granting non-exclusive rights to use COTS Technology or Open Source Software);

(xi) Any Contract (A) containing an agreement by the Company or any of its Subsidiaries to provide any Person with access to the Company’s or such Subsidiaries’ source code or (B) between the Company or one of its Subsidiaries and an escrow agent providing for the placement of the Company or such Subsidiaries’ source code into escrow;

(xii) Each Contract requiring capital expenditures by the Company or any of the Company’s Subsidiaries after the date of this Agreement in an amount in excess of $500,000 in any calendar year;

(xiii) Any Contract that (A) grants to any third Person any “most favored nation rights”; or (B) grants to any third Person (except for the Company’s wholly-owned Subsidiaries) price guarantees for a period greater than one (1) year from the date of this Agreement and involves in excess of $500,000 in any calendar year;

(xiv) Contracts granting to any Person (other than the Company or its Subsidiaries) a right of first refusal, first offer or similar preferential right to purchase or acquire equity interests or any other property of or in the Company or any of the Company’s Subsidiaries;

(xv) All Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations, other than Standard Contracts, in each case that may involve potential liabilities in excess of $500,000 in any calendar year;

(xvi) Contracts in connection with the waiver, compromise, or settlement of any Legal Proceedings involving payment of an amount greater than $100,000 that remains outstanding as of the date of this Agreement;

(xvii) Contracts with any Governmental Authority;

(xviii) Contracts with the top five (5) vendors based on the aggregate dollar value of the Company’s and its Subsidiaries’ transaction volume with such counterparty during the twelve months for the period ended January 31, 2026;

(xix) Contracts with a sole-source supplier of any product or service in each case involving payments of an amount higher than $100,000; and

(xx) Any outstanding written commitment to enter into any Contract of the type described in subsections (i) through (xix) of this Section 4.12(a).

(b) Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Acquisition Merger Closing Date, all of the Contracts listed pursuant to Section 4.12(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or the Subsidiary of the Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto. Except, in each case, where the occurrence of such breach or default or failure to perform would not have a Company Material Adverse Effect, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Contracts listed pursuant to Section 4.12(a) and neither the Company, the Company’s Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Contract, (y) during the last twelve (12) months, neither the Company nor any of its Subsidiaries has received any written claim or notice of termination, cancellation or breach of or default under any such Contract, and (z) to the knowledge of the Company, no event has occurred which individually or together with other events, has or would reasonably be expected to result in a breach of or a default under any such Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

Section 4.13. Company Benefit Plans.

(a) Section 4.13(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Acquiror, to the extent applicable, true, complete and correct copies of (A) such Company Benefit Plan (or, if not in writing, a written summary of its material terms) and all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (B) the most recent annual reports (or equivalent filings or audits required to be made by applicable Law), if any, required by applicable Law to be filed with a Governmental Authority with respect to Taxes in connection with each Company Benefit Plan, (C) the most recent determination or opinion letter, or equivalent materials, from the applicable taxing authority with respect to each Company Benefit Plan, if any, and (D) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, if any.

(b) (i) Each Company Benefit Plan has been established, operated, funded, maintained and administered in compliance with its terms and all applicable Laws, except where failure to comply would not be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole; and (ii) in all material respects, all contributions required to be made with respect to any Company Benefit Plan on or before the date hereof have been made and all obligations in respect of each Company Benefit Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by IFRS.

(c) With respect to each Company Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims, other than those actions, suits or claims that will not reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries (taken as a whole).

(d) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any “pension plan,” or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

(e) Except as set forth on Section 4.13(e) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not, either alone or in combination with another event (such as a termination of employment or service following the consummation of the transactions contemplated hereby), (i) entitle any current or former employee, officer or other individual service provider of the Company or any Subsidiary of the Company to any severance pay or any other compensation or benefits payable or to be provided by the Company or any Subsidiary of the Company or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation or benefits due to any such employee, officer or other individual service provider by the Company or a Subsidiary of the Company.

Section 4.14. Labor Relations; Employees.

(a) (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, or any similar labor-related agreement with any labor union or similar labor organization representing employees of the Company or any of the Company’s Subsidiaries, and no such agreement is currently being negotiated by the Company or any of the Company’s Subsidiaries, and (ii) to the knowledge of the Company, no labor union or any other similar labor organization has a certification or representation petition currently pending before any applicable labor relations tribunal or similar Governmental Authority seeking to represent any of the employees of the Company or its Subsidiaries. To the knowledge of the Company, there has been no labor organizing activity involving any employees of the Company or any of its Subsidiaries in the past three (3) years. In the past three (3) years, there has been no actual or, to the knowledge of the Company, threatened strike, concerted slowdown, concerted work stoppage, lockout or other labor dispute against the Company or any Subsidiary of the Company, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(b) Each of the Company and its Subsidiaries are and have been for the past three (3) years, in compliance with all applicable Laws respecting labor and employment including, but not limited to, all Laws respecting terms and conditions of employment, health and safety, wages and hours, holiday pay, working time, employee classification, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity and equal pay, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, and employee leave issues, except where the failure to comply would not reasonably be expected to be, individually or in the aggregate, have a Company Material Adverse Effect.

(c) In the past three (3) years, except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), the Company and its Subsidiaries have not been party to (i) any material charge or complaint pending or to the knowledge of the Company threatened, before any Governmental Authority responsible for the prevention of unlawful employment practices brought by any employee of the Company or its Subsidiaries, (ii) to the knowledge of the Company, any investigation by any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health Laws relating to the Company’s labor or employment practices, or (iii) any complaint or lawsuit pending or, to the knowledge of the Company, threatened before any Governmental Authority by or on behalf of any present or former employee of the Company or its Subsidiaries alleging violations of any applicable Law governing employment or the termination thereof involving an amount claimed against any of the Company or its Subsidiaries that exceeds $200,000.

(d) To the knowledge of the Company, no present employee of the Company or any of the Company’s Subsidiaries is in material violation of (i) any restrictive covenant or nondisclosure agreement with the Company or any of the Company’s Subsidiaries or (ii) any restrictive covenant or nondisclosure agreement with a former employer of such individual relating to (A) the right of any such individual to work for or provide services to the Company or any of the Company’s Subsidiaries’ or (B) the knowledge or use of trade secrets or proprietary information of such former employer, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole.

(e) Neither the Company nor any of the Company’s Subsidiaries is party to a settlement agreement with outstanding obligations with a current or former officer or employee of the Company or any of the Company’s Subsidiaries that involves allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (i) officer of the Company or any of the Company’s Subsidiaries or (ii) executive-level employee of the Company or any of the Company’s Subsidiaries. To the knowledge of the Company, there are no material allegations of sexual harassment, sexual misconduct or unlawful discrimination against any current (y) officer of the Company or any of the Company’s Subsidiaries or (z) executive-level employee of the Company or any of the Company’s Subsidiaries, in each case made to or filed with the human resources department of the Company or the Company’s Subsidiaries by another employee of the Company or the Company’s Subsidiaries and currently pending or being investigated.

(f) In the past three (3) years, the Company and its Subsidiaries have not implemented any group terminations, group layoffs or similar workforce actions that required notices be provided to employees of the Company or its Subsidiaries pursuant to any Law where any material liability remains outstanding.

Section 4.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable (whether or not shown on any Tax Return) have been fully and timely paid.

(b) The Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against the Company or any of its Subsidiaries that remains unresolved or unpaid.

(d) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to Tax during the past six (6) years and has not failed to comply with an applicable Law relating to Tax for which the applicable statute of limitations has not expired as of the date hereof. There is no Tax audit or other examination of the Company or any of its Subsidiaries presently in progress, nor has the Company or any of its Subsidiaries been notified of any request or threat for such an audit or other examination. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has made a request for or entered into a closing agreement, private letter ruling, advance tax ruling or similar agreement with any Governmental Authority with respect to Taxes. Neither the Company nor any of its subsidiaries has made a change of any method of accounting with respect to any Taxes.

(f) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing or similar Tax agreement (other than any such agreement solely between the Company and a Subsidiary the equity of which is 100% owned by the Company either directly or indirectly and Contracts entered into in the ordinary course of business, in each case not primarily related to Taxes).

(g) No written claim has been made (or written notification delivered in any form) by any Governmental Authority where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(h) Except as disclosed on Schedule 4.15(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside the country of its organization.

(i) The Company has not been, is not, and immediately prior to the Acquisition Merger Effective Time and Reincorporation Merger Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(j) Neither the Company nor any of its Subsidiaries has taken any action or agreed to take any action, nor to the knowledge of the Company or any of its Subsidiaries are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(k) There are no Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” or has failed to disclose a “reportable transaction” in each case as defined in U.S. Treasury Regulation section 1.6011-4(b).

(m) Neither the Company nor any of its Subsidiaries: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which the Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; (ii) is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation, or (C) has Liability for the Taxes under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise; or (iii) is a “controlled foreign corporation” as defined in Section 957 of the Code.

(n) The Company and each of its Subsidiaries have not deferred the withholding or remittance of any Taxes related or attributable to any wages for any employees of the Company.

(o) The Company and each of its Subsidiaries been in compliance in all respects with all applicable transfer pricing laws and legal requirements in all material respects.

(p) Neither the Company nor any of its Subsidiaries will be required to include any material item of income or exclude any material item of deduction for any taxable period beginning after the Closing Date as a result of: (i) any installment sale or open sale transaction disposition made by the Company nor any of its Subsidiaries before the Closing; (ii) any prepaid amount received outside of the ordinary course of business by the Company nor any of its Subsidiaries before the Acquisition Merger Closing; or (iii) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) existing before the Acquisition Merger Closing.

(q) The Company and each of its Subsidiaries have, with advice of U.S. tax counsel, considered the qualification of Acquisition Merger for the Acquisition Intended Tax Treatment and after such consideration, to the Knowledge of the Company and each of its Subsidiaries, there are no facts or circumstances that would reasonably be expected to prevent the Acquisition Merger from qualifying for the Acquisition Intended Tax Treatment.

(r) To the knowledge of the Company and each of its Subsidiaries, there are no facts or circumstances that would reasonably be expected to prevent the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

(s) The Company is a corporation for United States federal income tax purposes and is a “foreign person” within the meaning of section 1445(f)(3) of the Code. The Company is not, and has never been, created or organized in, or under the law of, the United States, any state thereof, or the District of Columbia. The Company is not treated as a domestic corporation pursuant to section 7874(b) of the Code and has not elected pursuant to section 897(i) of the Code to be treated as a domestic corporation for purposes of sections 897 and 1445 of the Code.

Section 4.16. Insurance. Section 4.16 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of the Company’s Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies as in effect as of the date hereof have previously been made available to Acquiror. All such policies are in full force and effect, all premiums due have been paid, and no notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as disclosed on Section 4.16 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last three (3) years.

Section 4.17. Licenses. The Company and its Subsidiaries have obtained, and maintain, all of the material Licenses reasonably required to permit the Company and its Subsidiaries to acquire, originate, own, operate, use and maintain their assets substantially in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted in all material respects. Each material License held by the Company or any of the Company’s Subsidiaries is in full force and effect. Neither the Company nor any of its Subsidiaries (a) is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material License to which it is a party, (b) is or has been the subject of any pending or, to the knowledge of the Company, threatened Action by a Governmental Authority seeking the revocation, suspension, termination, modification, or impairment of any material License, or (c) has received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, materially modify the terms of, or not renew any such material License, except to the extent such material License may be amended, replaced, or reissued as a result of and as necessary to reflect the transactions contemplated hereby, or as otherwise disclosed in Section 4.17 of the Company Disclosure Letter. Section 4.17 of the Company Disclosure Letter sets forth a true, correct and complete list of all material Licenses held by the Company or its Subsidiaries.

Section 4.18. Real Property.

(a) Section 4.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement of (w) the street address of each parcel of Leased Real Property, (x) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, (y) the terms and rental payment amounts pertaining to each such parcel of Leased Real Property and (z) the current use of each such parcel of Leased Real Property. Neither the Company nor its Subsidiaries owns any real property. Except as would not be or reasonably be expected to be material to the business of the Company and its Subsidiaries (taken as a whole), with respect to each parcel of Leased Real Property:

(i) The Company or one of its Subsidiaries holds a good and valid leasehold estate in such Leased Real Property, free and clear of all Liens, except for Permitted Liens.

(ii) The Company and its Subsidiaries have delivered to Acquiror true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in and to the Leased Real Property by or to the Company or any of its Subsidiaries, including all amendments, terminations and modifications thereof (collectively, the “Real Property Leases”), and none of such Real Property Leases has been modified in any material respect, except to the extent that such modifications have been disclosed by the copies delivered to Acquiror.

(iii) The Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Real Property under such Real Property Leases has not been materially disturbed and, there are no material disputes pending or to the knowledge of the Company threatened with respect to such Real Property Leases.

(iv) To the knowledge of the Company, no party, other than the Company or its Subsidiaries, has any right to use or occupy the Leased Real Property or any portion thereof.

(v) Neither the Company nor any of its Subsidiaries has received written notice of any condemnation proceeding or proposed similar Action or agreement for taking in lieu of condemnation with respect to any portion of the Leased Real Property. No material defaults by (A) the Company or its Subsidiaries or (B) to the knowledge of the Company, any landlord or sub-landlord, as applicable, presently exists under any Real Property Lease.

Section 4.19. Intellectual Property.

(a) Section 4.19(a) of the Company Disclosure Letter contains a complete and accurate list of all: (i) Intellectual Property Registrations as of the date of this Agreement, whether applied for or registered; (ii) material unregistered trademarks used by the Company (“Unregistered Marks”) and material unregistered copyrightable works (“Copyrightable Works”), in each case within the Company Owned IP; (iii) any Software within the Company Owned IP identified by project name; (iv) social media handles and their corresponding social media platforms within the Company Owned IP; and (v) Company Licensed IP, excluding (A) Open Source Software or (B) COTS Technology. Section 4.19(a) of the Company Disclosure Letter sets forth for each disclosed item, as may be applicable, the name of the current owner; the registration, issue, registration, application, and filing numbers and dates; the jurisdiction; the title or mark; the licensor, agreement name, parties, and date, the Governmental Authority or registrar; and status (including expiration dates). All required filings and maintenance/renewal fees related to the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and there are no such fees or maintenance or renewal filings due within six (6) months after the date of this Agreement.

(b) The Company or one of the Company’s Subsidiaries is the sole and exclusive beneficial and record owner of all of the items of all right, title and interest in and to the Company Owned IP, free and clear of Liens other than Permitted Liens. The Company Owned IP, including the Intellectual Property Registrations, is subsisting, valid and enforceable. The Company has not dedicated to the public or otherwise allowed to fall into the public domain any Intellectual Property previously constituting Company Owned IP. All Intellectual Property that has ever been developed and utilized by the Company is Company Owned IP. The Company or one of its Subsidiaries has a valid, enforceable and continuing right to use, license or otherwise exploit, as the case may be, pursuant to valid and enforceable written Inbound Intellectual Property Agreements (complete and correct copies of which have been made available to the Acquiror), all Company Licensed IP in the manner in which the Company or one of its Subsidiaries has used and/or commercially exploited such Company Licensed IP in the conduct of the business of the Company or such Subsidiary as previously and presently conducted. The Company Intellectual Property constitutes all Intellectual Property used in, held for use in the conduct and operations of the business of the Company as currently conducted.

(c) The Company or one of its Subsidiaries has entered into valid and enforceable written agreements with all past and current employees, independent contractors and consultants who or that have been employed, engaged or otherwise retained at any time by the Company or one of its Subsidiaries and who or that have contributed to the discovery, conception, development, creation, or reduction to practice of any Intellectual Property for or on behalf of the Company or otherwise within the scope of such employment, engagement or retention, in each case, pursuant to which each such Person has: (i) effectively, validly and irrevocably assigned to the Company all of such Person’s right, title, and interest in and to all such Intellectual Property, except non-assignable rights, which have been licensed to the Company on a perpetual, worldwide, royalty-free, fully paid up and non-exclusive basis; (ii) agreed to hold all Trade Secrets of the Company in confidence both during and after his or her employment, engagement or retention, as applicable; and (iii) waived their non-assignable rights (including moral rights) to any such Intellectual Property (collectively, the “Personnel IP Contracts”). The Company has made available to the Acquiror its templates of Personnel IP Contracts relating to and evidencing the Company’s ownership of Company Owned IP. No such Person has any claim, right or interest in or to any Company Owned IP.

(d) The consummation of the Transactions shall not result in (i) any assignment, forfeiture, termination, or placement of any Lien on Company Intellectual Property or any other restriction, limitation, loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own, use or hold for use any Company Intellectual Property, (ii) the Company being in breach of any Contract involving Intellectual Property; (iii) the modification, cancellation, termination, suspension or acceleration of, any payment with respect to any Contract governing any Intellectual Property; or (iv) Acquiror or its Affiliates, or the Company and its Subsidiaries (each being “that Person” within the meaning of this subsection) being (A) bound by or subject to any noncompete or licensing obligation, covenant not to sue, or other restriction on or modification of the operation or scope of the current business of the Company or any of its Subsidiaries, which that Person was not bound by or subject to prior to Acquisition Merger Closing, or (B) obligated to (1) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by the Company and its Subsidiaries (taken as a whole) prior to the Acquisition Merger Closing, or (2) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided by the Company and its Subsidiaries (taken as a whole) to that Person prior to the Acquisition Merger Closing.

(e) None of the Company Owned IP, the Company or its Subsidiaries’ use of the Company Licensed IP, the conduct or operations of the Company, or the Company Products (or the making, use, offer for sale, sale, importation, exportation, distribution, performance or other disposal or exploitation of any such Company Products) has infringed, misappropriated (or constituted or resulted from a misappropriation of) or otherwise violated, or does infringe, misappropriate (or constitute or result from a misappropriation of) or otherwise violate, any Intellectual Property of any Person; provided, however, that the representations and warranties contained in this sentence shall be subject to the knowledge of the Company as they related to Open Source Software and COTS Technology. No Action is pending, threatened by a communication in writing received by the Company or, to the knowledge of the Company, threatened orally, either: (i) involving a claim against the Company or one of its Subsidiaries of infringement, misappropriation or other violation of any Intellectual Property of any Person; or (ii) challenging (A) the Company and its Subsidiaries’ use, practice or other exploitation of any Company Owned IP or any Company Licensed IP, (B) the Company and its Subsidiaries’ ownership of any Company Owned IP, (C) the validity or enforceability of any Company Owned IP, or (D) the validity or enforceability of any Company Licensed IP exclusively licensed to the Company or its Subsidiaries or, any other material Company Licensed IP but solely to the extent that the Company or any of its Subsidiaries was the recipient of the challenge or has been notified by such challenge by the relevant licensor(s). Except as set forth in Section 4.19(e) of the Company Disclosure Letter, the Company has not received any notice alleging that it has infringed, misappropriated or otherwise violated or is infringing, misappropriating, or otherwise violating, any Intellectual Property of any Person, and, to the knowledge of the Company, there are no facts or circumstances that would form the basis for any such claim or challenge. To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Company Owned IP or any Company Licensed IP exclusively licensed to the Company or its Subsidiaries, and no such claims have been made against any Person by the Company or its Subsidiaries nor has the Company or its Subsidiaries invited any Person to take a license with respect to any Company Owned IP or any Company Licensed IP exclusively licensed to the Company or its Subsidiaries.

(f) The Company has made available to Acquiror the repositories representing all Software within the Company Owned IP. No third party has been granted any right or license to the Company Products or any of the Intellectual Property embodied therein, other than non-exclusive licenses granted pursuant to an end user license agreement to customers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice.

(g) The Company is in actual possession and control of (i) the applicable source code, object code, and user manuals for all Software within the Company Owned IP and for all Software within the Company Products, and (ii) Technical Documentation sufficient to allow for the continuation of the use, distribution, development, enhancement, maintenance and support of each item of such Software within the Company Owned IP. The source code for all current versions of Company Products can be compiled without material error into object code by a trained computer programmer. None of the source code or materials described in (i) and (ii) above, except those pertaining to COTS Technology or Open Source Software, has been licensed or provided to, or otherwise used or accessed by, any Person other than employees, consultants and contractors of the Company or its Subsidiaries, in each case, who or that have a “need to know” such source code and materials in connection with the performance of their duties to the Company or its Subsidiaries, and have a written confidentiality obligation to the Company or one of its Subsidiaries, as applicable, with respect to such source code or related materials. Neither the Company nor its Subsidiaries are obligated to provide to any Person the source code for any Software within the Company Owned IP. None of the source code or related materials for any Software within the Company Owned IP is in escrow or under any obligation to be deposited in escrow.

(h) All Software within the Company Owned IP and all Company Products perform in all material respects in accordance with the documentation and other written materials related thereto, is free of any exposed keys or credentials that permit unauthorized access or the unauthorized disruption, impairment, disablement or erasure of such Software, and is free from any defect, bug, virus, design or documentation error or corruptant that would have a material effect on the operation or use of such Software and that cannot be remedied or fixed in accordance with standard software development practices; provided, however, that the representations and warranties set forth in this sentence shall be to the knowledge of the Company as they relate to COTS Technology and Open Source Software. All reported material defects, warranty claims, and reports of errors are reflected in support logs maintained by the Company or one of its Subsidiaries in the ordinary course of business. No Software within the Company Owned IP contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or that without user intent will cause, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any Company Product or any computer or other device on which such Software is stored, installed or used; (ii) damaging or destroying any data or file without the user’s consent; (iii) bypass any technical security measure or masquerade as compliant so as to obtain access to any hardware or Software in contravention of such technical security measures; or (iv) sending information to the applicable Company or Company Subsidiary or any other Person, except to the extent required by applicable Law or Governmental Authority. No Software within the Company Owned IP: (x) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry); (y) records a user’s actions without such user’s knowledge (and, where a user’s consent is required pursuant to applicable Law, without such user’s consent), except to the extent required by applicable Law or Governmental Authority; or (z) gathers or transmits information regarding a user or a user’s behavior, in each case, without such user’s knowledge (and, where a user’s consent is required pursuant to applicable Law, without such user’s consent), except to the extent required by applicable Law or Government Authority.

(i) Section 4.19(i) of the Company Disclosure Letter sets forth a complete and accurate list of all Open Source Software that has been used by or for a Company or one of its Subsidiaries and for each such item of Open Source Software: (i) the name and version number of any Company Product(s) in which the Open Source Software has been used and the deployment status of such Company Product(s); (ii) the name of the applicable Open Source Software; (iii) the name of the applicable license to such Open Source Software (including version number); (iv) the manner in which such Open Source Software is used in, incorporated into, linked to, integrated or bundled with the applicable Company Product or Company Owned IP (e.g., embedded, static or dynamic linking, etc.); (v) whether such Open Source Software component was/is used “as is” or has been customized or modified by the Company or any Company Subsidiary; and (vi) the distribution status of the Open Source Software including whether distributed to third parties (e.g., for use on-premises with a third party) or used on a Company-hosted basis. The Company and the Company’s Subsidiaries are in full compliance with all the terms and conditions of all Intellectual Property Agreements for all Open Source Software used with any Company Product or Company Owned IP or in the operations of the Company and, to the knowledge of the Company, the Open Source Software used with any Company Licensed IP is used in full compliance with all the terms and conditions of all Intellectual Property Agreements for all Open Source Software used with any Company Product. The Company and its Subsidiaries have not used and do not use any Open Source Software or any modification or derivative thereof in a manner that, with respect to any of the Company Products or Company Owned IP, would (A) grant to any Person any rights to or immunities for use of any Company Owned IP or any Software within any Company Product, (B) require the disclosure or distribution of any Company Owned IP or any Software within any Company Product in source code form, (C) require licensing of any Company Owned IP or any Software within any Company Product for the purpose of making derivative works of such Company Owned IP or such Software, (D) require that the Company Owned IP or Software within any Company Product be reverse engineerable or (E) impose any restriction on the consideration to be charged for the distribution of any Company Owned IP or Company Product or otherwise obligate the Company or one of its Subsidiaries to make any Company Owned IP or Company Product available free of charge. For the avoidance of doubt, the use of Open Source Software solely under permissive open source licenses (including but not limited to MIT, Apache‑2.0, BSD‑2‑Clause, BSD‑3‑Clause, and ISC) that do not require disclosure of source code or reciprocal licensing of the Company Products or Company Owned IP shall not, by itself, be deemed to violate clauses (A)–(E).

(j) The Company and its Subsidiaries have taken steps that are consistent with generally accepted industry standards, and in any event no less than all commercially reasonable efforts, to protect and maintain the Company Intellectual Property and to protect and preserve the confidentiality of all material Trade Secrets included in the Company Intellectual Property, including requiring all Persons having access such Trade Secrets to execute written confidentiality and non-disclosure Contracts; provided, however, that the Company has not prior to Closing taken any step or made any effort to seek Intellectual Property Registrations relating to the Unregistered Marks, Copyrightable Works or Software. There has not been any unauthorized access, theft, disclosure, use or misappropriation of any Trade Secrets included in the Company Owned IP or any breach of any obligations owned with respect to Trade Secrets within Company Licensed IP.

(k) No funding, grant, facility, resource or personnel of any Governmental Authority or university, academic or educational institution or research institute was used in the development or creation, in whole or in part, of any Company Owned IP, and no Governmental Authority or university, academic or educational institution or research institute has any ownership rights, use rights, Liens or other interest in or to any Company Owned IP.

(l) Neither the Company and its Subsidiaries nor any Person who contributed to the discovery, conception, development, creation, or reduction to practice of any Company Owned IP has ever been a member of, or a contributor to, any industry standards body that requires its members or contributors to grant or offer to any other Person any license or right to any technology or Intellectual Property owned by such members or contributors.

(m) Neither the Company nor its Subsidiaries have transferred ownership of any technology or Intellectual Property to any third Person that was material to the business of the Company at the time it was transferred.

(n) Except “gas fees” required for issuing or redeeming stablecoins, neither the Company nor its Subsidiaries have any obligation to compensate any person or entity for the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of any Company Products. The Company and its Subsidiaries have complied, and have at all times during the last three (3) years complied, to the knowledge of the Company with all applicable Laws relating to the Company’s collection and use of Third Party Data. Neither the Company nor its Subsidiaries have received any written notice of any claims, investigations, or alleged violations of laws, regulations, licenses, or terms of service or use with respect to the use of any Third Party Data.

Section 4.20. Privacy and Cybersecurity.

(a) The Company and its Subsidiaries maintain and are in compliance with, and during the last three (3) years have maintained and been in compliance with, (i) all applicable Privacy Laws (and, all related, legally binding implementing rules, regulations, guidelines and circulars of data privacy regulators implementing or enforcing such Privacy Laws), (ii) the Company’s and its Subsidiaries’ posted or publicly facing privacy policies, and (iii) the Company’s and its Subsidiaries’ contractual obligations concerning Processing, privacy, confidentiality, and/or security of Personal Information; in each case of (i)-(iii) above, other than any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, all vendors, processors, and other third parties Processing Personal Information for or on behalf of the Company or any of its Subsidiaries have complied with all Privacy Laws in connection with their Processing of Personal Information for or on behalf of the Company and its Subsidiaries during the last three (3) years, except for any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(b) In the past three (3) years, neither the Company nor any of its Subsidiaries have been subject to or received any written notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning any Company’s Processing of Personal Information or actual, alleged, or suspected violation of any Privacy Laws. There are no Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries alleging a violation of any third Person’s privacy or Personal Information rights by the Company or its Subsidiaries in connection with the foregoing, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries taken as a whole.

(c) (i) During the last three (3) years, there have been, no breaches of the security of the information technology systems of the Company or its Subsidiaries, and (ii) during the last two (2) years, there have been no disruptions in any such information technology systems; in each case, that materially adversely affected the Company’s or its Subsidiaries’ business or operations, taken as a whole, and have not been remedied in all material respects. In the past three (3) years, the Company and its Subsidiaries have regularly performed a vulnerability assessment and obtained an independent penetration testing performed by a recognized third-party audit firm the Companies have used reasonable efforts to address and remediate all material threats and deficiencies identified in each such assessment. The Company has made available to Acquiror true, correct and complete copies of the Company’s data security policies that are currently in effect and material to the Company’s business and all penetration testing reports of the Company produced during the past three (3) years. The Company and its Subsidiaries take commercially reasonable measures (and any other measures required by applicable Law) designed to protect Personal Information in its possession or control against unauthorized access, use, modification, disclosure or other misuse, including through administrative, technical and physical safeguards. Except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole, during the last three (3) years, neither the Company nor any Subsidiary of the Company has (A) experienced any material incident in which such Personal Information collected or Processed by or on behalf of Company or any of its Subsidiaries was stolen, lost, made unavailable, improperly accessed, used, modified, exfiltrated, altered, erased, destroyed, compromised, or disclosed, in each case without the authorization of the Company or the relevant Subsidiary (as applicable), including in connection with a breach of security (“Security Incident”), or (B) received any written notice or complaint from any Person with respect to any Security Incident.

(d) Section 4.20(d) of the Company Disclosure Letter identifies all Company AI. The Company or one of its Subsidiaries either (i) exclusively owns all right, title and interest in and to the Company AI (including all Intellectual Property therein and associated therewith); or (ii) has a current, fully paid up right and license to use, maintain, reproduce, modify or create derivative works of such Company AI therefrom for the purpose of carrying on the business of the Company and its Subsidiaries in all relevant jurisdictions for a period ending no earlier than six (6) months after the date of this Agreement, including use in Company Products, and, to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent, impair or impede the Company’s or one of its Subsidiaries’ ability to renew such license(s) on substantially similar terms. The Company or one of its Subsidiaries either (i) exclusively owns all right, title and interest in and to all outputs from Company AI; or (ii) has a worldwide, perpetual, irrevocable, transferable, sub-licensable, royalty-free, fully paid up right and license to use, maintain, reproduce, modify or create derivative works of outputs of all Company AI, including use in Company Products. The Company has not: (i) used any Company AI in a manner that has adversely affected, or would reasonably be expected to adversely affect. the ownership, validity, enforceability, registrability, copyrightability or patentability of any material Company Owned IP or material Company Licensed IP or any material content or other material output created by such Company AI that the Company or any of its Subsidiaries intended to maintain as proprietary; or (ii) used any Company AI in a manner that does not, in any material respect, comply with the applicable license or other Contract terms.

(e) The Company owns or has all necessary licenses to use all AI Inputs for the Company AI and all such AI Inputs (whether proprietary to, or licensed by, the Company) have been obtained and used in accordance with the applicable terms, Privacy Laws and AI Laws governing such use (including each end user license agreement, terms of use, privacy policies, consents, or other terms that govern the collection and use of third party data) and in compliance with all required consent and notification obligations under such terms and Laws. The Company has not permitted any Personal Information, Company Data or any Trade Secrets or confidential information of the Company or its customers to be used as AI Inputs for the benefit of third party AI Technology or any other third party technology. To the knowledge of the Company, and subject to any contrary requirements under applicable Law, the Company owns all Intellectual Property in and to any developments, modifications, updates or improvements made to the Company Products resulting from the use of AI data and there are no restrictions on any Company Entity’s ownership, exploitation or commercialization of the Company Products as a result of the use of the AI Inputs.

(f) The Company and the Company AI, are, and have during the last three (3) years been, compliant with all applicable Laws relating to the development, use, deployment, and sale of AI Technology, including the Colorado AI Act and the European Union Artificial Intelligence Act, to the extent such Laws are in force and applicable to the Company’s and its Subsidiaries’ activities related to AI Technology and the Company AI (collectively, “AI Laws”), except for any non-compliance that, individually or in the aggregate, has not been or would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No investigations, claims, or enforcement actions against the Company or user of the Company AI related to compliance with AI Laws are, to the knowledge of the Company, pending, threatened in writing or threatened orally, in each case, by any Governmental Authority or Person.

(g) No Person has made any claim or complaint to the Company in regard to the Company’s or any of its Subsidiaries’ use of Company AI during the last three (3) years.

(h) The use of AI Technology by the Company has not constituted during the last three (3) years, and does not constitute, a breach of any of the Company’s contractual obligations to any of its customers concerning the development, use, deployment, and sale of AI Technology, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries taken as a whole.

Section 4.21. Stablecoins.

(a) The Company and its Subsidiaries are, and for the past three (3) years have been in compliance in all material respects with all applicable Laws in all jurisdictions where they operate relating to the issuance, custody, trading, and transfer of digital assets (including stablecoins), including virtual asset service provider regulations, stablecoin reserve requirements, and anti-money laundering and know-your-customer obligations, as administered or enforced by any relevant Governmental Authority. The Company and its Subsidiaries hold all licenses, registrations, and approvals required under such Laws, except where the failure to hold such licenses, registrations, or approvals would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(b) All stablecoins issued by the Company or its Subsidiaries (including the First Digital USD (“FDUSD”)) are, in all material aspects and to the knowledge of the Company, fully backed on a one-to-one basis by reserves comprised of U.S. Treasury bills, overnight repurchase agreements, short-term fixed deposits, cash and/or other high-quality liquid assets) held in accounts or custodial arrangements segregated from operational funds at regulated financial institutions. No security interest, lien or other encumbrance has been granted by the Company or any Subsidiary over any such reserves. Such reserves are, in all material respects, free and clear of all liens, encumbrances, or adverse claims, subject to customary custodial or depository arrangements and liens arising in the ordinary course of custody or holding cash or financial instruments. The reserves supporting any stablecoin issued by the Company or its Subsidiaries have been subject to independent attestation or assurance engagements within the past twelve (12) months by a reputable accounting or assurance firms applying internationally recognized assurance standards. The Company and its Subsidiaries have caused independent attestations or assurance reports covering such reserves to be prepared and published, and provided to Acquiror true, correct, and complete copies of any such reports.

(c) No stablecoin, including FDUSD, has been issued, minted or burned except in accordance with the Company’s or its Subsidiaries’ documented procedures and with all required authorizations. No stablecoin has been issued without corresponding payment or reserve backing in place at the time of issuance, to the knowledge of the Company and in all material aspects. The Company makes no representation or warranty with respect to any transfer or other disposition of stablecoins by any third party following their issuance.

(d) The Company and its Subsidiaries own or have valid licenses to all intellectual property used or held for use in connection with the stablecoin business, including but not limited to all software, smart contracts, and related technology. All smart contracts and blockchain protocols developed or deployed by the Company or its Subsidiaries have been subject to commercially reasonable security audits during the past three (3) years, and, to the knowledge of the Company, contain no material defects, backdoors, or vulnerabilities that would reasonably be expected to adversely affect the security, functionality, or performance of such technology.

(e) All material agreements to which the Company or any of its Subsidiaries is a party relating to the support, listing, or trading of stablecoins (including FDUSD) on third-party platforms, to the knowledge of the Company, are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach of any such agreement, has received any notice of termination, or has any outstanding unpaid fees or obligations under such agreements.

(f) Neither the Company nor any of its Subsidiaries has received any written notice of, nor, to the knowledge of the Company, is subject to, any pending or, to the knowledge of the Company, threatened investigation, enforcement action, or proceeding by any Governmental Authority relating to digital asset activities, stablecoin issuance, or related financial services. There are no Actions by any Person (including any Governmental Authority) pending to which the Company or any of the Company’s Subsidiaries is a named party or, to the knowledge of the Company, threatened in writing against the Company or its Subsidiaries in connection with the stablecoin business, except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

Section 4.22. Environmental Matters. The Company and its Subsidiaries are and, except for matters which have been fully resolved, have been in material compliance with all Environmental Laws and neither the Company nor any of its Subsidiaries is subject to any current Governmental Order relating to any material non-compliance with Environmental Laws, in each case except as would not be or reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole. There has been no material release of any Hazardous Materials by the Company or its Subsidiaries at, in, on or under any Leased Real Property or in connection with the Company’s and its Subsidiaries’ operations off-site of the Leased Real Property. No material Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding.

Section 4.23. Absence of Changes. Since the date of the most recent statement of financial position included in the Financial Statements, (i) there has not been any Company Material Adverse Effect; and (ii) except as set forth in Section 4.23 of the Acquiror Disclosure Letter, the Company has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 4.24. Anti-Corruption Compliance.

(a) Neither the Company nor its Subsidiaries, nor any of their directors or officers, nor to the knowledge of the Company, any of the Company or its Subsidiaries’ respective employees, agents, Representatives or other Persons acting for or on behalf of the Company or any of its Subsidiaries has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable Anti-Bribery Laws; (ii) been in violation of any Anti-Bribery Laws, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his or her official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his or her lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Laws.

(b) Each of the Company and its Subsidiaries, has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws.

(c) As of the date hereof, there are no current or pending internal investigations, or, to the knowledge of the Company, any third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations concerning possible material violations of the Anti-Bribery Laws related to the Company or any of the Company’s Subsidiaries.

Section 4.25. Anti-Money Laundering, Sanctions and International Trade Compliance.

(a) The Company and its Subsidiaries, and each of their respective directors officers, and to the knowledge of the Company, each of their respective employees, agents, Representatives and other Persons acting on behalf of the Company or any of the Company’s Subsidiaries (i) are, and have been for the past three (3) years, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all material licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions relating to the business operations of the Company or its Subsidiaries, including for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past three (3) years been no pending or, to the knowledge of the Company, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Company or any of the Company’s Subsidiaries related to violations of Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective directors or officers, nor to the knowledge of the Company, any employees, agents, Representatives or other Persons acting on behalf of the Company or any of the Company’s Subsidiaries, (i) is, or has during the past three (3) years, been a Sanctioned Person or a Restricted Person, or (ii) has transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c) The Company and its Subsidiaries have in place policies, procedures, controls, and systems reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Sanctions.

Section 4.26. Proxy/Registration Statement. The information supplied by the Company or any of its Subsidiaries in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Acquiror, its Affiliates or their respective Representatives on their respective behalf.

Section 4.27. Investment Company. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

Section 4.28. Brokers’ Fees. Except as set forth on Section 4.29 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by the Company, any of the Company’s Subsidiaries or any of their Affiliates with respect to which Acquiror or any of its Affiliates, the Company or any of the Company’s Subsidiaries has any obligation.

Section 4.29. No Outside Reliance. Notwithstanding anything contained in this Article IV or any other provision hereof, each of the Company and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that the Company has made its own investigation of Acquiror and that neither Acquiror nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, other than those expressly given by Acquiror in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by Acquiror, as well as any information, documents or other materials (including any such materials reviewed by the Company or its Subsidiaries pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to the Company, its Subsidiaries or any of its or their Affiliates or Representatives are not and will not be deemed to be representations or warranties of Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article V of this Agreement. Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any assets, properties and business of Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in this Agreement, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Except (a) as set forth in any Acquiror SEC Filings filed or submitted on or prior to the date hereof (excluding (i) any disclosures in any risk factors section that do not constitute statements of fact, any disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature and (ii) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.8, Section 5.12 and Section 5.15), (b) as set forth in the disclosure letter delivered by Acquiror to the Company (the “Acquiror Disclosure Letter”) on the date of this Agreement which may be supplemented by Acquiror immediately prior to the Reincorporation Merger Closing (each section of which, subject to Section 12.10, qualifies the correspondingly numbered and lettered representations and warranties in this Article V), and (c) as otherwise explicitly contemplated by this Agreement, the other Transaction Documents or in connection with the Transactions, Acquiror represents and warrants to the Company as of the date hereof, as of the Reincorporation Merger and as of the Acquisition Merger Closing as follows (it being understood that when referring “Acquiror,” it shall be understood that it includes the Surviving Acquiror if the Reincorporation Merger has been completed, to the extent applicable):

Section 5.1. Acquiror Organization. Acquiror has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Acquiror’s Governing Documents, as amended to the date of this Agreement and as previously made available by or on behalf of Acquiror to the Company, are true, correct and complete. Acquiror is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have, an Acquiror Material Adverse Effect.

Section 5.2. Due Authorization.

(a) Other than the Acquiror Shareholders’ Approval, Acquiror has all requisite company or corporate power, as applicable, and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 5.7), to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (A) duly and validly authorized and approved by the Acquiror Board and (B) determined by the Acquiror Board as advisable to Acquiror and the Acquiror Shareholders and recommended for approval by the Acquiror Shareholders. No other company proceeding on the part of Acquiror is necessary to authorize this Agreement and the documents to which Acquiror is a party contemplated hereby. This Agreement has been, and on or prior to the Reincorporation Merger Closing, the other documents to which Acquiror is a party contemplated hereby will be, duly and validly executed and delivered by Acquiror, and this Agreement constitutes, and on or prior to the Reincorporation Merger Closing, the other documents to which Acquiror is a party contemplated hereby will constitute, a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Assuming that a quorum (as determined pursuant to the Acquiror Charter) is present:

(i) the Transaction Proposal identified in clause (A) of Section 9.2(a)(i) shall require approval by Special Resolution (as defined in the Cayman Companies Act) of the Acquiror Shareholders, which requires an affirmative vote of the holders of at least two-thirds of the Acquiror Ordinary Shares who attend (in person or by proxy) and are entitled to vote and vote (in person or by proxy) thereupon (as determined in accordance with Acquiror’s Governing Documents) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose; and

(ii) each of those Transaction Proposals identified in clauses (B) to (E) of Section 9.2(a)(i), in each case, shall require approval by an Ordinary Resolution (as defined in the Acquiror Charter), which requires an affirmative vote of the holders of at least a majority of the issued and outstanding Acquiror Ordinary Shares entitled to vote who attend (in person or by proxy) and vote (in person or by proxy) thereupon (as determined in accordance with the Acquiror Charter) at a shareholders’ meeting duly called by the board of directors of Acquiror and held for such purpose,

((i) and (ii) collectively, the “Acquiror Shareholders’ Approval”).

(c) The Acquiror Shareholders’ Approval is the only vote of any of Acquiror’s Shares necessary in connection with entry into this Agreement and the other Transaction Documents by Acquiror and the consummation of the transactions contemplated hereby and thereby, including the Acquisition Merger Closing and the Reincorporation Merger Closing.

(d) On or prior to the date of this Agreement, the Acquiror Board has duly adopted resolutions (i) determining that this Agreement and the other Transaction Documents to which the Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, the Acquiror and its shareholders, as applicable, and (ii) authorizing and approving the execution, delivery and performance by the Acquiror of this Agreement and the other Transaction Documents to which the Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby. No other corporate action is required on the part of the Acquiror or any of its shareholders to enter into this Agreement or the documents to which the Acquiror is a party contemplated hereby or to approve the Transactions other than the Acquiror Shareholders’ Approval.

(e) At a meeting duly called and held, the Acquiror Board has approved the transactions contemplated by this Agreement as a Business Combination.

Section 5.3. No Conflict. Except as set forth on Section 5.3 of the Acquiror Disclosure Letter, subject to obtaining the Acquiror Shareholders’ Approval, the execution and delivery by Acquiror of this Agreement and the other Transaction Documents to which Acquiror is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of Acquiror, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to Acquiror, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Acquiror is a party or by which Acquiror may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Acquiror, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement.

Section 5.4. Litigation and Proceedings. Except as set forth on Section 5.4 of the Acquiror Disclosure Letter, as of the date hereof (a) there are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against Acquiror or its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon Acquiror or any of its properties or assets, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement; or (ii) be or reasonably be expected to be material to the business of Acquiror.

Section 5.5. SEC Filings.

(a) Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, schedules, reports and other documents required to be filed by it with the SEC since the IPO, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing through the date hereof, the “Acquiror SEC Filings”). Each of the Acquiror SEC Filings, as of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Reincorporation Merger Closing Date, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Reincorporation Merger Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror, none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(b) Except to the extent available on the SEC’s website through EDGAR, Acquiror has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Acquiror’s annual reports on Form 10-K for each fiscal year of Acquiror beginning with the first year Acquiror was required to file such a form, (ii) Acquiror’s quarterly reports on Form 10-Q for each fiscal quarter that Acquiror filed such reports to disclose its quarterly financial results in each of the fiscal years of Acquiror referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Acquiror with the SEC since the beginning of the first fiscal year referred to in clause (i) above and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of Sarbanes-Oxley Act) with respect to any report referred to in clause (i) above.

(c) As of the date of this Agreement, (i) the Acquiror Units issued by Acquiror in the IPO are listed on Nasdaq, (ii) Acquiror has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Acquiror Units, (iii) there are no Actions pending or, to the knowledge of Acquiror, threatened against Acquiror by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Acquiror Units on Nasdaq and (iv) such Acquiror Units are in compliance with all of the applicable corporate governance rules of Nasdaq.

Section 5.6. Internal Controls; Listing; Financial Statements. Except as set forth on Section 5.6 of the Acquiror Disclosure Letter:

(a) except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to (i) ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) be effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which it reasonably believes is sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror Financial Statements for external purposes in accordance with GAAP;

(b) to the knowledge of Acquiror, each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(c) Except as disclosed in the Acquiror SEC Filings, the financial statements of the Acquiror contained in the Acquiror SEC Filings (the “Acquiror Financial Statements”) (i) fairly present in all material respects the financial position of Acquiror, as at the respective dates thereof, and the results of operations, changes in shareholders’ equity, and consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof, and (iv) prepared in accordance with PCAOB standards. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements;

(d) there are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act; and

(e) except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act or as otherwise set forth in the Acquiror SEC Filings, Acquiror maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that Acquiror maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. Acquiror has delivered to the Company a true and complete copy (if any) of any disclosure (or, if unwritten, a summary thereof) by any representative of Acquiror to Acquiror’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of Acquiror to record, process, summarize and report financial data. Acquiror has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of Acquiror;

(f) neither Acquiror nor any director or officer of Acquiror nor, to the knowledge of Acquiror, any employee of Acquiror, or Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

Section 5.7. Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company and the Acquisition Entities contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of Acquiror with respect to Acquiror’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) as otherwise disclosed on Section 5.7 of the Acquiror Disclosure Letter, (b) for the Acquiror Shareholders’ Approval, (c) the filing of the Proxy/Registration Statement with the SEC, other filings with respect to the Transactions pursuant to the applicable state blue sky or other securities Laws, the registration of the Plan of Reincorporation Merger and filing of the related documentation with the Cayman Registrar, the filing of the PubCo Charter with the Cayman Registrar and publication of notification of the Reincorporation Merger in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act, and (d) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement or (ii) be or reasonably be expected to be material to the business of Acquiror.

Section 5.8. Trust Account. As of the date of this Agreement, Acquiror has approximately $230,876,657 in a trust account (the “Trust Account”) (including, if applicable, an aggregate of approximately $9,200,000 of deferred underwriting commissions and other fees being held in the Trust Account), such monies held in cash deposit accounts pursuant to the Investment Management Trust Agreement, dated August 26, 2025, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate Contracts, side letters or other binding arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than shareholders of Acquiror holding Acquiror Public Shares initially sold in Acquiror’s initial public offering (the “IPO”) who shall have elected to redeem their Acquiror Public Shares pursuant to Acquiror’s Governing Documents and the underwriters of the IPO with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Reincorporation Merger Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, in breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Reincorporation Merger Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to Acquiror’s Governing Documents shall terminate, and as of the Reincorporation Merger Effective Time, Acquiror shall have no obligation whatsoever pursuant to Acquiror’s Governing Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions). To the knowledge of Acquiror, as of the date hereof, following the Reincorporation Merger Effective Time, no Acquiror Shareholder shall be entitled to receive any amount in the Trust Account except to the extent such Acquiror Shareholder has exercised an Acquiror Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its obligations hereunder, Acquiror does not have any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Reincorporation Merger Closing Date (other than use of the funds in the Trust Account for Acquiror Share Redemptions and to pay the underwriters of the IPO with respect to deferred underwriting commissions).

Section 5.9. Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.10. Absence of Changes. Since the date of the most recent balance sheet included in the Acquiror SEC Filings, (a) there has not been any Acquiror Material Adverse Event or any event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Acquiror to enter into and perform its obligations under this Agreement, and (b) except as set forth in Section 5.10 of the Acquiror Disclosure Letter, Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 5.11. No Undisclosed Liabilities. Except for any Acquiror Transaction Expenses, there is no other liability, debt or obligation of or claim or judgment against Acquiror (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) set forth on Section 5.11 of the Acquiror Disclosure Letter, (b) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (c) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of Acquiror, (d) that are executory obligations under any Contract to which Acquiror is a party or by which it is bound incurred in the ordinary course of business consistent with past practice of the Acquiror, (e) arising under this Agreement or any other Transaction Documents, (f) that will be discharged or paid off prior to or at the Reincorporation Merger Closing, or (g) which are not and would not reasonably be expected to be material to Acquiror. As of the date hereof, as of the Reincorporation Merger Closing and the Acquisition Merger Closing, the Acquiror or the Surviving Acquiror (as applicable) is and will be solvent.

Section 5.12. Capitalization of Acquiror. Except as set forth on Section 5.12 of the Acquiror Disclosure Letter:

(a) as of the date of this Agreement, the authorized share capital of Acquiror consists of (i) 445,000,000 Acquiror Class A Ordinary Shares, of which 23,891,250 shares are issued and outstanding as of the date of this Agreement (including 23,000,000 Acquiror Public Shares subject to possible redemption, and assuming the separation of all outstanding Acquiror Units into underlying Acquiror Ordinary Shares and Acquiror Warrants), and (ii) 50,000,000 Acquiror Class B Ordinary Shares, of which 7,666,667 shares (i.e. the Founder Shares) are issued and outstanding as of the date of this Agreement. Of the Founder Shares, 7,566,667 Founder Shares are held by the Sponsor. All issued and outstanding Acquiror Ordinary Shares (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued by Acquiror in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities to which Acquiror is a party or otherwise bound; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound and (iv) were issued free and clear of any Liens (other than Acquiror’s own Lien as provided for in the Acquiror Charter);

(b) as of the date of this Agreement, [11,945,625] Acquiror Warrants are issued and outstanding (assuming the separation of all outstanding Acquiror Units into underlying Acquiror Class A Ordinary Shares and Acquiror Warrants). The Acquiror Warrants are not exercisable until thirty (30) days after the closing of a Business Combination. All outstanding Acquiror Warrants (i) have been duly authorized and validly issued and constitute valid and binding obligations of Acquiror, enforceable against Acquiror in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity; (ii) have been offered, sold and issued in compliance in all material respects with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents and (2) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound and (iv) were issued free and clear of any Liens (other than Acquiror’s own Lien as provided for in the Acquiror Charter). Except for the Acquiror’s Governing Documents and this Agreement, there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Warrants;

(c) except as set forth in this Section 5.12 or as contemplated by this Agreement or the other documents contemplated hereby, Acquiror has not issued, granted, and is not otherwise bound by or subject to any outstanding subscriptions, options, restricted stock, restricted stock units, share appreciation rights, warrants, rights or other securities (including debt securities) convertible, into or exchangeable or exercisable for Acquiror Ordinary Shares, any other commitments, calls, conversion rights, rights of exchange or privilege (whether preemptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of Acquiror or the value of which is determined by reference to shares or other equity interests of Acquiror, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Ordinary Shares; and

(d) Acquiror has no Subsidiaries, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.13. Brokers’ Fees. Except as set forth on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates, PubCo or Merger Sub.

Section 5.14. Indebtedness. Except as set forth in Section 5.14 of the Acquiror Disclosure Letter or as permitted by Section 8.4 after the date hereof, Acquiror does not have any Indebtedness exceeding $100,000.

Section 5.15. Taxes.

(a) All income Tax Returns and all other material Tax Returns required to be filed by or with respect to Acquiror have been timely filed (taking into account any applicable extensions) and all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects. All material Taxes due and payable have been fully and timely paid. Section 5.15(a) of the Acquiror Disclosure Letter sets forth each jurisdiction where Acquiror files or is required to file a Tax Return.

(b) Acquiror has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, paid over to the proper Governmental Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes.

(c) There are no Liens for any material Taxes (other than Permitted Liens) upon the property or assets of Acquiror.

(d) No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Authority against Acquiror that remains unpaid.

(e) There is no Tax audit, investigation, examination, or other Action of Acquiror presently in progress, nor has Acquiror been notified of any request or threat for such an audit, investigation, examination, or other Action. There are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of Acquiror.

(f) No written claim has been made (or written notification delivered in any form) by any Governmental Authority where Acquiror does not file Tax Returns that it is or may be subject to taxation in that jurisdiction.

(g) Acquiror has not participated in any “listed transaction,” or has failed to disclose a “reportable transaction” in each case as defined in U.S. Treasury Regulation section 1.6011-4(b).

(h) Acquiror has not taken any action or agreed to take any action, nor to the knowledge of Acquiror are there any facts or circumstances, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

(i) Acquiror is not a party to any Tax sharing agreement, Tax indemnification agreement, or Tax allocation agreement.

(j) Acquiror does not have any request for a material closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between Acquiror, on the one hand, and any Tax authority, on the other hand.

(k) Acquiror has not received written notice of any claim from a Tax authority in a jurisdiction in which Acquiror does not file Tax Returns stating that Acquiror is or may be subject to Tax in such jurisdiction.

(l) To the knowledge of Acquiror, there are no facts or circumstances that would reasonably be expected to prevent the Reincorporation Merger from qualifying for the Reincorporation Intended Tax Treatment.

Section 5.16. Business Activities. Except as set forth on Section 5.16 of the Acquiror Disclosure Letter:

(a) since formation, Acquiror has not conducted any business activities other than activities related to the IPO or directed toward the accomplishment of a Business Combination. Except as set forth in Acquiror’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Reincorporation Merger Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to Acquiror;

(b) except for the transactions contemplated by this Agreement and the other Transaction Documents, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, Acquiror has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or have its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination; and

(c) except for this Agreement and the other Transaction Documents to which Acquiror is a party and the other documents and transactions contemplated hereby and thereby, Acquiror is not as of the date hereof party to any Contract with any other Person that would require payments by Acquiror after the date hereof in excess of $100,000 in the aggregate with respect to any individual Contract (or in the aggregate with any series of related Contracts).

Section 5.17. Nasdaq Stock Market Quotation. The Acquiror Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Market (“Nasdaq”) under the symbol “KOYN”. The Acquiror Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “KOYNU”. The Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “KOYNW”. Acquiror is in compliance in all material respects with the rules of Nasdaq and there is no Action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Ordinary Shares, the Acquiror Units or the Acquiror Warrants or terminate their listing on Nasdaq. None of Acquiror nor any of its Affiliates or Representatives has taken any action to terminate the registration of the Acquiror Class A Ordinary Shares, the Acquiror Units or the Acquiror Warrants under the Exchange Act except as contemplated by this Agreement or any other Transaction Document.

Section 5.18. Proxy/Registration Statement. Except as set forth on Section 5.18 of the Acquiror Disclosure Letter, the information supplied by Acquiror in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is filed in accordance with Rule 424(b) of the Securities Act and/or pursuant to Section 14A of the Exchange Act or declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the Acquiror Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the Acquiror Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, its Subsidiaries or their respective Representatives on their respective behalf.

Section 5.19. Legal Compliance.

(a) Except as disclosed on Section 5.19(a) of the Acquiror Disclosure Letter or as would not be or reasonably be expected to be material to the Acquiror, Acquiror is in compliance with all applicable Laws in all material respects.

(b) Except as disclosed on Section 5.19(b) of the Acquiror Disclosure Letter, in the past three (3) years, Acquiror has not received any written notice of, or been charged with, the violation of any Laws, by any Governmental Authority, except where such violation has not been and would not reasonably be expected to be material to Acquiror.

(c) Acquiror maintains a program of policies, procedures and internal controls reasonably designed and implemented to provide reasonable assurance that violation of applicable Law by any of Acquiror’s directors, officers, or employees, acting on behalf of Acquiror, will be prevented, detected and deterred.

Section 5.20. Anti-Corruption Compliance.

(a) Neither Acquiror, nor any of its directors or officers, nor to the knowledge of Acquiror, any of Acquiror’s employees, agents, Representatives or other Persons acting for or on behalf of Acquiror has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable Anti-Bribery Laws; (ii) been in violation of any Anti-Bribery Laws, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his or her official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his or her lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting Acquiror, or any agent or any other Person acting for or on behalf of Acquiror, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anti-Bribery Laws.

(b) Acquiror has instituted and maintains policies and procedures reasonably designed to ensure compliance with the Anti-Bribery Laws.

(c) As of the date hereof, there are no current or pending internal investigations, or, to the knowledge of Acquiror, any third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations concerning possible material violations of the Anti-Bribery Laws related to Acquiror.

Section 5.21. Anti-Money Laundering, Sanctions and International Trade Compliance.

(a) The Acquiror and its Subsidiaries, and each of their respective directors officers, and to the knowledge of the Acquiror, each of their respective employees, agents, Representatives and other Persons acting on behalf of the Acquiror or any of the Acquiror’s Subsidiaries (i) are, and have been for the past three (3) years, in compliance with all applicable Anti-Money Laundering Laws, Sanctions, and International Trade Laws, and (ii) have obtained all material licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any material filings with, any applicable Governmental Authority for all activities and transactions relating to the business operations of the Acquiror or its Subsidiaries, including for the import, export, re-export, deemed export, deemed re-export, or transfer required under the International Trade Laws and Sanctions and the provision of financial services required under Anti-Money Laundering Laws. There are and have for the past three (3) years been no pending or, to the knowledge of the Acquiror, threatened, claims, complaints, charges, investigations, voluntary disclosures or Legal Proceedings against the Acquiror or any of the Acquiror’s Subsidiaries related to violations of Anti-Money Laundering Laws, Sanctions, or International Trade Laws.

(b) Neither Acquiror nor any of its directors or officers, nor to the knowledge of Acquiror, any employees, agents, Representatives or other Persons acting on behalf of Acquiror, (i) is, or has during the past three (3) years, been a Sanctioned Person or a Restricted Person, or (ii) has transacted business directly or indirectly with any Sanctioned Person or Restricted Person or with or in any Sanctioned Jurisdiction, in each case in violation of applicable Sanctions or International Trade Laws.

(c) Acquiror has in place policies, procedures, controls, and systems reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Sanctions.

Section 5.22. No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, each of Acquiror and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in this Agreement, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

Each Acquisition Entity represents and warrants to the Company and Acquiror, on behalf of itself only, as of the date hereof (for PubCo only), the date of its respective Joinder Agreement (for the Merger Sub only), the date of the Reincorporation Merger Closing and the date of the Acquisition Merger Closing, as follows (except in the case of Section 6.9 and Section 6.11, which representations and warranties are made solely by PubCo):

Section 6.1. Acquisition Entity Organization. Such Acquisition Entity has been duly incorporated, formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of such Acquisition Entity’s Governing Documents previously delivered by such Acquisition Entity to the Company and Acquiror, are true, correct and complete. Such Acquisition Entity is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on such Acquisition Entity.

Section 6.2. Due Authorization. Other than the approval by the shareholder of such Acquisition Entity, such Acquisition Entity has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by the board of directors of such Acquisition Entity and (ii) determined by the board of directors of such Acquisition Entity as advisable to such Acquisition Entity and such Acquisition Entity’s shareholder and recommended for approval by such Acquisition Entity’s shareholder. No other company proceeding on the part of such Acquisition Entity is necessary to authorize this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby, other than obtaining the shareholder approval of such Acquisition Entity. This Agreement has been, and at or prior to the Reincorporation Merger Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will be, duly and validly executed and delivered by such Acquisition Entity, and this Agreement constitutes, and at or prior to the Reincorporation Merger Closing, the other documents to which such Acquisition Entity is a party contemplated hereby will constitute, a legal, valid and binding obligation of such Acquisition Entity, enforceable against such Acquisition Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 6.3. No Conflict. Subject to the obtaining of the shareholder approval of such Acquisition Entity, the execution and delivery by such Acquisition Entity of this Agreement and the other documents to which such Acquisition Entity is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Acquisition Entity, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to such Acquisition Entity, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Acquisition Entity is a party or by which such Acquisition Entity may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of such Acquisition Entity, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement.

Section 6.4. Litigation and Proceedings. (a) There are no pending or, to the knowledge of such Acquisition Entity, threatened Legal Proceedings against such Acquisition Entity, its properties or assets; and (b) there is no outstanding Governmental Order specifically directed at and imposed upon such Acquisition Entity, nor are any properties or assets of such Acquisition Entity or its business bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement; or (ii) be material to the business of such Acquisition Entity.

Section 6.5. Governmental Authorities; Consents. Assuming the truth and completeness of the respective representations and warranties of the Company and Acquiror contained in this Agreement, no consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority or other Person is required on the part of such Acquisition Entity with respect to such Acquisition Entity’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except (a) for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, (i) have, or reasonably be expected to have, a material adverse effect on the ability of such Acquisition Entity to enter into and perform its obligations under this Agreement, or (ii) be or reasonably be expected to be material to the business of the Acquisition Entities (taken as a whole) and (b) the filing of the Proxy/Registration Statement with the SEC, the registration of the Plan of Acquisition Merger, the Plan of Reincorporation Merger and related documentation with the Cayman Registrar and publication of notification of the Mergers in the Cayman Islands Government Gazette, in each case in accordance with the Cayman Companies Act.

Section 6.6. Capitalization of Acquisition Entities.

(a) As of the date of its Joinder Agreement, the authorized share capital of Merger Sub shall be as set forth in the respective Joinder Agreement. As of the date hereof, the authorized share capital of PubCo consists of USD 50,000 divided into 50,000 ordinary shares of USD 1.00 each, of which one (1) ordinary share is issued and allotted. PubCo is a wholly owned subsidiary of the Acquiror. Once incorporated, Merger Sub will be a wholly owned subsidiary of the Acquiror.

(b) All of the issued and outstanding Equity Securities of the respective Acquisition Entities (1) have been duly authorized and validly issued and allotted and are fully paid; (2) have been offered, sold, transferred and issued in compliance with applicable Law, including the Cayman Companies Act and federal and state securities Laws, and all requirements set forth in (A) the Governing Documents of the respective Acquisition Entities and (B) any other applicable Contracts governing the issuance or allotment of such securities to which the relevant Acquisition Entity is a party or otherwise bound; (3) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the respective Acquisition Entities or any Contract to which the relevant Acquisition Entity is a party or otherwise bound; and (4) were issued free and clear of any Liens (other than each Acquisition Entity’s own Lien with respect to the issued shares in its capital as provided for in the Governing Documents of the relevant Acquisition Entity). All filings and returns required by applicable Law to be delivered or made by the relevant Acquisition Entity to the relevant authorities in the Cayman Islands or any other jurisdiction in respect of all issuances and transfers of Equity Securities of such relevant Acquisition Entity has been duly and correctly delivered or made on a timely basis.

(c) Except as set forth in this Section 6.6 or as contemplated by this Agreement or the other documents to which such Acquisition Entity is a party contemplated hereby, such Acquisition Entity has not granted any outstanding options, warrants, rights or other securities convertible, exercisable or exchangeable for any shares of such Acquisition Entity, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any shares of such Acquisition Entity or the value of which is determined by reference to the shares of such Acquisition Entity, and there are no Contracts of any kind which may obligate such Acquisition Entity to issue, purchase, redeem or otherwise acquire any shares of such Acquisition Entity.

(d) Other than as contemplated by this Agreement, such Acquisition Entity has no Subsidiaries and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Such Acquisition Entity is not party to any Contract that obligates such Acquisition Entity to invest money in, loan money to or make any capital contribution to any other Person.

Section 6.7. Brokers’ Fees. Except for fees described on Section 4.28 of the Company Disclosure Letter or the fees described on Section 5.13 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by such Acquisition Entity.

Section 6.8. Business Activities. Since formation, such Acquisition Entity has not conducted any business activities other than those directed toward the consummation of the Transactions. Except as set forth in such Acquisition Entity’s Governing Documents or as otherwise contemplated by this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, there is no agreement, commitment, or Governmental Order binding upon such Acquisition Entity or to which such Acquisition Entity is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of such Acquisition Entity or any acquisition of property by such Acquisition Entity or the conduct of business by such Acquisition Entity as currently conducted or as contemplated to be conducted as of the Reincorporation Merger Closing, other than such effects, individually or in the aggregate, which have not been and would not reasonably be expected to be material to such Acquisition Entity.

Section 6.9. PubCo Shares Issued at Closing. The Acquisition Merger Consideration, Reincorporation Merger Consideration and the Founder Transaction Bonus Shares, when issued in accordance with the terms hereof, shall be duly authorized and validly issued and allotted, fully paid and non-assessable and issued or allotted in compliance with all applicable Law, including state and federal securities Laws, and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, PubCo’s Governing Documents, or any Contract to which PubCo is a party or otherwise bound.

Section 6.10. Intended Tax Treatment. Such Acquisition Entity has not taken any action or agreed to take any action, nor to the knowledge of such Acquisition Entity are there any facts or circumstances, that could reasonably be expected to prevent, impair or impede the Acquisition Intended Tax Treatment.

Section 6.11. Valid Issuance. The PubCo Ordinary Shares issued pursuant to this Agreement, including the Acquisition Merger Consideration, the Founder Transaction Bonus Shares and the Reincorporation Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, and free of any Liens (other than Liens under the applicable Laws and in the Organizational Documents).

Section 6.12. No Outside Reliance. Notwithstanding anything contained in this Article VI or any other provision hereof, such Acquisition Entity and any of its respective directors, managers, officers, employees, equityholders, partners, members or Representatives, acknowledge and agree that such Acquisition Entity has made its own investigation of Acquiror and the Company and that neither Acquiror, the Company nor any of their respective Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied (other than those expressly given by the Company in Article IV and Acquiror in Article V), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or Acquiror. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be provided by the Company or Acquiror, as well as any information, documents or other materials or management presentations that have been or shall hereafter be provided to any Acquisition Entity, its Subsidiaries or any of its Affiliates or Representatives are not and will be deemed not to be representations or warranties of the Company or Acquiror, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company or Acquiror are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV and Article V, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.1. Conduct of Business. From the date of this Agreement through the earlier of the Acquisition Merger Closing or valid termination of this Agreement pursuant to Article XI (the “Interim Period”), the Company shall, and the Company shall cause its Subsidiaries to, except (i) as otherwise explicitly contemplated by (w) this Agreement, (x) the other Transaction Documents, (y) the Transactions or (z) subject to the prior written approval of Acquiror, the Transaction Financing Agreements (including the Stablecoin Issuance and/or the issuance of the Collateral Securities), (ii) as required by Law, (iii) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or (iv) except as set forth on Section 7.1 of the Company Disclosure Letter, (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice; (B) comply with its Governing Documents, except solely in the case of any Subsidiary of the Company, where non-compliance by such Subsidiary would not be material to the Transactions or to the business of the Company and its Subsidiaries taken as a whole, and (C) not to take any of the following actions:

(a) change or amend its Governing Documents or the Governing Documents of any of the Company’s Subsidiaries, except changes or amendments as required by the Transactions (including in connection with the Re-domiciliation and Continuation) or, in the case of any of the Company’s Subsidiaries only, for any such amendment which is not material to the Transactions or to the business of the Company and its Subsidiaries, taken as a whole;

(b) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities (other than dividends by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company);

(c) sell, assign, transfer, convey, lease, exclusively license or otherwise dispose of any of its material tangible assets or properties with a value or purchase price in excess of $400,000 individually or $800,000 in the aggregate, except for (i) dispositions of obsolete or worthless equipment or other tangible assets or properties, (ii) transactions solely among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries, and (iii) transactions in the ordinary course of business consistent with past practice (including stablecoin reserve management involving acquisition and disposition of securities);

(d) (i) acquire (whether by merger, consolidation, amalgamation, scheme or similar transaction, purchase of securities of or otherwise) any corporation, partnership, association, joint venture or other business organization or division thereof; or (ii) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, contributions to capital, or loans or advances, in any such case of (i) and (ii) with a value or purchase price in excess of $300,000 individually or $600,000 in the aggregate, other than the ordinary course funding and cash management by the Company or its Subsidiaries of the Company’s Subsidiaries (including stablecoin reserve management involving acquisition and disposition of securities);

(e) issue or sell any debt securities or options, warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company or otherwise incur, assume or guarantee or otherwise become liable for any Indebtedness, other than (i) in the case of the Company and its Subsidiaries only, in a principal amount not exceeding $500,000 in aggregate, (ii) subject to Section 8.1, any Company Transaction Expenses, or (iii) borrowings under credit agreements disclosed in Section 7.1(e) of the Company Disclosure Letter, in the form and within the limits that exist on the date hereof;

(f) (i) split or subdivide, combine or consolidate, reclassify, recapitalize or otherwise amend any terms of any shares or series of the Company or any of its Subsidiaries’ Equity Securities, except for any such transaction by a wholly-owned Subsidiary of the Company for its own Equity Securities where such Subsidiary remains a wholly-owned Subsidiary of the Company after consummation of such transaction; or (ii) amend any term or alter any rights of any of its outstanding Equity Securities;

(g) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital or outstanding Equity Securities or Equity Securities of its Subsidiaries, except for transactions solely among the Company, any wholly-owned Subsidiary of the Company or among wholly-owned Subsidiaries of the Company in any such case for Equity Securities of a wholly-owned Subsidiary of the Company;

(h) (i) make or change any material election in respect of Taxes, (ii) amend, modify or otherwise change any filed material Tax Return, (iii) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement, private letter ruling, or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes, or (viii) settle any claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (ix) file any amended Tax Return or claim for refund;

(i) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(j) other than (x) the Collateral Securities and those issued or sold pursuant to any Transaction Financing Agreement or the Stablecoin Issuance or (y) the issuance or transfer of Company Shares to holders of FDG tokens of the Company upon the cancellation of such FDG tokens, (i) issue or sell any of its Equity Securities, any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations to issue, deliver or sell any Equity Securities of the Company, any Subsidiary of the Company, or (ii) amend, waive or modify any terms or rights of or attaching to any Equity Securities of any of them, in each case of the foregoing (i) and (ii), other than issuance of Equity Securities by a Subsidiary of the Company (1) to the Company or a wholly-owned Subsidiary of the Company or (2) on a pro rata basis to all shareholders of such Subsidiary;

(k) adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or winding up of the Company or any of the Company’s Subsidiaries;

(l) make any material change in its accounting principles or methods unless required by IFRS or applicable Law or, to the extent applicable to the Company or a Subsidiary;

(m) other than those employment agreements, indemnification agreements, Contracts covered by any Company Benefit Plan, confidentiality agreements, non-competition agreements or any other agreement of similar nature in each case entered into on arm’s length terms in the ordinary course consistent with past practice with employees, enter into, renew or amend in any material respect or terminate, any Contract with a Company Related Party;

(n) terminate or allow to lapse any insurance policy protecting any of the Company’s assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(o) in the case of the Acquisition Entities only, conduct any business activities other than those solely related to the consummation of the Transactions;

(p) enter into, modify in any material respect or terminate (other than expiration in accordance with its terms or termination by the counterparties thereof) any Contract of a type required to be listed on Section 4.12(a) of the Company Disclosure Letter, other than in the ordinary course of business consistent with past practice or as required by Law;

(q) institute, settle or agree to settle any Action before any Governmental Authority, in each case in excess of $200,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on the Company that has a material adverse impact on the activities of the Company;

(r) disclose or agree to disclose to any Person (other than Acquiror or any of its Representatives) any Trade Secret of the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, other than (i) to the Group’s own officers, employees, advisors or agents, (ii) in the ordinary course of business consistent with past practice and pursuant to obligations to maintain the confidentiality thereof or (iii) as may be requested by Governmental Authorities;

(s) make or commit to make capital expenditures other than in an amount not in excess of $1,000,000, in the aggregate; and

(t) enter into any agreement to do any action prohibited under this Section 7.1.

Section 7.2. Access to Information. Subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligations), and to the extent permitted by applicable Law, the Company shall, and the Company shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Company and its Subsidiaries taken as a whole, to all of their respective properties, books and records, records and appropriate officers and employees of the Company and the Company’s Subsidiaries as such Representatives may reasonably request for the purposes of and in connection with the Transactions or any Transaction Documents, including information and such other materials and resources relating to any material Legal Proceeding initiated, pending or threatened during the Interim Period. All information obtained by Acquiror or its respective Representatives pursuant to this Section 7.2 shall be subject to the Confidentiality Agreement.

Section 7.3. Alternative Proposals. From the date hereof until the Acquisition Merger Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, the Company shall not (and the Company shall cause its Subsidiaries not to), and none of them shall permit any of their respective Representatives to, (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Alternative Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Alternative Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal. From and after the date hereof, the Company shall, and shall direct its Subsidiaries and controlled Affiliates and its and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror, Sponsor and their Representatives) with respect to an Alternative Proposal.

Section 7.4. Exchange Listing. From the date of this Agreement through the earlier of Acquisition Merger Closing and termination of this Agreement, PubCo shall apply for, and shall use reasonable best efforts to cause, and the Company shall provide all reasonable assistance reasonably required by PubCo in order for PubCo to cause, the PubCo Class A Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Acquisition Merger Closing Date.

Section 7.5. Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Merger Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Acquisition Merger Closing) notify Acquiror in writing, upon the Company or any of the Company’s Subsidiaries, as applicable, becoming aware (awareness being determined with reference to the knowledge of the Company) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied, (b) any material breach of a representation or warranty given by the Company in Article IV or by any Acquisition Entity in Article VI or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have an adverse effect in any material respect on the ability of the parties hereto (other than the Acquiror) to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 7.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, Acquiror.

Section 7.6. Shareholder Litigation. Without limiting Section 7.1 above: (a) in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries, or the board of directors of the Company or any of its Subsidiaries, by any Company Shareholders prior to the Acquisition Merger Closing, the Company shall promptly after becoming aware of such litigation notify Acquiror and PubCo of such litigation and keep Acquiror and PubCo reasonably informed with respect to the status thereof; and (b) the Company shall provide Acquiror the opportunity to participate in (at Acquiror’s own cost and expense and subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall consider in good faith Acquiror’s suggestions with respect to such litigation and shall not settle any such litigation without prior written consent of Acquiror, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 7.7. No Trading. The Company acknowledges and agrees that it is aware, and that its Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. The Company hereby agrees that it shall not and shall cause its Subsidiaries not to purchase or sell any securities of Acquiror in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 7.8. Shareholder Proxies. To the extent required for purposes of obtaining the Company Shareholder Approval, as soon as practicable following the date of this Agreement, the Company shall use commercially reasonable efforts to solicit from its shareholders entitled to vote on the Company Shareholder Approval (other than any Company Shareholder which is a party to the Company Shareholders Support Agreement) the agreement of such shareholders (in a form reasonably satisfactory to Acquiror) to vote (whether pursuant to a duly convened meeting of the shareholders of the Company or to approve by way of a written resolution of the shareholders of the Company) in favor of the Company Shareholder Approval, and/or to appoint individuals designated by the Company as proxies to vote in favor of the Company Shareholder Approval.

Section 7.9. Reference to the Surviving Company. For the purpose of this Article VII and Article IX, when referring “the Company,” it shall be understood that it includes the Surviving Company if the Acquisition Merger has been completed, to the extent applicable.

ARTICLE VIII

COVENANTS OF ACQUIROR

Section 8.1. Trust Account Proceeds and Related Available Equity. Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice shall be provided by Acquiror to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Acquisition Merger Closing, Acquiror shall (i) cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (1) pay as and when due all amounts payable to Acquiror Shareholders pursuant to the Acquiror Share Redemptions and pay to the underwriters of the IPO all outstanding deferred underwriting commissions, (2) pay all accrued and unpaid Company Transaction Expenses as set forth on a written statement to be delivered to PubCo by or on behalf of the Company, not less than two (2) Business Days prior to the Acquisition Merger Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, provided that the amount of such aggregate accrued and unpaid Company Transaction Expenses shall not to exceed $4,500,000, and any Company Transaction Expenses in excess of such amount shall result in an automatic reduction in the Company Valuation on a dollar for dollar basis, (3) pay all accrued and unpaid Acquiror Transaction Expenses, as set forth on a written statement to be delivered to PubCo by or on behalf of Acquiror, not less than two (2) Business Days prior to the Acquisition Merger Closing Date, which shall include the respective amounts and wire transfers instructions for the payment thereof, provided that the amount of such aggregate accrued and unpaid Acquiror Transaction Expenses shall not to exceed the Acquiror Transaction Expense Cap and any Acquiror Transaction Expenses in excess of such amount shall result in an automatic increase in the Company Valuation on a dollar for dollar basis and (4) after the deductions contemplated in (1), (2) and (3), pay all remaining amounts then available in the Trust Account (if any) (the “Remaining Trust Fund Proceeds”) to a bank account designated by the Surviving Company for its immediate use, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Agreement shall terminate, except as otherwise provided therein. If a bank account of PubCo or any of its Subsidiaries is designated by the Surviving Acquiror under Section 8.1(ii)(4), the payment of the Remaining Trust Fund Proceeds to such bank account may be treated as (i) an advance from the Surviving Company to PubCo or such Subsidiary of PubCo, or (ii) a dividend from the Surviving Company to PubCo, in each case, as determined by the Surviving Company in its sole discretion, subject to applicable Laws.

Section 8.2. Nasdaq Listing. From the date of this Agreement through the Acquisition Merger Effective Time, Acquiror shall use its reasonable best efforts to ensure Acquiror or the Surviving Acquiror (as applicable) remains listed as a public company on Nasdaq.

Section 8.3. No Solicitation by Acquiror. From the date hereof until the Acquisition Merger Closing Date or, if earlier, the termination of this Agreement in accordance with Article XI, Acquiror shall not, and shall direct the Sponsor, the Acquisition Entities, their respective Affiliates, and their respective officers, directors and Representatives not to, directly or indirectly (a) solicit, initiate, facilitate or encourage any inquiries, proposals, indications of interest or offers that constitute, or that would reasonably be expected to constitute or lead to, an Acquiror Acquisition Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third-party regarding an Acquiror Acquisition Proposal, or furnish to any third-party non-public information or provide to any third-party access to the businesses, properties, assets or personnel of Acquiror, in each case for the purpose of encouraging or facilitating an Acquiror Acquisition Proposal, (c) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Acquiror Acquisition Proposal, or (d) grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Acquiror Acquisition Proposal. From and after the date hereof, Acquiror shall, and shall direct the Sponsor, the Acquisition Entities, their respective Affiliates, and their respective officers, directors and Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than the Company and its Representatives) with respect to an Acquiror Acquisition Proposal. Notwithstanding the foregoing but subject to Section 12.14, nothing else in this Agreement shall prohibit Acquiror, or the Acquiror Board from making any legally required disclosure, including legally required disclosure of factual information regarding the business, financial condition or results of operations of Acquiror.

Section 8.4. Acquiror Conduct of Business. During the Interim Period, Acquiror shall, and shall cause the Acquisition Entities to, except (i) as otherwise explicitly contemplated by this Agreement or the other Transaction Documents, (ii) as required by Law, (iii) as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) or (iv) as set forth in Section 8.4 of the Acquiror Disclosure Letter, (A) use reasonable best efforts to operate its business in the ordinary course consistent with past practice and (B) comply in all material respects with its Governing Documents. Without limiting the generality of the foregoing, except as set forth in Section 8.4 of the Acquiror Disclosure Letter or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and shall cause the Acquisition Entities not to, except as otherwise contemplated by this Agreement or the other Transaction Documents or as required by Law:

(a) to change, modify or amend the Trust Agreement or the Governing Documents of Acquiror (or to seek any approval from the Acquiror Shareholders) or the Acquisition Entities, except as contemplated by the Transaction Proposals;

(b) merge, consolidate or amalgamate with or into, invest in, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(c) (i) make or declare any dividend or distribution to its shareholders or make any other distributions in respect of any of its Equity Securities, (ii) split or subdivided, combine, consolidate, recapitalize reclassify or otherwise amend any terms of its Equity Securities, or (iii) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding Equity Securities of the Acquiror or any Acquisition Entity, other than redemptions of Acquiror Public Shares made as part of the Acquiror Share Redemptions and as contemplated in Section 8.11;

(d) (i) make or change any material election in respect of Taxes, (ii) amend, modify or otherwise change any filed material Tax Return, (iii) adopt or request permission of any Tax authority to change any accounting method in respect of material Taxes, (iv) enter into any closing agreement, private letter ruling, or other binding written agreement in respect of material Taxes or enter into any Tax sharing or similar agreement, (v) settle any claim or assessment in respect of material Taxes, (vi) surrender or allow to expire any right to claim a refund of material Taxes, (vii) consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes or in respect to any Tax attribute that would give rise to any claim or assessment of Taxes, or (viii) settle any claim, Action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (ix) file any amended Tax Return or claim for refund;

(e) take any action, or knowingly fail to take any action, where such action or failure to act would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(f) other than as expressly required or contemplated by the Sponsor Support Agreement or any other Transaction Document, enter into, renew or amend in any material respect or terminate, any Contract with Sponsor or an Affiliate of Acquiror (including (i) any Person in which the Sponsor or any Affiliate of Acquiror has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more, (ii) any Person who has a direct or indirect legal or beneficial ownership interest of five percent (5%) or more in the Sponsor or any Affiliate of Acquiror and (iii) any director or officer of Acquiror, the Sponsor or the Persons set forth in the foregoing (i) and (ii) or any immediate family member of the foregoing Persons), other than any Contract relating to any Contract relating to the non-redemption of Acquiror Ordinary Shares or any other Contract set out in Section 8.4(f) of the Acquiror Disclosure Letter;

(g) issue or sell any debt securities or options, warrants or other rights to acquire any debt securities of the Acquiror or the Acquisition Entities or otherwise incur, assume, guarantee or otherwise become liable for any Indebtedness, in each case other than (i) liabilities incurred in the ordinary course of business and in an amount, individually or in the aggregate, not to exceed $100,000, (ii) any Acquiror Transaction Expenses in an aggregate amount not exceeding USD4,500,000, or (iii) other Indebtedness as set out in Section 8.4(g) of the Acquiror Disclosure Letter;

(h) (i) issue or sell any Equity Securities or securities exercisable for or convertible into Equity Securities (other than issuances of Acquiror Ordinary Shares issuable upon, or subject to, the exercise or settlement of the Acquiror Warrants), (ii) grant any options, warrants or other equity-based awards with respect to any Equity Securities not outstanding on the date hereof, or (iii) other than pursuant to or as contemplated by the Transaction Documents, amend, modify or waive any of the material terms or rights of or attaching to any Equity Securities of Acquiror (including those set forth in any Acquiror Warrant or the Acquiror Warrant Agreement), including any amendment, modification or reduction of the warrant price set forth therein;

(i) adopt a plan of, or otherwise enter into or effect a liquidation, dissolution, restructuring, recapitalization or other reorganization or winding up of the Acquiror or the Acquisition Entities;

(j) make or commit to make capital expenditures other than in an amount not in excess of $100,000 in the aggregate;

(k) make any material change in its accounting principles or methods unless required by GAAP or applicable Law or, to the extent applicable to Acquiror or the Acquisition Entities;

(l) form any direct or indirect Subsidiary (other than the formation of PubCo and Merger Sub);

(m) institute, settle or agree to settle any Action before any Governmental Authority, in each case in excess of $200,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on Acquiror or the Acquisition Entities that has a material adverse impact on the activities of Acquiror or the Acquisition Entities;

(n) enter into any agreement to do any action prohibited under this Section 8.4.

Section 8.5. Acquiror Public Filings. From the date hereof through the Acquisition Merger Effective Time, Acquiror or the Surviving Acquiror (as applicable) will use reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.6. Shareholder Litigation. Without limiting Section 8.4 above, in the event that any litigation related to this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the board of directors of Acquiror by any Acquiror Shareholders prior to the Acquisition Merger Closing, Acquiror or the Surviving Acquiror (as applicable) shall promptly after becoming aware of such litigation notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror or the Surviving Acquiror (as applicable) shall provide the Company the opportunity to participate in (at its own cost and subject to a customary joint defense agreement), but not control, the defense of any such litigation, and shall consider in good faith the Company’s suggestions with respect to such litigation and shall not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned, delayed or denied.

Section 8.7. Section 16 Matters. Prior to the Acquisition Merger Closing Date, Acquiror or the Surviving Acquiror (as applicable) shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 8.8. Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Merger Closing or the termination of this Agreement in accordance with its terms, Acquiror shall promptly (and in any event prior to the Acquisition Merger Closing) notify the Company in writing, upon Acquiror becoming aware (awareness being determined with reference to the knowledge of Acquiror) of: (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied, (b) any material breach of a representation or warranty given by Acquiror in Article V or (c) any notice or other communication from any Governmental Authority which is reasonably likely, individually or in the aggregate, to have an adverse effect in any material respect on the ability of the parties hereto (other than the Company or the Acquisition Entities) to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 8.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, the Company or the Acquisition Entities.

Section 8.9. Access to Information. Subject to confidentiality obligations that may be applicable to information furnished to Acquiror by third parties that may be in Acquiror’s possession from time to time, and except for any information that is subject to attorney-client privilege (provided that, to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligations), and to the extent permitted by applicable Law, Acquiror shall afford to the Company and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of Acquiror, to all of their respective properties, books and records, records and appropriate officers and employees of Acquiror as such Representatives may reasonably request for the purposes of and in connection with the Transactions or any Transaction Documents, including information and such other materials and resources relating to any material Legal Proceeding initiated, pending or threatened during the Interim Period.

Section 8.10. Reference to the Surviving Acquiror. For the purpose of this Article VIII and Article IX, when referring “Acquiror,” it shall be understood that it includes the Surviving Acquiror if the Reincorporation Merger has been completed, to the extent applicable.

Section 8.11. Sponsor Share Restructuring. As of immediately prior to the Acquisition Merger Effective Time, the Sponsor and PubCo shall enter into a sponsor share restructuring agreement in form and substance reasonably agreeable to the Sponsor and the Company (the “Sponsor Share Restructuring Agreement”), providing for the following:

(a) 1,891,667 Sponsor PubCo Shares (or a quarter of the Sponsor PubCo Shares that Founder Shares held by the Sponsor will be exchanged for at the Reincorporation Merger Effective Time pursuant to Section 3.1(a)) shall be forfeited at the Acquisition Merger Effective Time in exchange for a warrant to purchase (i) 1,891,667 PubCo Class A Ordinary Shares plus (ii) PubCo Class A Ordinary Shares in an amount equal to the Remaining Working Capital Warrant Coverage, substantially in the form attached hereto as Exhibit F (the “Sponsor Warrant”). The PubCo Class A Ordinary Shares issuable upon exercise of the Sponsor Warrant shall be Registrable Securities (as defined in the Registration Rights Agreement) and shall be registered for resale along with the other securities contemplated by the Registration Rights Agreement in accordance with the terms thereof; and

(b) At the Acquisition Merger Effective Time, 1,891,667 Sponsor PubCo Shares shall be directly deposited into escrow by PubCo with an escrow agent mutually agreed by the Sponsor and PubCo (the “Sponsor Escrow Shares”) in accordance with an escrow agreement in form and substance reasonably satisfactory to the Sponsor and the Company (the “Escrow Agreement”), and shall not be forfeited at such time. The Sponsor Escrow Shares shall be allocated pro-rata to the percentage of shares issued to the Company Founder among three tranches corresponding to the milestones set forth in Schedule 1 (Earn-Out Summary). Upon achievement of a milestone in accordance with Schedule 1 (Earn-Out Summary), the corresponding tranche of the Sponsor Escrow Shares shall be promptly released from escrow to the Sponsor or its affiliates. Any Sponsor Escrow Shares corresponding to a milestone that is not achieved by the end of the ten-year period set forth in Schedule 1 (Earn-Out Summary) shall be automatically forfeited to PubCo for no consideration and cancelled. During the period in which the Sponsor Escrow Shares are held in escrow, none of the escrow agent, the Sponsor or any other Person shall Transfer any Sponsor Escrow Shares then held in escrow; provided that the Sponsor shall be entitled to exercise or direct the escrow agent to exercise all voting rights in respect of such Sponsor Escrow Shares at any meeting of shareholders of PubCo or by written consent, and any dividend or distribution in respect of such Sponsor Escrow Shares shall accrue and be placed into the escrow and shall only be released together with the corresponding Sponsor Escrow Shares when the corresponding Sponsor Escrow Shares are released to the Sponsor (or, if such Sponsor Escrow Shares are forfeited to PubCo, the corresponding dividend or distribution shall be forfeited and returned to PubCo). The terms of the earn-out and escrow (including the voting of the Sponsor Escrow Shares) shall be set forth in the Sponsor Share Restructuring Agreement and the Escrow Agreement. The adjustment, clawback and sale-of-company provisions set forth in Schedule 1 (Earn-Out Summary) shall apply to the Sponsor Escrow Shares.

ARTICLE IX

JOINT COVENANTS

Section 9.1. Regulatory Approvals; Other Filings.

(a) Each of the Company, PubCo, Acquiror and Merger Sub shall use its commercially reasonable efforts to cooperate in good faith with any Governmental Authority and use its commercially reasonable efforts to undertake promptly any and all action required to obtain those regulatory approvals, consents, Actions, nonactions or waivers, and to provide any necessary or advisable regulatory notifications in connection with the Transactions (if any) (the “Regulatory Approvals”) as soon as reasonably practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, PubCo, Acquiror and Merger Sub shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as reasonably possible after the execution of this Agreement.

(b) With respect to each of the above filings, and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, PubCo, Merger Sub and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization and to provide any necessary or advisable regulatory notifications under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate in good faith with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall (and the Company shall cause its Subsidiaries to) promptly furnish to Acquiror, and Acquiror and the Acquisition Entities shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided that none of the parties shall extend any waiting period or comparable period or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, their respective agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.

(c) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and other related fees in connection with the Regulatory Approvals.

(d) Notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, the Company or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Acquisition Merger Closing Date, any assets, businesses or interests of the Company or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Company Material Adverse Effect or materially and adversely impact the economic or business benefits to the Company of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 9.2. Proxy/Registration Statement; Acquiror Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a) Proxy/Registration Statement and Prospectus.

(i) As promptly as reasonably practicable after the execution of this Agreement, the Company, PubCo and Acquiror shall prepare, and PubCo and the Company shall, as co-registrants, jointly file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including a proxy statement and prospectus, the “Proxy/Registration Statement”) among other things, registering the PubCo Ordinary Shares and PubCo Warrants issuable to the Acquiror Shareholders and the Company Shareholders pursuant to this Agreement and the PubCo Ordinary Shares issuable to the Binance Warrantholder pursuant the Binance PubCo Warrant and the PubCo Ordinary Shares issuable to Noble Elite pursuant to the Noble Elite PubCo Warrant, and relating to the Acquiror Shareholders’ Meeting to approve and adopt: (A) the Reincorporation Merger and the Plan of Reincorporation Merger and the Acquisition Merger and the Plan of Acquisition Merger, (B) the approval of the PubCo Equity Incentive Plan, (C) the approval of the Founder Earn-Out Agreement, (D) this Agreement, the other Transaction Documents and the Business Combination, (E) the adjournment of the Acquiror Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing or any proposal in (F), and (F) any other proposals as the SEC (or staff member thereof) indicates are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and any other proposals required to be approved by the shareholders of Acquiror in order for the transactions contemplated hereby to be consummated (such proposals in (A) through (F), collectively, the “Transaction Proposals”).

(ii) Acquiror, PubCo and the Company shall (and the Company shall cause each of its Subsidiaries to) each use its commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, PubCo and Acquiror shall (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares pursuant to this Agreement. Each of the Company, PubCo and Acquiror also agrees to (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall furnish all information concerning the Company and its Subsidiaries, and any of their respective members or shareholders as may be reasonably requested in connection with any such action.

(iii) As promptly as reasonably practicable after finalization and effectiveness of the Proxy/Registration Statement, unless otherwise mutually agreed by the Company and Acquiror, Acquiror shall use reasonable best efforts to within ten (10) Business Days thereof, mail the Proxy/Registration Statement to the Acquiror Shareholders. Each of Acquiror, PubCo and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of Acquiror, PubCo, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions.

(iv) Subject to Section 12.6, the Company, on the one hand, and Acquiror, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(v) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by Acquiror, PubCo and the Company. PubCo will advise the Company and Acquiror, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of any PubCo Ordinary Shares and PubCo Warrants to be issued or issuable in connection with this Agreement (or upon exercise of any PubCo Warrants) for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company or Acquiror (as applicable) a reasonable opportunity to provide comments and amendments to any such filing. Acquiror, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(vi) Each of Acquiror, PubCo and the Company shall ensure that none of the information supplied by it or its Subsidiaries or on its behalf for inclusion or incorporation by reference in (A) the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Proxy/Registration Statement will, at the date it is first mailed to the Acquiror Shareholders and at the time of the Acquiror Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(vii) If at any time prior to the Acquisition Merger Effective Time the Company, PubCo or Acquiror becomes aware that any information relating to the Company, PubCo, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers set forth in the Proxy/Registration Statement is required to be amended, so that the Proxy/Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing and/or correcting such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Shareholders and Company Shareholders.

(b) Acquiror Shareholders’ Approval.

(i) As promptly as reasonably practicable after the Proxy/Registration Statement is declared effective under the Securities Act, Acquiror shall establish a record date for, duly call and give notice of, convene and hold a meeting of the Acquiror Shareholders (including any adjournment or postponement thereof, the “Acquiror Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals, obtaining the Acquiror Shareholders’ Approval (including if necessary any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), and providing Acquiror Shareholders with the opportunity to elect to effect an Acquiror Share Redemption and such other matters as may be mutually agreed by Acquiror and the Company.

(ii) Acquiror will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the Acquiror Shareholders’ Approval, and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Acquiror’s Governing Documents. Acquiror (A) shall consult with the Company regarding the record date and the date of the Acquiror Shareholders’ Meeting, and (B) shall not adjourn or postpone the Acquiror Shareholders’ Meeting more than twice (and in that event, for no more than thirty (30) days in the aggregate) without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Acquiror shall not be required to adjourn or propose to adjourn the Acquiror Shareholders’ Meeting.

(iii) The Proxy/Registration Statement shall include a statement to the effect that the Acquiror Board has unanimously recommended that the Acquiror Shareholders vote in favor of the Transaction Proposals at the Acquiror Shareholders’ Meeting (such statement, the “Acquiror Board Recommendation”) and neither the Acquiror Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Acquiror Board Recommendation.

(c) Company Shareholder Approval.

(i) As promptly as reasonably practicable after the later of (x) the Proxy/Registration Statement is declared effective under the Securities Act and (y) the Re-domiciliation and Continuation is completed, unless the Company is able to obtain the unanimous written consent of all of its Shareholders entitled to vote at the Company shareholders’ meeting, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Company Shareholder Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by Acquiror and the Company. The Company will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the Company Shareholder Approval and will take such other action as is reasonably necessary or advisable to obtain such proxies and the Company Shareholder Approval and (B) obtain the vote or consent of its shareholders required by and in compliance with all applicable Law and the Company’s Governing Documents (including if necessary any adjournment or postponement of such meeting for the purpose of establishing a quorum). The Company (y) shall set the date of the Company Shareholders’ Meeting not more than fifteen (15) days after the Proxy/Registration Statement is declared effective or such other date as may be agreed by Acquiror and the Company in writing, acting reasonably, and (z) shall not adjourn the Company Shareholders’ Meeting for more than three (3) Business Days in aggregate (and in any event to a date not less than 48 hours before the scheduled Acquiror Shareholders’ Meeting) without the prior written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) The Company shall send the Proxy/Registration Statement and the meeting materials to the Company Shareholders entitled to vote at the Company Shareholders’ Meeting and shall include together with all such meeting materials it sends to such Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholder Approval (such statement, the “Company Board Recommendation”) and neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

(d) Shareholder Approvals of the Acquisition Entities. As promptly as reasonably practicable after the Acquiror Shareholders’ Approval is obtained, Acquiror shall take all necessary actions to approve, as the sole shareholder of PubCo and Merger Sub, either by sole shareholder written consent or by resolutions of the sole shareholder, each of PubCo and Merger Sub’s entry into this Agreement and the other Transaction Documents to which they are party, the performance of the obligations by PubCo and Merger Sub under this Agreement or the other Transaction Documents, and the consummation of the Mergers, the Transactions and any other transactions contemplated by this Agreement or the other Transaction Documents.

Section 9.3. Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, Acquiror, PubCo and the Company shall each, and each shall cause its Subsidiaries to, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, PubCo or the Company or their respective Affiliates are required to obtain in order to consummate the Mergers, (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article X or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable, and (c) use commercially reasonable efforts to carry out the Transaction Financing after the date hereof; provided that the Company and Acquiror shall not be required to act or omit to take any action that would constitute a breach of Section 7.1 or Section 8.4, respectively.

Section 9.4. Tax Matters.

(a) Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement shall be paid for by the Company pursuant to Section 12.6.

(b) Tax Treatment. For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the parties shall prepare and file all Tax Returns consistent with the Intended Tax Treatment (to the extent required to file such a Tax Return) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law.

(c) Exclusions or Inclusions under Sections 481, 7121, or similar provisions. None of the Parties will be required to include any material amount of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) adjustment under Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) by reason of a change in method of accounting for a taxable period ending on or before the Closing Date; (ii) any “closing agreement” described in Section 7121 of the Code (or similar provision of state, local or non-U.S. income Tax Law) executed on or before the Closing Date; (iii) any installment sale or open sale transaction disposition made on or before the Closing Date; or (iv) any prepaid amount received on or before the Closing Date outside the ordinary course of business.

(d) Stock Distributions Under Sections 355 and/or 361 of the Code. None of the Parties have, within the last two years, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(e) As of the date of this Agreement, none of the Parties have any reason to believe that any conditions or facts exist that would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

(f) Tax Matters Cooperation. The parties shall (and shall cause its respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another party hereto, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(g) Tax Opinions. If, in connection with the preparation and filing of the Proxy/Registration Statement, the SEC requires that tax opinions be prepared and submitted regarding (i) the qualification of the Re-domiciliation and Continuation for the Re-domiciliation and Continuation Intended Tax Treatment, the Company will use its reasonable best efforts to cause U.S. tax counsel engaged by the Company to deliver such tax opinion to the Company, (ii) the qualification of the Reincorporation Merger for the Reincorporation Merger Intended Tax Treatment, the Acquiror will use its reasonable best efforts to cause U.S. tax counsel engaged by the Acquiror to deliver such tax opinion to the Acquiror, or (iii) the qualification of the Acquisition Merger for the Acquisition Merger Intended Tax Treatment, the Company will use its reasonable best efforts to cause U.S. tax counsel engaged by the Company to deliver such tax opinion to the Company. In each such case, each party shall use reasonable best efforts to execute and deliver customary Tax representation letters to the applicable tax counsel in form and substance reasonably satisfactory to such counsel. Notwithstanding anything to the contrary in this Agreement, U.S. tax counsel engaged by the Acquiror shall not be required to provide any opinion to any party regarding the tax consequences of the Re-domiciliation and Continuation or the Acquisition Merger, and U.S. tax counsel engaged by the Company shall not be required to provide any opinion to any party regarding the tax consequences of the Reincorporation Merger.

Section 9.5. Cooperation; Consultation. Prior to the Acquisition Merger Closing, each of the Company, the Acquisition Entities and Acquiror shall, and each of them shall cause its respective Subsidiaries (as applicable) and its and their respective Representatives to reasonably cooperate in a timely manner in connection with any financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company, the Acquisition Entities or Acquiror shall be subject to the parties’ mutual agreement), including (if mutually agreed by the parties) (a) by providing such information and assistance as the other party may reasonably request, (b) granting such access to the other party and its Representatives as may be reasonably necessary for their due diligence, and (c) participating in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to such financing efforts (including direct contact between senior management and other Representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.

Section 9.6. Indemnification and Insurance.

(a) From and after the Acquisition Merger Effective Time, each of the Surviving Company and the Surviving Acquiror agrees that it shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to the business of the Company being acquired under this Agreement) (the “Company Indemnified Parties”) and (y) Acquiror and each of its Subsidiaries (the “Acquiror Indemnified Parties” together with the Company Indemnified Parties, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Merger Effective Time, whether asserted or claimed prior to, at or after the Acquisition Merger Effective Time, to the fullest extent that the Company, Acquiror or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and each of their respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Company and the Surviving Acquiror shall, and shall cause their Subsidiaries to (i) maintain for a period of not less than six (6) years from the Acquisition Merger Effective Time provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Company’s, Acquiror’s and their Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Governing Documents of the Company, Acquiror or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the Acquisition Merger Effective Time, the Surviving Company shall, and PubCo shall cause the Surviving Company to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company, Acquiror or their respective Representatives, as applicable) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall the Surviving Company be required to pay an annual premium for such insurance in excess of two hundred percent (200%) of the aggregate annual premium payable by Acquiror or the Company, as applicable, for such insurance policy for the year ended December 31, 2025; provided that (i) the Surviving Company may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Acquisition Merger Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 9.6 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, (i) this Section 9.6 shall survive the Acquisition Merger Closing indefinitely and shall be binding, jointly and severally, on PubCo, the Surviving Company and the Surviving Acquiror and all of their respective successors and assigns; and (ii) in the event that PubCo, the Surviving Company or the Surviving Acquiror or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, each of PubCo, the Surviving Company and the Surviving Acquiror shall ensure that proper provision shall be made so that the successors and assigns of PubCo, the Surviving Company and the Surviving Acquiror, as applicable, shall succeed to the obligations set forth in this Section 9.6.

(d) On the Reincorporation Merger Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Acquiror with the post-Reincorporation Merger Closing directors and officers of PubCo, which indemnification agreements shall continue to be effective following the Reincorporation Merger Closing.

(e) The provisions of this Section 9.6: (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Reincorporation Merger Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on PubCo, the Surviving Company and the Surviving Acquiror and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Governing Documents, or otherwise and (iv) shall survive the consummation of the Reincorporation Merger Closing and the Acquisition Merger Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the prior written consent of such D&O Indemnified Party.

Section 9.7. Public Announcements.

(a) The Parties agree that, at any time on or after the date hereof and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Acquisition Merger Closing, no public release, filing or announcement concerning this Agreement or the other Transaction Documents or the Transactions shall be issued by any Party or any of their Representatives or Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Acquiror and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within twenty-four (24) hours thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days of the execution of this Agreement), Acquiror shall file a current report on Form 6-K or other applicable form (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable securities Laws, which shall be subject to the Company’s review, comment and approval prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Acquisition Merger Closing Date (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, PubCo shall file a current report on Form 6-K or other applicable form (the “Closing Filing”) with the Closing Press Release and a description of the Transactions as required by all applicable Laws which Acquiror and the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions, the Company on one hand, and each of Acquiror and the Acquisition Entities on the other, shall, upon request by the other, furnish the other parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions.

Section 9.8. Transaction Financings; Stablecoin Issuance.

(a) Each of the Company, the Acquisition Entities and Acquiror shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to: (a) identify sources of financing from third parties in the form of equity investments (the “Transaction Financing”), as mutually agreed between the Company and Acquiror and negotiate binding agreements in connection therewith (the “Transaction Financing Agreements”), in the form and substance reasonably satisfactory to the Company and Acquiror; and (b) reasonably cooperate in a timely manner in connection with any such Transaction Financing.

(b) The Parties are contemplating to conduct a Stablecoin Issuance on terms and conditions as may be agreed by the Company and Acquiror.

Section 9.9. Post-Merger Closing Directors and Officers of PubCo. Each of the Surviving Company, PubCo and Acquiror shall take all such action within its power as may be necessary or appropriate such that upon the Reincorporation Merger Closing:

(a) the board of directors of PubCo shall consist of (i) such individuals as determined by the Company, and (ii) the required number of independent directors under applicable SEC and Nasdaq listing rules and regulations, provided that such independent directors shall be selected by the Company and be consented to by the Acquiror (which shall not be unreasonably withheld, delayed or conditioned), in each case until their respective successors are duly elected or appointed in accordance with PubCo’s Governing Documents.

(b) the officers of PubCo consist of such individuals as determined by the Company, until their respective successors are duly elected or appointed and qualified.

Section 9.10. PubCo Equity Incentive Plan; the Founder Earn-Out Agreement.

(a) Prior to the Acquiror Shareholders’ Meeting, the Acquiror Board shall approve and adopt an equity incentive plan in form and substance reasonably satisfactory to the Company and the Acquiror (the “PubCo Equity Incentive Plan”) in accordance with applicable Laws, and shall recommend to the shareholders of the Acquiror to approve the PubCo Equity Incentive Plan at the Acquiror Shareholders’ Meeting. The total number of PubCo Ordinary Shares to be reserved for issuance pursuant to the PubCo Equity Incentive Plan shall be equal to ten percent (10%) of the Post-Closing Fully Diluted Share Count (excluding the number of shares to be reserved under the PubCo Equity Incentive Plan (i.e. prong (ii) in the definition of Post-Closing Fully Diluted Share Count)). After the Acquisition Merger Closing, PubCo shall use commercially reasonable efforts to file an effective registration statement on Form S-8 (or other applicable form), as promptly as practicable following the date PubCo is first allowed to file a registration statement on Form S-8 (or other applicable form), with respect to the PubCo Ordinary Shares issuable under the PubCo Equity Incentive Plan.

(b) Prior to the Acquiror Shareholders’ Meeting, the Acquiror Board shall approve an agreement by and between PubCo and the Company Founder in form and substance reasonably satisfactory to the Company and the Acquiror, providing for the equity grant and vesting conditions, including the key performance indicators set forth on Schedule 1 (Earn-Out Summary) and otherwise in a form and substance reasonably satisfactory to the Company and Acquiror (the “Founder Earn-Out Agreement”), and shall recommend to the shareholders of the Acquiror to approve the Founder Earn-Out Agreement at the Acquiror Shareholders’ Meeting. No amendment, modification, or waiver of the earnout terms, including the performance milestones, share counts, or payout methodology, of the Founder Earn-Out Agreement shall be effective without the prior written consent of all independent directors of the PubCo Board of Directors (or the Compensation Committee thereof, if appointed).

(c) At the Acquisition Merger Effective Time, PubCo shall issue the Founder Earn-Out Shares and directly deposit them into escrow with an escrow agent mutually agreed by the Sponsor and PubCo (the “Founder Escrow Shares”) in accordance with the Escrow Agreement. The Founder Escrow Shares shall be released to the Company Founder in accordance with the milestones set forth in Schedule 1 (Earn-Out Summary) and the Founder Earn-Out Agreement. Upon achievement of a milestone in accordance with Schedule 1 (Earn-Out Summary), the corresponding tranche of the Founder Escrow Shares shall be promptly released from escrow to the Company Founder or its affiliates. Any Founder Escrow Shares corresponding to a milestone that is not achieved by the end of the ten-year period set forth in Schedule 1 (Earn-Out Summary) shall be automatically forfeited to PubCo for no consideration and cancelled. During the period in which the Founder Escrow Shares are held in escrow, none of the escrow agent, the Company Founder or any other Person shall Transfer any Founder Escrow Shares then held in escrow; provided that the Company Founder shall be entitled to exercise or direct the escrow agent to exercise all voting rights in respect of such Founder Escrow Shares at any meeting of shareholders of PubCo or by written consent, and any dividend or distribution in respect of such Founder Escrow Shares shall accrue and be placed into the escrow and shall only be released together with the corresponding Founder Escrow Shares when the corresponding Founder Escrow Shares are released to the Company Founder (or, if such Founder Escrow Shares are forfeited to PubCo, the corresponding dividend or distribution shall be forfeited and returned to PubCo). The terms of the escrow shall be set forth in the Founder Earn-Out Agreement and the Escrow Agreement. The adjustment, clawback and sale-of-company provisions set forth in Schedule 1 (Earn-Out Summary) shall apply to the Founder Escrow Shares.

Section 9.11. Transaction Documents.

(a) Prior to the Reincorporation Merger Closing Date, the Parties shall use best efforts to agree on the forms of the Transaction Documents not already agreed by the Parties and attached hereto as exhibits. The Parties shall (i) at the Acquisition Merger Effective Time, issue, or cause to be issued, the Binance PubCo Warrant to the Binance Warrantholder, (ii) at the Acquisition Merger Effective Time, issue, or cause to be issued, the Noble Elite PubCo Warrant to Noble Elite, and (iii) prior to or at the Acquisition Merger Effective Time, deliver to the Binance Warrantholder a copy of the Registration Rights Agreement executed by the PubCo to which the Binance Warrantholder will become a party as a Holder (as defined therein) upon the delivery to the Parties of a duly executed signature page of Binance Warrantholder thereto.

(b) Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, Acquiror shall not amend any Transaction Document, or agree to amend any Transaction Document, unless consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

(c) Except as otherwise contemplated by this Agreement or the other Transaction Documents, during the Interim Period, the Company shall not amend any Transaction Document, or agree to amend any Transaction Document, unless consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, or delayed).

Section 9.12. Formation of Merger Sub and Joinder. As promptly as practicable following the date hereof (and in any event prior to the initial filing of the Registration Statement with the SEC), Acquiror shall cause Merger Sub to be formed in the Cayman Islands solely for the purpose of engaging in the Transactions (as more fully set forth in the recitals of this Agreement) with memorandum and articles of association of Merger Sub in a form and substance reasonably agreed upon by the Acquiror and the Company. When it is formed, each of PubCo and Merger Sub shall be one hundred percent (100%) owned by Acquiror, and from its formation and through the Acquisition Merger Closing, PubCo shall qualify as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act. Promptly after the Acquiror receives the memorandum and articles of association following the formation of Merger Sub from the Cayman Islands Registrar (and in any event within two (2) Business Days thereafter), the Acquiror shall (i) cause Merger Sub (as the case may be) to execute and deliver to the Parties a joinder agreement in the form attached hereto as Exhibit G (a “Joinder Agreement”), pursuant to which, among other things, Merger Sub shall (A) become a party to this Agreement as of the date thereof and (B) agree to be bound by the terms, covenants and other provisions of this Agreement applicable to Merger Sub under this Agreement and shall assume all rights and obligations applicable to Merger Sub hereunder, with the same force and effect as if originally named herein, and (ii) deliver to the Company evidence of Merger Sub’s adoption and approval of this Agreement and the Transactions in form and substance reasonably acceptable to the Company. Notwithstanding anything to the contrary contained in this Agreement, any reference in this Agreement to Merger Sub’s execution and delivery of this Agreement will mean Merger Sub’s execution and delivery of the Joinder Agreement, and any reference in this Agreement to any representation or warranty made by Merger Sub as of the date of this Agreement will mean any representation or warranty made by Merger Sub as of the date of its execution and delivery of the applicable Joinder Agreement. The rights and obligations of Merger Sub under this Agreement shall not be effective until its execution and delivery of the Joinder Agreement.

Section 9.13. Black Spade Arrangement.

(a) Concurrently with the consummation of the Acquisition Merger, PubCo shall issue 250,000 PubCo Class A Ordinary Shares to Black Spade Advisory Inc. (“Black Spade”) pursuant to the First Digital Strategic Advisory Agreement, dated December 23, 2025, by and between the Company and Black Spade (as amended and supplemented from time to time, the “Black Spade Agreement”). Concurrently with the consummation of the Acquisition Merger, the Sponsor shall surrender to PubCo 250,000 PubCo Class A Ordinary Shares for nil consideration, and the Parties shall procure that this arrangement is reflected in the Sponsor Share Restructuring Agreement.

(b) After the Acquisition Merger Effective Time, pursuant to the Black Spade Agreement, Black Spade is entitled to receive (i) 300,000 PubCo Class A Ordinary Shares if certain proceedings as specified in the Black Spade Agreement are finally resolved by no later than three (3) months after the Acquisition Merger Closing, or (ii) 250,000 PubCo Class A Ordinary Shares if certain proceedings as specified in the Black Spade Agreement are finally resolved by no later than six (6) months after the Acquisition Merger Closing. After the Acquisition Merger Effective Time, PubCo shall issue such PubCo Class A Ordinary Shares to Black Spade pursuant to the Black Spade Agreement, and upon the issuance of such PubCo Class A Ordinary Shares by PubCo to Black Spade pursuant to the Black Spade Agreement, the Sponsor shall simultaneously surrender to PubCo the same number of PubCo Class A Ordinary Shares for nil consideration.

(c) The Parties shall procure that the surrender of PubCo Class A Ordinary Shares pursuant to this Section 9.13 shall be reflected in the Sponsor Share Restructuring Agreement.

(d) The Parties acknowledge that Nemi has transferred 250,000 Company Preference Shares to Black Spade on or about the date hereof, and will transfer an additional 500,000 Company Preference Shares to Black Spade upon or about the Acquisition Merger Closing. Further, PubCo shall issue 250,000 PubCo Class A Ordinary Shares to Black Spade if certain proceedings as specified in the Black Spade Agreement are finally resolved by no later than one (1) year after the Acquisition Merger Closing.

Section 9.14. CCM Arrangement. Concurrently with the consummation of the Acquisition Merger, PubCo shall issue 700,000 PubCo Class A Ordinary Shares to CCM, provided that if the total gross proceeds from certain sources as provided in the CCM Agreement do not exceed US$200 million, such number of PubCo Class A Ordinary Shares should be reduced to 500,000 PubCo Class A Ordinary Shares.

Section 9.15. Change of PubCo Name. The Parties shall, prior to the Acquisition Merger Closing, take all necessary actions to cause the name of PubCo to be changed to “First Digital Holdings Ltd.” or such other name as may be mutually agreed upon by the Company and the Acquiror.

ARTICLE X

CONDITIONS TO CLOSING

Section 10.1. Conditions of Each Party’s Obligations. The obligations of each Party to consummate, or cause to be consummated, the Acquisition Merger, are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the party or parties whose obligations are conditioned thereupon:

(a) the Company shall have completed the Re-domiciliation and Continuation (such Re-domiciliation and Continuation requiring (i) the Re-domiciliation and Continuation Shareholder Approval, (ii) applicable notice periods and legal processes being followed in connection with the Re-domiciliation and Continuation in accordance with the Gibraltar Companies Act and Cayman Companies Act, and (iii) the receipt of formal evidence confirming completion of the Re-domiciliation and Continuation from the relevant authorities in Gibraltar and Cayman Islands);

(b) the Reincorporation Merger shall have been consummated;

(c) the Acquiror Shareholders’ Approval shall have been obtained and remain in full force and effect;

(d) the Company Shareholder Approval shall have been obtained and remain in full force and effect;

(e) the Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(f) (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Merger Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any written notice of material non-compliance therewith unless any non-compliance is curable within 30 days of receipt of such notice, and (ii) the PubCo Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(g) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Acquisition Merger Closing illegal or which otherwise prevents or prohibits consummation of the Acquisition Merger Closing (any of the foregoing, a “restraint”), and there shall have been no consent or approval from any Governmental Authority that, if not obtained, would render the Acquisition Merger Closing illegal (a “regulatory approval”), other than any such restraint or regulatory approval that is immaterial.

Section 10.2. Conditions to Obligations of Acquiror. The obligations of the Acquisition Entities and Acquiror to consummate, or cause to be consummated, the Acquisition Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a) The Company Fundamental Representations (in each case disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all respects at and as of the date hereof, at and as of the Reincorporation Merger Closing Date as if made at and as of the Reincorporation Merger Closing Date respectively, and at and as of the Acquisition Merger Closing Date as if made at and as of the Acquisition Merger Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). Each of the other representations and warranties of the Company contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of the date hereof, at and as of the Reincorporation Merger Closing Date as if made at and as of the Reincorporation Merger Closing Date, and at and as of the Acquisition Merger Closing Date as if made at and as of the Acquisition Merger Closing Date, respectively, in each case of the foregoing except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Company Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect);

(b) each of the covenants of the Company to be performed as of or prior to the Acquisition Merger Closing shall have been performed in all material respects;

(c) the Company shall have delivered to Acquiror a certificate signed by an authorized director or officer of each of the Company certifying that the conditions specified in clauses (a) to (b). have been fulfilled;

(d) there has not been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(e) there has not been any Legal Proceeding pending or threatened in writing against the Company that has a Company Material Adverse Effect; and

(f) PubCo shall have received all Transaction Documents to which the Company is a party duly executed and delivered by the Company, including without limitation the Sponsor Warrant.

Section 10.3. Conditions to Obligations of the Company. The obligations of the Company to consummate, or cause to be consummated, the Acquisition Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) The Acquiror Fundamental Representations (in each case disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct in all respects at and as of the date hereof, at and as of the Reincorporation Merger Closing Date as if made at and as of the Reincorporation Merger Closing Date respectively, and at and as of the Acquisition Merger Closing Date as if made at and as of the Acquisition Merger Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct in all respects at and as of such date). Each of the other representations and warranties of the Acquiror contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of the date hereof, at and as of the Reincorporation Merger Closing Date as if made at and as of the Reincorporation Merger Closing Date, and at and as of the Acquisition Merger Closing Date as if made at and as of the Acquisition Merger Closing Date, respectively, in each case of the foregoing except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “Acquiror Material Adverse Effect” or any similar qualification or exception) shall be true and correct at and as of such date except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect Material Adverse Effect). Each of the representations and warranties of the Acquisition Entities contained in this Agreement (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “material adverse effect” or any similar qualification or exception) shall be true and correct at and as of the date hereof, at and as of the Reincorporation Merger Closing Date as if made at and as of the Reincorporation Merger Closing Date, and at and as of the Acquisition Merger Closing Date as if made at and as of the Acquisition Merger Closing Date, respectively, except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on any Acquisition Entity (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties (disregarding any qualifications or exceptions contained therein relating to materiality, “material” or “material adverse effect” or any similar qualification or exception) shall be true and correct at and as of such date, except for inaccuracies in or the failure of such representations and warranties to be true and correct that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on any Acquisition Entity).

(b) each of the covenants of Acquiror and the Acquisition Entities to be performed as of or prior to the Acquisition Merger Closing shall have been performed in all material respects;

(c) PubCo (as the Surviving Acquiror) and the Acquisition Entities shall have delivered to the Company a certificate signed by an authorized director or officer of PubCo (as the Surviving Acquiror) and the Acquisition Entities certifying that the conditions specified in clauses (a) to (b) have been fulfilled;

(d) there has not been any Event that has had, or would reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect; and

(e) the Company shall have received all Transaction Documents to which any of PubCo, Acquiror, the Acquisition Entities or their respective Affiliates or shareholders (including the Sponsor) is a party duly executed and delivered by PubCo, Acquiror, the Acquisition Entities or their respective Affiliates, PubCo, Acquiror, the Acquisition Entities or their respective Affiliates or shareholders party thereto.

Section 10.4. Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement. For the avoidance of doubt, the occurrence of any Company Material Adverse Effect shall not be the fault of any party unless such Company Material Adverse Effect is a result of the breach of this Agreement or any other Transaction Document by such Party, in which case such breaching Party cannot rely on the non-satisfaction of Section 10.2(d) to not proceed with the Reincorporation Merger Closing or the Acquisition Merger Closing, and the occurrence of any Acquiror Material Adverse Effect shall not be the fault of any party unless such Acquiror Material Adverse Effect is a result of the breach of this Agreement or any other Transaction Document by such Party, in which case such breaching Party cannot rely on the non-satisfaction of Section 10.3(d) to not proceed with the Reincorporation Merger Closing or the Acquisition Merger Closing.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Acquisition Merger Effective Time:

(a) by mutual written consent of the Company and Acquiror;

(b) by written notice from either the Company or Acquiror to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Acquisition Merger Closing or Reincorporation Merger Closing illegal or which otherwise prevents or prohibits consummation of the Acquisition Merger Closing or Reincorporation Merger Closing, other than any such restraint that is immaterial;

(c) by written notice to Acquiror from the Company if the Acquiror Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(d) by written notice to the Company from Acquiror if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.1 or Section 10.2 would not be satisfied at the Acquisition Merger Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided that the Acquiror shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(e) by written notice from either the Company or Acquiror to the other if the Acquisition Merger Closing has not occurred on or before the date that is six (6) months from the date hereof (the “Agreement End Date”); provided that (i) the right to terminate this Agreement pursuant to this Section 11.1(e) shall not be available to Acquiror if Acquiror’s or Acquisition Entities’ material breach of this Agreement shall have primarily caused the failure of the Acquisition Merger Closing to occur on or before the Agreement End Date, and (ii) the right to terminate this Agreement pursuant to this Section 11.1(e) shall not be available to the Company if the Company’s material breach of this Agreement shall have primarily caused the failure of the Acquisition Merger Closing to occur on or before the Agreement End Date;

(f) by written notice to the Company from Acquiror if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; or

(g) by written notice to Acquiror from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions specified in Section 10.1 or Section 10.3 would not be satisfied at the Acquisition Merger Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(g) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 11.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, PubCo, Acquiror or Merger Sub, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 11.2 and Article XII and the Confidentiality Agreement shall survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Trust Account Waiver. The Company hereby represents and warrants that it has read the final prospectus of Acquiror and filed with the SEC (File No. 333-288156) on August 27, 2025 and current report on Form 8-K of Acquiror dated and filed with the SEC on August 28, 2025 available at www.sec.gov, and understands that the Acquiror has established the Trust Account described therein for the benefit of the Acquiror’s public shareholders and that, except for a portion of the interest earned on the amounts held in the Trust Account pursuant to the Trust Agreement, the Acquiror may only disburse the funds in the Trust Account (i) to the public shareholders in the event of the conversion of their shares upon consummation of a business combination or amendment to the Acquiror’s certificate of incorporation relating to pre-business combination activity, (ii) to the public shareholders in connection with the Acquiror’s liquidation in the event the Acquiror is unable to consummate a business combination within the required time, and (iii) to the Acquiror concurrently with, or after the Acquiror consummates a business combination. Accordingly, for and in consideration of the Acquiror entering into this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any past, present or future Action of any kind against, and any right to access, the Trust Account or to collect from the Trust Account any monies that may be owed to it for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever.

Section 12.2. Waiver. Subject to Section 12.5, any party to this Agreement may, at any time prior to the Acquisition Merger Closing, by action taken by its board of directors or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 12.3. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to Acquiror, PubCo or Merger Sub, to:

CSLM Digital Asset Acquisition Corp III, Ltd 2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL 33308
	Attention:	Vik Mittal
	Email:	vik@meteoracapital.com

with copies to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue New York, NY
Attention:	Mitchell S. Nussbaum
Email:	mnussbaum@loeb.com

(b)	If to the Company, to:

First Digital Group Limited
Room 4001, 40/F., Tower One, Lippo Centre, 89 Queensway, Hong Kong
	Attention:	Vincent Chok; Legal Department
	Email:	v.chok@1stDigital.com; legal@1stDigital.com

with copies to (which shall not constitute notice):

DLA Piper LLP (US) 555 Mission Street Suite 2400 San Francisco, CA 94105
Attention:	Jeffrey Selman
Email:	jeffrey.selman@us.dlapiper.com

DLA Piper UK LLP 20th Floor, South Tower, Beijing Kerry Center 1 Guanghua Road Chaoyang District, Beijing, China
Attention:	Yang Ge, Esq.; James Chang, Esq.
Email:	yang.ge@dlapiper.com; james.chang@dlapiper.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 12.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without such prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 12.5. Rights of Third Parties. Except as expressly provided herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided that (a) Binance Warrantholder may directly enforce Section 3.1(b)(iii), the second sentence of Section 9.11(a) and Section 12.12, (b) Noble Elite may directly enforce Section 3.1(b)(iv), the second sentence of Section 9.11(a) and Section 12.12, (c) the Company Founder may enforce Section 9.10, (d) the D&O Indemnified Parties may enforce Section 9.6; and (e) the Non-Recourse Parties may enforce Section 12.8.

Section 12.6. Expenses. Except as otherwise set forth in this Agreement (including Section 8.1), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants.

Section 12.7. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction (provided that the fiduciary duties of the Company Board and the board of directors of Acquiror, the Mergers and any exercise of appraisal and dissenters’ rights with respect to the Mergers, shall in each case be governed by the laws of the Cayman Islands).

Section 12.8. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.9. Electronic Execution of the Agreement and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any Transaction Document (including any related amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms complying with applicable law, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Cayman Islands Electronic Transactions Act (As Revised), the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.10. Company Disclosure Letter and Acquiror Disclosure Letter. Each of the Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter only if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 12.11. Entire Agreement. This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter) and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the other Transaction Documents.

Section 12.12. Amendments. This Agreement may be amended or modified in whole or in part, by and only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement; provided that after the Company Shareholder Approval or the Acquiror Shareholders’ Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the Company Shareholders or the Acquiror Shareholders, respectively, without such approval having been obtained; provided, further that (x) none of Section 12.5 and this Section 12.12, nor the form of the Registration Rights Agreement may be amended or modified in a manner that (i) adversely affects any right that is specific to Binance Warrantholder or (ii) adversely and disproportionately affect Binance Warrantholder as compared to the holders of Company Preference Shares, in each case without the prior written consent of Binance Warrantholder, (y) none of Section 3.1(b)(iii), the second sentence of Section 9.11(a), the definition of “Exchange Ratio” set forth in Section 1.1 or the form of the Binance PubCo Warrant may be amended or modified without the prior written consent of Binance Warrantholder, and (z) none of Section 3.1(b)(iv), the second sentence of Section 9.11(a) and Section 12.12, the definition of “Exchange Ratio” set forth in Section 1.1 or the form of the Noble Elite PubCo Warrant may be amended or modified without the prior written consent of Noble Elite.

Section 12.13. No Presumption Against Drafter. Each party hereto and its advisers cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto may not be construed against any party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

Section 12.14. Publicity.

(a) All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Acquisition Merger Closing be subject to the prior mutual approval of Acquiror, PubCo and the Company, which approval shall not be unreasonably withheld or delayed by any party; provided that no party shall be required to obtain consent pursuant to this Section 12.14(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12.14(a).

(b) The restriction in Section 12.14(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other parties in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval under applicable Law and to make any related filing shall be deemed not to violate this Section 12.14.

Section 12.15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.16. Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 12.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 12.3 shall be effective service of process for any such Action.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.17. Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 12.18. Non-Recourse. Except in the case of claims against a Person in respect of such Person’s fraud and except as set forth in Section 12.5:

(a) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, PubCo, Acquiror and Merger Sub as named parties hereto; and

(b) except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of the Company, PubCo, Acquiror or Merger Sub and (ii) no past, present or future director, commissioner, officer, employee, incorporator, member, partner, shareholder, Representative or Affiliate of any of the foregoing (collectively, the “Non-Recourse Parties”) shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, PubCo, Acquiror or Merger Sub under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 12.19. Non-Survival of Representations, Warranties and Covenants. Except (x) as otherwise contemplated by Section 11.2 or (y) in the case of claims against a Person in respect of such Person’s fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Acquisition Merger Closing and each such representation, warranty, covenant, obligation, agreement and provision shall terminate and expire upon the occurrence of the Acquisition Merger Effective Time (and there shall be no liability after the Acquisition Merger Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Acquisition Merger Closing and then only with respect to any breaches occurring after the Acquisition Merger Closing, (b) the conversion of the securities of the Company and the Acquiror as contemplated by Article III, and (c) this Article XII.

Section 12.20. Conflicts and Privilege.

(a) Acquiror, the Company, PubCo and Merger Sub, on behalf of their respective successors and assigns (including, after the Acquisition Merger Closing, the Surviving Company and the Surviving Acquiror), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Merger Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Surviving Company, the Surviving Acquiror and PubCo) (collectively, the “Acquiror Group”), on the one hand, and (y) the Surviving Company, the Surviving Acquiror, PubCo and/or any member of the Company Group, on the other hand, any legal counsel, including Loeb & Loeb LLP (“Loeb”), that represented Acquiror and/or the Sponsor prior to the Reincorporation Merger Closing may represent the Sponsor and/or any other member of the Acquiror Group, in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, the Surviving Acquiror or PubCo and even though such counsel may have represented Acquiror and/or the Sponsor in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, the Surviving Acquiror or PubCo. Acquiror, the Company and Merger Sub, on behalf of their respective successors and assigns (including, after the Acquisition Merger Closing, PubCo the Surviving Company and the Surviving Acquiror), further agree that, as to all legally privileged communications prior to the Acquisition Merger Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the Acquiror Group, on the one hand, and Loeb, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Acquiror Group after the Acquisition Merger Closing, and shall not pass to or be claimed or controlled by the Surviving Company, the Surviving Acquiror and PubCo. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Acquisition Merger Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company.

(b) PubCo, Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Acquisition Merger Closing, the Surviving Company and the Surviving Acquiror), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Merger Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of its directors, members, partners, officers, employees or Affiliates (other than the Surviving Company, the Surviving Acquiror and PubCo) (collectively, the “Company Group”), on the one hand, and (y) the Surviving Company, the Surviving Acquiror, PubCo and/or any member of the Acquiror Group, on the other hand, any legal counsel, including DLA Piper (“DLA”) that represented the Company prior to the Acquisition Merger Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Surviving Company, the Surviving Acquiror or PubCo, and even though such counsel may have represented Acquiror, the Company and/or Merger Sub in a matter substantially related to such dispute, or may be handling ongoing matters for the Surviving Company, the Surviving Acquiror or PubCo. Acquiror, the Company and Merger Sub, on behalf of their respective successors and assigns (including, after the Acquisition Merger Closing, PubCo the Surviving Company and the Surviving Acquiror), further agree that, as to all legally privileged communications prior to the Acquisition Merger Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company, Merger Sub and/or any member of the Company Group, on the one hand, and DLA, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Company Group after the Acquisition Merger Closing, and shall not pass to or be claimed or controlled by the Surviving Company, the Surviving Acquiror and PubCo. Notwithstanding the foregoing, any privileged communications or information shared by the Sponsor prior to the Acquisition Merger Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Sponsor.

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

CSLM III HOLDINGS LTD

By:	/s/ Vincent Chok
	Name:	Vincent Chok
	Title:	Director

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

CSLM DIGITAL ASSET ACQUISITION CORP III, LTD

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	Chairman and Co-Chief Executive Officer

IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

FIRST DIGITAL GROUP LTD.

By:	/s/ Vincent Chok
	Name:	Vincent Chok
	Title:	Director

EXHIBIT A

FORM OF PUBCO CHARTER

A-1

EXHIBIT B

COMPANY SHAREHOLDERS SUPPORT AGREEMENT

B-1

EXHIBIT C

SPONSOR SUPPORT AGREEMENT

C-2

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

D-1

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

E-1

EXHIBIT F

FORM OF SPONSOR WARRANT

F-1

EXHIBIT G

FORM OF JOINDER AGREEMENT

G-1

EXHIBIT H

FORM OF BINANCE PUBCO WARRANT

H-1

EXHIBIT I

FORM OF NOBLE ELITE PUBCO WARRANT

I-1

Schedule 1

Earn-Out Summary

Attached.

Sch. 1-1